                                                                   EXHIBIT 10.27


                                                                  CONFORMED COPY



                             KINETIC CONCEPTS, INC.

                            THE SUBSIDIARY BORROWERS
                        FROM TIME TO TIME PARTIES HERETO





                                  $530,000,000


                         CREDIT AND GUARANTEE AGREEMENT


                                November 3, 1997





             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                             AS ADMINISTRATIVE AGENT

                              BANKERS TRUST COMPANY
                              AS SYNDICATION AGENT
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                                TABLE OF CONTENTS


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SECTION 1.  DEFINITIONS...................................................................................  2

            1.1  Defined Terms............................................................................  2
            1.2  Other Definitional Provisions............................................................ 29

SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS.............................................. 29

            2.1  Revolving Credit Commitments............................................................. 29
            2.2  Procedure for Revolving Credit Borrowing................................................. 30
            2.3  Commitment Fee........................................................................... 30
            2.4  Termination or Reduction of Commitments; Repayment of
                     Revolving Loans...................................................................... 31
            2.5  L/C Commitment........................................................................... 31
            2.6  Procedure for Issuance of Letters of Credit.............................................. 32
            2.7  Letter of Credit Fees, Commissions and Other Charges..................................... 32
            2.8  L/C Participations....................................................................... 33
            2.9  Reimbursement Obligation of the Company.................................................. 34
            2.10  Obligations Absolute.................................................................... 35
            2.11  Letter of Credit Payments............................................................... 35
            2.12  Application............................................................................. 35
            2.13  Fronted Offshore Currency Subfacility................................................... 35
            2.14  Procedure for Fronted Offshore Loan Borrowings.......................................... 36
            2.15  Fronted Offshore Loan Fees, Commissions and Other Charges............................... 36
            2.16  Participations in Fronted Offshore Loans................................................ 36
            2.17  Swing Line Commitment................................................................... 38
            2.18  Procedure for Swing Line Borrowing; Prepayment of Swing
                     Line Loans........................................................................... 38
            2.19  Repayment of Swing Line Loans; Participations in Swing Line
                     Borrowings........................................................................... 38

SECTION 3.  AMOUNT AND TERMS OF TERM LOAN COMMITMENTS..................................................... 39

            3.1  Term Loans............................................................................... 39
            3.2  Procedure for Term Loan Borrowing........................................................ 40
            3.3  Repayment of Tranche A Term Loans.  ..................................................... 40
            3.4  Repayment of Tranche B Term Loans........................................................ 40
            3.5  Repayment of Tranche C Term Loans........................................................ 41
            3.6  Reduction of Term Commitments............................................................ 41
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SECTION 4.  AMOUNT AND TERMS OF ACQUISITION LOAN COMMITMENTS.............................................. 42

            4.1  Acquisition Loans........................................................................ 42
            4.2  Procedure for Acquisition Loan Borrowing................................................. 42
            4.3  Repayment of Acquisition Loans........................................................... 42
            4.4  Commitment Fees.......................................................................... 43
            4.5  Termination or Reduction of Acquisition Loan Commitments................................. 43

SECTION 5.  AMOUNT AND TERMS OF TENDER LOAN COMMITMENTS................................................... 43

            5.1  Tender Loans............................................................................. 43
            5.2  Procedure for Tender Loan Borrowing...................................................... 43
            5.3  Repayment of Tender Loans................................................................ 44

SECTION 6.  GENERAL PROVISIONS APPLICABLE TO LOANS
              AND LETTERS OF CREDIT....................................................................... 44

            6.1  Evidence of Debt......................................................................... 44
            6.2  Optional Prepayments..................................................................... 45
            6.3  Mandatory Prepayments of Loans and Reductions of Revolving
                     Credit Commitments and Acquisition Loan Commitments.................................. 46
            6.4  Conversion and Continuation Options...................................................... 51
            6.5  Minimum Amounts and Maximum Number of Tranches........................................... 52
            6.6  Interest Rates and Payment Dates......................................................... 52
            6.7  Computation of Interest and Fees......................................................... 52
            6.8  Inability to Determine Interest Rate..................................................... 53
            6.9  Pro Rata Treatment and Payments.......................................................... 54
            6.10  Illegality.............................................................................. 55
            6.11  Requirements of Law..................................................................... 55
            6.12  Taxes................................................................................... 56
            6.13  Indemnity............................................................................... 58
            6.14  Offshore Currency Spot Rate............................................................. 58
            6.15  Subsidiary Borrowers.................................................................... 59
            6.16  Mitigation Obligations; Replacement of Lenders.......................................... 59

SECTION 7.  REPRESENTATIONS AND WARRANTIES................................................................ 60

            7.1  Financial Condition...................................................................... 60
            7.2  No Change; Solvency...................................................................... 61
            7.3  Corporate Existence; Compliance with Law................................................. 61
            7.4  Corporate Power; Authorization; Enforceable Obligations.................................. 61
            7.5  No Legal Bar............................................................................. 62
            7.6  No Material Litigation................................................................... 62
            7.7  No Labor Controversy..................................................................... 62
            7.8  No Default............................................................................... 62
            7.9  Ownership of Property; Liens............................................................. 62
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            7.10  Intellectual Property................................................................... 62
            7.11  No Burdensome Restrictions.............................................................. 63
            7.12  Taxes................................................................................... 63
            7.13  Federal Regulations..................................................................... 63
            7.14  ERISA................................................................................... 63
            7.15  Investment Company Act; Other Regulations............................................... 63
            7.16  Subsidiaries............................................................................ 64
            7.17  Purpose of Loans........................................................................ 64
            7.18  Environmental Matters................................................................... 64
            7.19  Regulation H............................................................................ 65
            7.20  No Material Misstatements............................................................... 65
            7.21  Representations and Warranties Contained in the
                     Recapitalization Documentation....................................................... 65
            7.22  Ownership of the Company................................................................ 66
            7.23  Collateral.............................................................................. 66
            7.24  Senior Debt; No Other Designated Senior Debt............................................ 66

SECTION 8.  CONDITIONS PRECEDENT.......................................................................... 66

            8.1  Conditions to Initial Loans.............................................................. 66
            8.2  Conditions to Each Extension of Credit................................................... 72
            8.3  Additional Conditions to Each Subsidiary Borrower Credit
                     Event................................................................................ 73

SECTION 9.  AFFIRMATIVE COVENANTS......................................................................... 73

            9.1  Financial Statements..................................................................... 73
            9.2  Certificates; Other Information.......................................................... 74
            9.3  Payment of Obligations................................................................... 75
            9.4  Conduct of Business and Maintenance of Existence......................................... 75
            9.5  Maintenance of Property; Insurance....................................................... 75
            9.6  Inspection of Property; Books and Records; Discussions................................... 76
            9.7  Notices.................................................................................. 76
            9.8  Environmental Laws....................................................................... 76
            9.9  Further Assurances....................................................................... 77
            9.10  Additional Collateral................................................................... 77
            9.11  Senior Subordinated Debt Escrow Amount.................................................. 78
            9.12  Interest Rate Protection................................................................ 78

SECTION 10. NEGATIVE COVENANTS............................................................................ 78

            10.1  Financial Condition Covenants........................................................... 79
            10.2  Limitation on Indebtedness.............................................................. 81
            10.3  Limitation on Liens..................................................................... 82
            10.4  Limitation on Guarantee Obligations..................................................... 83
            10.5  Limitation on Fundamental Changes....................................................... 84
            10.6  Limitation on Sale of Assets............................................................ 85
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             10.7  Limitation on Dividends.................................................................  85
             10.8  Limitation on Capital Expenditures......................................................  86
             10.9  Limitation on Investments, Loans and Advances...........................................  86
             10.10  Limitation on Optional Payments and Modifications of
                       Subordinated and Other Debt Instruments.............................................  87
             10.11  Limitation on Transactions with Affiliates.............................................  87
             10.12  Limitation on Sales and Leasebacks.....................................................  88
             10.13  Limitation on Changes in Fiscal Year...................................................  88
             10.14  Limitation on Negative Pledge Clauses..................................................  88
             10.15  Limitation on Lines of Business........................................................  88
             10.16  Limitation on Modifications of Recapitalization
                       Documentation.......................................................................  88
             10.17  Limitation on Subsidiary Distributions.................................................  88
             10.18  Limitation on Management Fees..........................................................  89
             10.19  Cancellation of Shares Acquired in Tender Offer........................................  89
             10.20  Designated Senior Debt.................................................................  89

SECTION 11.  EVENTS OF DEFAULT.............................................................................  89
SECTION 12.  THE AGENTS....................................................................................  92

             12.1  Appointment.............................................................................  92
             12.2  Delegation of Duties....................................................................  93
             12.3  Exculpatory Provisions..................................................................  93
             12.4  Reliance by Agents......................................................................  93
             12.5  Notice of Default.......................................................................  94
             12.6  Non-Reliance on Agents and Other Lenders................................................  94
             12.7  Indemnification.........................................................................  94
             12.8  Agent in Its Individual Capacity........................................................  95
             12.9  Successor Administrative Agent..........................................................  95

SECTION 13.  GUARANTEE.....................................................................................  95

             13.1  Guarantee...............................................................................  95
             13.2  No Subrogation, Contribution, Reimbursement or Indemnity................................  96
             13.3  Amendments, etc. with respect to the Subsidiary Borrower
                      Obligations: Waiver of Rights........................................................  96
             13.4  Guarantee Absolute and Unconditional....................................................  97
             13.5  Reinstatement...........................................................................  98

SECTION 14.  MISCELLANEOUS.................................................................................  98

             14.1  Amendments and Waivers..................................................................  98
             14.2  Notices.................................................................................  99
             14.3  No Waiver; Cumulative Remedies.......................................................... 100
             14.4  Survival of Representations and Warranties.............................................. 100
             14.5  Payment of Expenses and Taxes........................................................... 100
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             14.6  Successors and Assigns; Participations and Assignments.................................. 101
             14.7  Adjustments; Set-off.................................................................... 103
             14.8  Counterparts............................................................................ 104
             14.9  Severability............................................................................ 104
             14.10  Integration............................................................................ 104
             14.11  GOVERNING LAW.......................................................................... 104
             14.12  Submission To Jurisdiction; Waivers.................................................... 105
             14.13  Acknowledgements....................................................................... 105
             14.14  WAIVERS OF JURY TRIAL.................................................................. 105
             14.15  Confidentiality........................................................................ 106
             14.16  Conversion of Currencies............................................................... 106
             14.17  Limitation on Obligations of Subsidiary Borrowers...................................... 106
             14.18  Usury Savings Clause................................................................... 106
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ANNEXES

ANNEX A           - Pricing Grid

SCHEDULES

1.1(a)            - Commitments
7.1               - Sales, Transfers and Dispositions
7.2               - Treasury Stock Purchases for 1997
7.9               - Owner Real Property
7.16              - Subsidiaries
7.18              - Environmental Matters
7.22              - Ownership of the Company
10.2(e)           - Existing Indebtedness
10.3(f)           - Existing Liens
10.6(f)           - Scheduled Asset Sales
10.9(n)           - Existing Investments
14.2              - Addresses for Notices

EXHIBITS

A                 - Form of Addendum
B                 - Form of Borrowing Subsidiary Agreement
C                 - Form of Borrowing Subsidiary Termination
D                 - Form of Fronting Lender Addendum
E                 - Form of Guarantee and Collateral Agreement
F                 - Form of Mortgage
G-1               - Form of Revolving Credit Note
G-2               - Form of Tranche A Term Note
G-3               - Form of Tranche B Term Note
G-4               - Form of Tranche C Term Note
G-5               - Form of Tender Note
G-6               - Form of Acquisition Note
G-7               - Form of Swing Line Note
G-8               - Form of Fronted Loan Note
H                 - Form of Closing Certificate
I-1               - Form of Legal Opinion of Shearman & Sterling
I-2               - Form of Legal Opinion of Dennis Noll
I-3               - Form of Legal Opinion of Cox & Smith Incorporated
I-4               - Form of Legal Opinion of Will Quirk
J                 - Form of Assignment and Acceptance
K                 - Form of Swing Line Loan Participation Certificate

            CREDIT AND GUARANTEE AGREEMENT, dated as of November 3, 1997, among KINETIC CONCEPTS, INC., a Texas corporation (the "Company"), the Subsidiary Borrowers (as defined hereinafter) from time to time parties to this Agreement, the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("Bank of America"), as administrative agent for the Lenders hereunder, and BANKERS TRUST COMPANY, a New York banking corporation ("Bankers Trust"), as syndication agent for the Lenders hereunder.



                              W I T N E S S E T H :


            WHEREAS, Fremont Purchaser II, Corp. ("Fremont"), RCBA Purchaser I, L.P. ("RCBA" and, together with Fremont, the "Sponsors") and the Company have entered into a Transaction Agreement, dated as of October 2, 1997 (the "Transaction Agreement"), pursuant to which the Sponsors, together with certain of their affiliates and investors (the Sponsors and such affiliates and investors are collectively referred to herein as the "New Investor Group"), will participate and invest in a leveraged recapitalization transaction involving the Company (the "Recapitalization").

            WHEREAS, the Recapitalization will be accomplished through the following steps: (a) the Sponsors will purchase for cash from the Company approximately $155,612,000 (but not less than $125,000,000) of newly issued shares of common stock ("Shares") of the Company (the "New Investor Shares");
(b) the Company will make an all cash tender offer (the "Tender Offer") to acquire all of its issued and outstanding Shares (and related options), other than the New Investor Shares and Shares and certain management options (such Shares and management options, together with the New Investor Shares, the "Rollover Shares") owned by certain existing stockholders of the Company, including the Sponsors and members of the Company's Board of Directors and/or management (the "Rollover Shareholders" and, together with the New Investor Group, the "Buyers"), for a maximum aggregate repurchase price not to exceed $655,000,000; (c) any Shares (and related options) acquired by the Company pursuant to the Tender Offer will immediately be cancelled; (d) any Shares (and related options) not acquired pursuant to the Tender Offer (other than the Rollover Shares) will be acquired in a merger in which such Shares will be converted to the right to receive the consideration paid in the Tender Offer (the "Merger" and the date on which the Merger occurs, the "Merger Date"); and
(e) pursuant to the Merger, the Rollover Shares (which shall have an aggregate value of approximately $352,794,990) shall be converted to newly issued shares of the Company as the surviving corporation of the Merger, which newly issued shares shall represent all of the issued and outstanding common stock of the Company immediately following the Merger. References herein to the "Recapitalization" shall include all of the foregoing transactions and all related financings and other transactions.

            WHEREAS, to finance the Recapitalization, (a) the Company will receive at least $125,000,000 in cash proceeds from the sale of the New Investor Shares prior to the consummation of the Tender Offer, (b) the Company will, prior to the consummation of the Merger, receive at least $200,000,000 in cash proceeds from either (i) the issuance of senior subordinated unsecured notes (the "Senior Subordinated Notes") in a public offering or Rule 144A private placement by one or more financial institutions satisfactory to the Lenders or
(ii) the proceeds of borrowings under a Senior Subordinated Credit Agreement (the "Senior Subordinated Credit Agreement"), among the Company, the financial institutions parties thereto (the "Senior Subordinated Lenders") and Bankers Trust, as agent for the Senior Subordinated Lenders, and (c) the Company will require $530,000,000 in senior secured credit facilities pursuant to this Agreement.

            WHEREAS, the Administrative Agent and the Lenders are willing to make available such senior secured credit facilities upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:
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                                                                               2

                             SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Accepting Tranche B Lenders" and "Accepting Tranche C Lenders": as defined in subsection 6.3(i).

            "Acquired EBITDA": with respect to the RIK Acquisition or any Permitted Acquisition by the Company or any of its Subsidiaries during any period, the portion of consolidated net income of the Prior Owner thereof for such period attributable to the Capital Stock or assets acquired by the Company or such Subsidiary pursuant to the RIK Acquisition or such Permitted Acquisition, as the case may be, plus, to the extent deducted in computing such portion of consolidated net income for such period, the sum of (a) income tax expense, (b) interest expense and (c) depreciation and amortization expense, all as determined with respect to such Capital Stock or assets while under the ownership of the Prior Owner in accordance with GAAP, provided that "Acquired EBITDA" in respect of the RIK Acquisition shall be calculated after giving effect on a pro forma basis (as if they had occurred at the beginning of such period) to (x) the elimination of expense items incurred by the Prior Owner with respect to the assets acquired pursuant to the RIK Acquisition which are not assumed by the Company or such Subsidiary pursuant to the RIK Acquisition and (y) any projected cost savings planned by the Company or such Subsidiary in connection with the RIK Acquisition of up to $3,000,000 in the aggregate that are disclosed in writing to the Lenders prior to the Closing Date.

            "Acquired Interest Expense": with respect to any Permitted Acquisition by the Company or any of its Subsidiaries during any period, the sum of (a) the portion of interest expense, both expensed and capitalized, of the Prior Owner thereof for such period determined in accordance with GAAP (including that portion of payments under Financing Leases of the Prior Owner attributable to interest expense of Prior Owner for such period in accordance with GAAP) attributable to any Indebtedness of the Prior Owner which is assumed by the Company or any of its Subsidiaries pursuant to such Permitted Acquisition and (b) the Interest Expense that would have been incurred by the Company from the beginning of such period through the date of consummation of such Permitted Acquisition had the Indebtedness incurred by the Company or any of its Subsidiaries to finance such Permitted Acquisition been incurred on the first day of such period (assuming the rate of interest applicable to such Indebtedness during such period was equal to the rate of interest applicable to such Indebtedness on the date of consummation of such Permitted Acquisition).

            "Acquisition": as to any Person, the acquisition (in a single transaction or a series of related transactions) by such Person of (a) at least 50% of the outstanding Capital Stock of any other Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units or divisions of any other Person.

            "Acquisition Loan": as defined in subsection 4.1.

            "Acquisition Loan Availability Period": the period from and including the Closing Date to and including December 31, 2000.

            "Acquisition Loan Commitment": as to any Lender, the obligation of such Lender to make Acquisition Loans to the Company pursuant to subsection 4.1 in an aggregate amount not to exceed at any one time outstanding the amount set forth under such Lender's name in Schedule 1.1(a) opposite the heading "Acquisition Loan Commitment"; collectively, as to all such Lenders, the "Acquisition Loan Commitments".

            "Acquisition Loan Commitment Percentage": as to any Acquisition Loan Lender at any time, the percentage which (a) the sum of (i) the aggregate then outstanding principal amount of such Acquisition Loan Lender's Acquisition Loans and (ii) such Acquisition Loan Lender's Available Acquisition Loan Commitment at such time then constitutes of (b) the sum of (i) the aggregate then outstanding principal amount of Acquisition Loans of all the Acquisition Loan

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      Lenders and (ii) the aggregate Available Acquisition Loan Commitments of all the Acquisition Loan Lenders at such time.

            "Acquisition Loan Lender": any Lender having an Acquisition Loan Commitment hereunder or that holds outstanding Acquisition Loans.

            "Acquisition Loan Maturity Date": December 31, 2003.

            "Acquisition Note": as defined in subsection 6.1(e).

            "Addendum": an instrument, substantially in the form of Exhibit A, by which a Lender becomes a party to this Agreement.

            "Adjustment Date": the second Business Day following receipt by the Administrative Agent of both (a) the financial statements required to be delivered pursuant to subsection 9.1(a) or 9.1(b), as the case may be, for the most recently completed fiscal period and (b) the compliance certificate required to be delivered pursuant to subsection 9.2(b) with respect to such fiscal period.

            "Administrative Agent": Bank of America, together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

            "Administrative Agent's Payment Office": (a) in respect of payments in Dollars, the address for payments set forth in subsection 14.2 or such other address as the Administrative Agent may from time to time specify in accordance with subsection 14.2, and (b) in the case of payments in any Eligible Offshore Currency, such address as the Administrative Agent may from time to time specify in accordance with subsection 14.2.

            "Affected Eurodollar Loans": as defined in subsection 6.3(h).

            "Affected Offshore Currency": as defined in subsection 6.8.

            "Affected Offshore Loans:" as defined in subsection 6.3(h).

            "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Agent-Related Persons": the Agents and any successor agent pursuant to subsection 12.9, together with their respective Affiliates (including BRS and BT Alex. Brown), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "Agents": collectively, the Administrative Agent and the Syndication Agent.

            "Aggregate Revolving Credit Outstandings": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount (or the Dollar Equivalent thereof, in the case of Revolving Offshore Loans) of all Revolving Loans made by such Revolving Credit Lender then outstanding, (b) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (c) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of all Swing Line Loans then outstanding and (d) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Dollar Equivalent of the aggregate principal amount of all Fronted Offshore Loans then outstanding.

            "Agreement": this Credit and Guarantee Agreement, as amended, restated, supplemented or otherwise modified from time to time.
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            "Agreement Currency": as defined in subsection 14.16.

            "Applicable Creditor": as defined in subsection 14.16.

            "Applicable Margin": (a) in the case of the Revolving Loans (excluding Revolving Offshore Loans), Tender Loans, Tranche A Term Loans and Acquisition Loans, (i) 1.25%, if such Loans are Base Rate Loans and
      (ii) 2.25%, if such Loans are Eurodollar Loans, (b) in the case of the Tranche B Term Loans, (i) 1.50% if such Loans are Base Rate Loans and (ii) 2.50% if such Loans are Eurodollar Loans, (c) in the case of Tranche C Term Loans, (i) 1.75% if such Loans are Base Rate Loans and (ii) 2.75% if such Loans are Eurodollar Loans; and (d) if such Loans are Revolving Offshore Loans, 2.25%; provided that, (x) from and after the last day of the second full fiscal quarter after the Closing Date, the Applicable Margin for all Loans will be adjusted, on each Adjustment Date, to the Applicable Margin set forth on Annex A opposite the Leverage Ratio Level of the Company in effect on such Adjustment Date, and, provided, further, that, in the event the financial statements required to be delivered pursuant to subsection 9.1(a) or 9.1(b), as applicable, and the related compliance certificate required pursuant to subsection 9.2(b) are not delivered when due, then, during the period from the date on which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered, the Applicable Margin shall be (w) in the case of Revolving Loans (excluding Revolving Offshore Loans), Tranche A Term Loans and Acquisition Loans, (i) 1.25% if such Loans are Base Rate Loans, and (ii) 2.25% if such Loans are Eurodollar Loans, (x) in the case of Tranche B Term Loans, (i) 1.50% if such Loans are Base Rate Loans, and (ii) 2.50% if such Loans are Eurodollar Loans, (y) in the case of Tranche C Term Loans (i) 1.75% if such Loans are Base Rate Loans, and (ii) 2.75% if such Loans are Eurodollar Loans and (z) in the case of Revolving Offshore Loans, 2.25% and (y) if any Event of Default shall have occurred and be continuing on any Adjustment Date, no reduction in the Applicable Margin on any Loan which would otherwise become effective on such Adjustment Date pursuant to clause (x) above shall become effective unless such Event of Default is cured or waived prior to the next succeeding Adjustment Date.

            "Applicable Rate": 0.50%, provided that, from and after the last day of the second full fiscal quarter after the Closing Date, the Applicable Rate will be adjusted, on each Adjustment Date, to the Applicable Rate set forth on Annex A opposite the Leverage Ratio Level of the Company in effect on such Adjustment Date, and, provided, further, that, (x) in the event the financial statements required to be delivered pursuant to subsection 9.1(a) or 9.1(b), as applicable, and the related compliance certificate required pursuant to subsection 9.2(b) are not delivered when due, then, during the period from the date on which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered, the Applicable Rate shall be 0.50% and (y) if any Event of Default shall have occurred and be continuing on any Adjustment Date, no reduction in the Applicable Rate which would otherwise become effective on such Adjustment Date pursuant to clause (x) above shall become effective unless such Event of Default is cured or waived prior to the next succeeding Adjustment Date.

            "Assignee": as defined in subsection 14.6(c).

            "Available Acquisition Loan Commitment": as to any Acquisition Loan Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Acquisition Loan Lender's Acquisition Loan Commitment in effect at such time over (b) the aggregate principal amount of all Acquisition Loans made by such Acquisition Loan Lender (calculated without duplication of Acquisition Loans repaid and reborrowed as contemplated by subsection 4.3); collectively, as to all the Acquisition Loan Lenders, the "Available Acquisition Loan Commitments".

            "Available Cash": at any time, (a) the sum of (i) so long as no Default or Event of Default shall have then occurred and be continuing, the aggregate Available Revolving Credit Commitments of the Revolving Credit Lenders at such time and (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Company and its Subsidiaries at such time minus (b) the aggregate amount of taxes that would then be payable if the cash or Cash Equivalents of the Foreign Subsidiaries were paid as a dividend to the Company or any of its Domestic Subsidiaries as a result of the payment of such dividend.

            "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment in effect at such time over (b) the Aggregate Revolving Credit Outstandings of such Revolving Credit Lender at such time; collectively, as to all the Revolving Credit Lenders, the "Available Revolving Credit Commitments".

            "Bank of America": as defined in the preamble to this Agreement.

            "Bankers Trust": as defined in the preamble to this Agreement.

            "Banking Day": (a) with respect to any borrowings, disbursements and payments in respect of and calculations and interest rates pertaining to Base Rate Loans, any Business Day, (b) with respect to any borrowings, disbursements and payments in respect of and calculations, interest rates and Interest Periods pertaining to Eurodollar Loans, any Business Day which is also a day on which dealings are carried on in the London Interbank market, (c) with respect to any disbursements and payments in respect of and calculations, interest rates and Interest Periods pertaining to any Revolving Offshore Loan, any Business Day which is also a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder and (d) with respect to any borrowings, disbursements and payments in and calculations, interest rates and Interest Periods pertaining to any Fronted Offshore Loan, any Business Day which is also a day on which commercial banks are open for in, and on which dealings in the relevant Fronted Offshore Currency are carried on in, the location of the Fronting Lender's Payment Office with respect to such Fronted Offshore Currency.

            "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (i) the rate of interest publicly announced by Bank of America as its "reference rate" and (ii) the Federal Funds Effective Rate in effect from time to time plus 0.5%; any change in the Base Rate due to a change in the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Federal Funds Effective Rate.

            "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

            "Base Year": as defined in subsection 6.3(b).

            "Borrowing Date": any Banking Day specified in a notice pursuant to subsection 2.2, 2.14, 2.18, 3.2, 4.2 or 5.2 as a date on which the Company requests the Lenders to make Loans hereunder.

            "Borrowing Subsidiary Agreement": a Borrowing Subsidiary Agreement, substantially in the form of Exhibit B hereto.

            "Borrowing Subsidiary Termination": a Borrowing Subsidiary Termination, substantially in the form of Exhibit C hereto.

            "BRS": BancAmerica Robertson Stephens.

            "BT Alex. Brown": BT Alex. Brown Incorporated.

            "Business": as defined in subsection 7.18.

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

            "Buyers": as defined in the recitals to this Agreement.

            "Calculation Date": with respect to each Offshore Currency, the fifteenth and last day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day), provided that the second Banking Day preceding each Borrowing Date with respect to any Offshore Currency Loans in an Offshore Currency shall also be a "Calculation Date" with respect to such Offshore Currency.

            "Capital Expenditures": as to any Person for any period, the aggregate amount paid or accrued by such Person and its Subsidiaries for the rental, lease, purchase (including by way of the acquisition of securities of a Person), construction or use of any property during such period, the value or cost of which, in accordance with GAAP, would appear on such Person's consolidated balance sheet in the category of property, plant or equipment at the end of such period.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Cash Collateral Account": as defined in subsection 6.3(a).

            "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or at least P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or at least A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause
      (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

            "Cash Interest Expense": of the Company for any period, Consolidated Interest Expense of the Company for such period minus, in each case to the extent included in determining such Consolidated Interest Expense for such period, the sum of the following: (a) non-cash expenses for interest payable in kind and (b) amortization of debt discount and fees.

            "Casualty Event": with respect to any property of any Person, the receipt by such Person of insurance proceeds, or proceeds of a condemnation award or other compensation in connection with any loss of or damage to, or any condemnation or other taking of, such property.

            "Closing Date": the date on which the conditions precedent set forth in subsection 8.1 shall be satisfied.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Commitments": the collective reference to the Revolving Credit Commitments, the Term

      Loan Commitments, the Tender Loan Commitments and the Acquisition Loan Commitments; individually, a "Commitment".

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

            "Company": as defined in the preamble to this Agreement.

            "Consolidated": means such term as it applies to the Company and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

            "Continuing Directors": as defined in Section 11(m).

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Cost of Funds": with respect to any Offshore Currency, the rate of interest determined by the Administrative Agent or the relevant Fronting Lender in respect thereof (which determination shall be conclusive absent manifest error) to be the cost to the Administrative Agent or such Fronting Lender of obtaining funds denominated in such Offshore Currency for the period or, if applicable, the relevant Interest Period or Periods during which any relevant amount in such Offshore Currency is outstanding.

            "Default": any of the events specified in Section 11, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Designated Lenders": as defined in subsection 8.1(a).

            "Dollar Equivalent": at any time as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Calculation Date for such Offshore Currency.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "Domestic Subsidiary": any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

            "EBITDA": with respect to any period, the sum of, without duplication, (a) Consolidated Net Income of the Company for such period plus, in each case to the extent deducted in determining such Consolidated Net Income for such period, the sum of the following (without duplication): (i) Consolidated Interest Expense of the Company, (ii) consolidated income tax expense of the Company and its Consolidated Subsidiaries, (iii) consolidated depreciation and amortization expense of the Company and its Consolidated Subsidiaries, (iv) all other non-cash charges and expenses of the Company and its Consolidated Subsidiaries and
      (v) any Transaction Expenses and minus, to the extent included in determining such Consolidated Net Income for such period, any non-cash income or non-cash gains, all as determined on a consolidated basis in accordance with GAAP, provided that with respect to any period during which the Recapitalization is consummated, EBITDA for the portion of such period prior to the end of the first full fiscal quarter after the fiscal quarter in which the Closing Date occurs shall be calculated after giving effect to on a pro forma basis (as if they occurred at the beginning of such period) any projected cost savings planned by the Company and its Subsidiaries in connection with the Recapitalization of up to $2,500,000 in the aggregate that are disclosed in writing to the Lenders prior to the Closing Date plus (b) with respect to the RIK Acquisition or any Permitted Acquisitions made by the Company or any of its Subsidiaries during such period, the Acquired EBITDA of the Capital

      Stock or assets acquired pursuant to the RIK Acquisition or such Permitted Acquisitions, as the case may be, while under the ownership of the Prior Owner thereof for the portion of such period prior to the consummation of the RIK Acquisition or such Permitted Acquisition, as the case may be, provided that EBITDA with respect to any period during which the RIK Acquisition or any Permitted Acquisition is consummated shall not include any interest income in respect of any cash (other than proceeds of Indebtedness incurred to finance any such Permitted Acquisition) used to finance the RIK Acquisition or such Permitted Acquisition, as the case may be.

            "Eligible L/C Currency": each of the lawful currencies of Canada (Canadian Dollar), the Republic of France (French Franc), the Federal Republic of Germany (German Mark), the Republic of Italy (Italian Lira) and the United Kingdom of Great Britain and Northern Ireland (British Pounds Sterling).

            "Eligible Offshore Currency": each of the lawful currencies of the United Kingdom of Great Britain and Northern Ireland (British Pounds Sterling), the Republic of France (French Franc), the Federal Republic of Germany (German Mark) and any other currency approved by all the Revolving Credit Lenders.

            "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, or of human health or employee health and safety as they may be affected by the environment or by Materials of Environmental Concern, as has been, is now, or may at any time hereafter be, in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan or a Revolving Offshore Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

            "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate for deposits in Dollars for the period commencing on the first day of such Interest Period and ending on the last day of such Interest Period which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. If at least two rates appear on such Telerate Page for such Interest Period, the "Eurodollar Base Rate" shall be the arithmetic mean of such rates. If the "Eurodollar Base Rate" cannot be determined in accordance with the immediately preceding sentences with respect to any Interest Period, the "Eurodollar Base Rate" with respect to each day during such Interest Period shall be the rate per annum equal to the rate at which Bank of America is offered Dollar deposits at or about 10:00 A.M., San Francisco time, two Banking Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

            "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                 Eurodollar Base Rate
                     ----------------------------------------
                     1.00 - Eurocurrency Reserve Requirements


            "Event of Default": any of the events specified in Section 11, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Excess Cash Flow": for any fiscal year of the Company:

            (a) the sum of (i) EBITDA for such fiscal year, plus (ii) any decreases in Working Capital during such fiscal year,

            minus

            (b) the sum of, without duplication, (i) to the extent deducted in determining Consolidated Net Income of the Company for such fiscal year, the aggregate amount of Cash Interest Expense for such fiscal year plus (ii) scheduled principal amortization of Term Loans and Acquisition Loans during such fiscal year (whether or not such payments are made, but after giving effect to any reduction in such scheduled principal amortization as a result of voluntary prepayments), plus (iii) any voluntary prepayments of Term Loans and Acquisition Loans made during such fiscal year, plus (iv) the aggregate amount of all prepayments of Revolving Loans borrowed on the Closing Date to finance a portion of the Recapitalization to the extent such prepayments are made during such fiscal year, but on or prior to December 31, 1998 and all other prepayments of Revolving Loans to the extent the Revolving Credit Commitments were concurrently reduced at the option of the Company by a like amount during such fiscal year, plus (v) the sum of, without duplication,
            (A) the aggregate amount paid, or required to be paid, in cash in respect of income taxes during such fiscal year and (B) the aggregate amount of taxes that would be payable if the portion of Consolidated Net Income of the Company for such fiscal year which was earned by Foreign Subsidiaries was paid as a dividend to the Company or any of its Domestic Subsidiaries during such fiscal year plus (vi) the aggregate amount of all Capital Expenditures made during such fiscal year plus (vii) any increases in Working Capital during such fiscal year, plus (viii) the Acquired EBITDA of all Capital Stock or assets acquired pursuant to the RIK Acquisition or any Permitted Acquisitions made during such fiscal year while under the ownership of the Prior Owner thereof for the portion of such fiscal year prior to the consummation of each such Permitted Acquisition plus (ix) the excess of (A) the aggregate amount of cash used to consummate Permitted Acquisitions during such fiscal year over (B) the increase in Working Capital during such fiscal year which is attributable to such Permitted Acquisitions.

            "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "Fee Payment Date": the fifteenth Banking Day of each April, July, October and January.

            "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "Foreign Currency Protection Agreements": as to any Person, all foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect such Person against fluctuations in currency values.

            "Foreign Subsidiary": any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States of America.

            "Fremont": as defined in the recitals to this Agreement.

            "Fronted Loan Note": as defined in subsection 6.1(e).

            "Fronted Loan Participants": with respect to each Fronted Offshore Loan, the collective reference to all Revolving Credit Lenders.

            "Fronted Offshore Currency": with respect to each Fronting Lender, the Offshore Currency or Currencies specified in the applicable Fronting Lender Addendum executed by such Fronting Lender.

            "Fronted Offshore Currency Subfacility": the lending facility described in subsection 2.13.

            "Fronted Offshore Currency Sublimit": with respect to each Fronting Lender and any Fronted Offshore Currency, the amount specified by such Fronting Lender for such Fronted Offshore Currency in the applicable Fronting Lender Addendum executed by such Fronting Lender.

            "Fronted Offshore Loans": as defined in subsection 2.13.

            "Fronting Lender": with respect to a particular Fronted Offshore Currency, each Lender (or an Affiliate thereof) which executes and delivers a Fronting Lender Addendum with respect to such Fronted Offshore Currency, provided that, unless the Administrative Agent otherwise agrees, there shall be no more than one Fronting Lender for any Fronted Offshore Currency.

            "Fronting Lender Addendum": a Fronting Lender Addendum, substantially in the form of Exhibit D hereto (with such changes as may be agreed by the Administrative Agent, the relevant Fronting Lender and the relevant Subsidiary Borrower).

            "Fronting Lender's Payment Office": in the case of payments in a Fronted Offshore Currency, such address as the relevant Fronting Lender may from time to time specify for such purpose pursuant to the applicable Fronting Lender Addendum executed by such Fronting Lender.

            "FX Trading Office": the Bank of America Foreign Exchange Trading Desk in Chicago, Illinois, or such other of Bank of America's offices as the Administrative Agent may designate as such from time to time.

            "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee": (a) the Guarantee and Collateral Agreement or (b) any other guarantee delivered to the Administrative Agent (including the guarantee of the Company set forth in Section 13 of this Agreement) guaranteeing the Obligations.

            "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Company and each of the Domestic Subsidiaries, substantially in the form of Exhibit E, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of

      (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith.

            "Guarantor": any Person (other than the Company) which is now or hereafter becomes a party to the Guarantee and Collateral Agreement.

            "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person,
      (e) all obligations of such Person in respect of Foreign Currency Protection Agreements, Interest Rate Protection Agreements and any other commodity or other hedging arrangement and (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (the amount of any Indebtedness pursuant to this clause (f) shall be equal to the lesser of (i) the amount of such liabilities and (ii) the fair market value of such property). For purposes of this Agreement, the amount of any Indebtedness referred to in clause (e) of the preceding sentence shall be the net amounts (including by offset of amounts payable thereunder), including any net termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated.

            "Initial Mortgaged Real Property": the parcels of real property described in Schedule 7.9 (other than the Welcome Lodge).

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Intellectual Property": as defined in subsection 7.10.

            "Interest Expense": of the Company for any period, the sum of (a) the amount of interest expense, both expensed and capitalized, of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, plus, without duplication, that portion of payments under Financing Leases of the Company and its Consolidated

      Subsidiaries attributable to interest expense of the Company and its Consolidated Subsidiaries for such period in accordance with GAAP and (b) the Acquired Interest Expense of the Company and its Subsidiaries for such period.

            "Interest Payment Date": (a) as to any Base Rate Loan or Swing Line Loan, the fifteenth Banking Day of each March, June, September and December, (b) as to any Eurodollar Loan or Revolving Offshore Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan or Revolving Offshore Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, and (d) as to any Fronted Offshore Loan, the date or dates specified in the applicable Fronting Lender Addendum.

            "Interest Period": (a) with respect to any Eurodollar Loan or Revolving Offshore Loan:

                  (i) initially, the period commencing on the borrowing or
            conversion date, as the case may be, with respect to such Eurodollar Loan or Revolving Offshore Loan and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Revolving Offshore Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Banking Days prior to the last day of the then current Interest Period with respect thereto;

      provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Banking Day;

                  (2) any Interest Period pertaining to a Eurodollar Loan that begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month;

                  (3) so long as any Tender Loan is outstanding, the Company will be permitted to select Interest Periods of one week with respect to Tender Loans and any Acquisition Loans and Revolving Loans made on the Closing Date; and

                  (4) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

            (b) with respect to any Fronted Offshore Loan, the interest periods (if any) specified in the applicable Fronting Lender Addendum.

            "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement, to or under which the Company or any of its Subsidiaries is a party or a beneficiary.

            "Investments": as defined in subsection 10.9.

            "Issuing Bank": Bank of America, any of its affiliates or any other Lender which shall be appointed in accordance with the provisions hereof to act as Issuing Bank.

            "Judgment Currency": as defined in subsection 14.16.

            "L/C Obligations": at any time, the sum of (a) the aggregate amount then available to be drawn under all outstanding Letters of Credit (or the Dollar Equivalent thereof, in the case of Letters of Credit issued in Offshore Currencies) and (b) the aggregate amount of Reimbursement Obligations in respect of Letters of Credit (or the Dollar Equivalent thereof, in the case of Letters of Credit issued in Offshore Currencies) which have not then been reimbursed by the Company pursuant to subsection 2.9.

            "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Bank.

            "L/C Sublimit": at any time, the lesser of (a) $10,000,000 and (b) the Revolving Credit Commitments then in effect.

            "Lenders": as defined in the preamble to this Agreement and including, without limitation, the Issuing Bank, provided that, for purposes of subsections 6.10, 6.11, 6.12 and 6.13, all Fronting Lenders shall be deemed to be "Lenders".

            "Letter of Credit Application": an application in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

            "Letters of Credit": as defined in subsection 2.5(a).

            "Leverage Ratio": at any time, the ratio of (a) Total Funded Debt at such time to (b) EBITDA for the most recent period of four consecutive fiscal quarters.

            "Leverage Ratio Level": as to the Company, the existence of Leverage Ratio Level I, Leverage Ratio Level II, Leverage Ratio Level III, Leverage Ratio Level IV, Leverage Ratio Level V or Leverage Ratio Level VI, as the case may be.

            "Leverage Ratio Level I": as to the Company, shall exist on an Adjustment Date if the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the period covered by the financial statements relating to such Adjustment Date is greater than or equal to 5.50 to 1.00.

            "Leverage Ratio Level II": as to the Company, shall exist on an Adjustment Date if the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the period covered by the financial statements relating to such Adjustment Date is less than 5.50 to
      1.00 but greater than or equal to 5.00 to 1.00.

            "Leverage Ratio Level III": as to the Company, shall exist on an Adjustment Date if the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the period covered by the financial statements relating to such Adjustment Date is less than 5.00 to
      1.00 but greater than or equal to 4.50 to 1.00.

            "Leverage Ratio Level IV": as to the Company, shall exist on an Adjustment Date if the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the period covered by the financial statements relating to such Adjustment Date is less than 4.50 to
      1.00 but greater than or equal to 4.00 to 1.00.

            "Leverage Ratio Level V": as to the Company, shall exist on an Adjustment Date if the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the period covered by the financial statements relating to such Adjustment Date is less than 4.00 to
      1.00 but greater than or equal to 3.50 to 1.00.

            "Leverage Ratio Level VI": as to the Company, shall exist on an Adjustment Date if the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the period covered by the financial statements relating to such Adjustment Date is less than 3.50 to

1.00                                                                         14
            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender, Swing Line Lender or Fronting Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, any Notes, any Borrowing Subsidiary Agreements, any Letter of Credit Applications, any Fronting Lender Addenda, any Letters of Credit, any Swing Line Loan Participation Certificates and the Security Documents.

            "Loan Parties": the Company and each Subsidiary of the Company which is a party to a Loan Document; individually, a "Loan Party".

            "Material Adverse Effect": a material adverse effect on (a) the Recapitalization, (b) the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole whether prior to or following the consummation of the Recapitalization or (c) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes (including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation), that is regulated pursuant to or could give rise to liability under any applicable Environmental Law, whether or not such substance, material, or waste is defined as hazardous or toxic under any applicable Environmental Law.

            "Merger": as defined in the recitals to this Agreement.

            "Merger Date": as defined in the recitals to this Agreement.

            "Moody's": as defined in the definition of "Cash Equivalents."

            "Mortgages": the collective reference to the fee and ground leasehold mortgages, deeds of trust and other similar documents executed and delivered from time to time by the Company and the Guarantors in favor of the Administrative Agent, substantially in the form of Exhibit F or, if such Exhibit is not appropriate under applicable law in the jurisdiction in which the relevant real property is located, in such other form as shall be reasonably satisfactory to the Company and the Administrative Agent, as each of the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds": (a) with respect to any sale or other disposition of assets by the Company or any of its Subsidiaries, the net amount equal to the aggregate amount received in cash (including Cash Equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or the subsequent sale or disposition of any non-cash consideration or Investments received in connection therewith or otherwise, but only as and when received) minus the sum of (i) the fees, commissions and other out-of-pocket expenses incurred by the Company or such Subsidiary in connection with such sale or other disposition, (ii) federal, state and local taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter, (iii) purchase price adjustments reasonably expected to be payable by such Loan Party in connection therewith (it being understood that if such amount is not subsequently paid, such amount shall constitute "Net Cash Proceeds" at the time such payment is no longer required) and (iv) in the case of any such sale or other disposition of assets subject to a Lien securing any Indebtedness (which Lien and Indebtedness are permitted by this Agreement), any amounts required to be repaid by the Company or such Subsidiary in respect of such Indebtedness (other than Indebtedness under this Agreement) in connection with such sale or other disposition;

            (b) with respect to any issuance of any Indebtedness or Capital Stock by any Loan Party or any of its Subsidiaries or any capital contribution made to any Loan Party or any of its Subsidiaries, the net amount equal to the aggregate amount received in cash (including Cash Equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or the subsequent sale or disposition of any non-cash consideration or Investments received in connection therewith or otherwise, but only as and when received) in connection with such issuance or capital contribution minus the documented fees, commissions and other out-of-pocket expenses incurred by such Loan Party and its Subsidiaries in connection with such issuance or capital contribution; and

            (c) with respect to proceeds received by any Loan Party or any of its Subsidiaries in respect of a Casualty Event, the amount of such proceeds minus (i) the documented out-of-pocket fees and expenses incurred by such Loan Party and its Subsidiaries in connection with the collection of such proceeds, (ii) any such proceeds received in respect of insurance which are required to be paid to any co-insured Persons or other loss payees with respect to such insurance, and (iii) in the case of any Casualty Event relating to any asset subject to a Lien securing any Indebtedness (which Lien and Indebtedness are permitted by this Agreement), any amounts required to be repaid by the Company or such Subsidiary in respect of such Indebtedness (other than Indebtedness under this Agreement) in connection with such Casualty Event.

            "Net Income": of the Company for any period, the net income of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

            "New Investor Group": as defined in the recitals to this Agreement.

            "New Investor Shares": as defined in the recitals to this Agreement.

            "Non-Excluded Taxes": as defined in subsection 6.12(a).

            "Non-Executing Persons": as defined in subsection 8.1(a)

            "Notes": the collective reference to the Revolving Credit Notes, the Swing Line Note, the Term Notes, the Tender Notes, the Fronted Loan Notes and the Acquisition Notes.

            "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Company and the Subsidiary Borrowers to the Agents, or the Issuing Bank or to any Lender or Fronting Lender (or to any Affiliate of a Lender which enters into any Foreign Currency Protection Agreement or Interest Rate Protection Agreement with the Company or any Subsidiary Borrower), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Letters of Credit, any Foreign Currency Protection Agreement or Interest Rate Protection Agreement entered into with any Lender or any Affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Company or any Subsidiary Borrower pursuant hereto) or otherwise.

            "Offshore Base Rate": with respect to each day during each Interest Period pertaining to a Revolving Offshore Loan, the rate of interest per annum (rounded upwards to the nearest 1/32 of 1%) determined by the Administrative Agent as the rate at which deposits in the applicable Eligible Offshore Currency in the approximate amount of Bank of America's Revolving Offshore Loan for such Interest Period would be offered by Bank of America (or such other office as may be designated for such purpose by Bank of America) to major banks in the interbank market where Bank of America conducts its foreign currency operations in respect of such Eligible Offshore Currency at their request at approximately 11:00 a.m. (local time) two Banking Days prior to the commencement of such Interest Period (or such other time as shall be customary for funding in such currency in such market).

            "Offshore Currency": a currency other than Dollars that is freely tradeable or exchangeable into Dollars.

            "Offshore Currency Equivalent": at any time as to any amount denominated in Dollars, the equivalent amount in the relevant Offshore Currency or Currencies as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of such Offshore Currency or Currencies with Dollars on the date of determination thereof.

            "Offshore Currency Loans": Loans denominated in an Offshore
      Currency.

            "Offshore Currency Sublimit": at any time, the lesser of (a) $20,000,000 and (b) the Revolving Credit Commitments then in effect.

            "Offshore Rate": with respect to each day during each Interest Period pertaining to a Revolving Offshore Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                 Offshore Base Rate
                       ----------------------------------------
                       1.00 - Eurocurrency Reserve Requirements

            "Outstanding Swing Line Loans": as defined in subsection 2.19.

            "Participant": as defined in subsection 14.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Permitted Acquisition": any Acquisition, provided that (a) the Company satisfies, and will continue to satisfy, after giving effect (on a pro forma basis) to such Acquisition and any Indebtedness incurred in connection therewith, the financial covenants set forth in subsection 10.1 through the Tranche C Maturity Date as set forth in a certificate of the Chief Financial Officer of the Company delivered to the Administrative Agent at least five Business Days prior to the consummation of such Acquisition, (b) such Acquisition is approved by the Board of Directors (or a majority of holders of the Capital Stock of such Person) of the Person whose assets or Capital Stock are being acquired pursuant to such Acquisition, (c) no Default or Event of Default has then occurred and is continuing or would result therefrom, (d) the purchase price (including assumed indebtedness and the fair market value of any non-cash consideration in connection with such Acquisition) of such Acquisition does not exceed $25,000,000 individually and the purchase price of all such Acquisitions since the Closing Date does not exceed $70,000,000 in the aggregate (provided that, if the Company or any of its Subsidiaries receives Net Cash Proceeds of capital contributions by, or from the issuance of any Capital Stock to, the Buyers after the Merger Date which are not used to repay Senior Subordinated Bridge Loans, such aggregate limitation shall be increased by the aggregate amount of such Net Cash Proceeds, but such increase shall not be in excess of $25,000,000 in the aggregate), (e) the Available Cash in effect at the time of such Acquisition (and after giving effect thereto) is at least $10,000,000 and
      (f) the Company and its

      Subsidiaries shall be in compliance with the requirements of subsection
      9.10 after giving effect to such Acquisition.

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
      Section 3(5) of ERISA.

            "Prior Owner": with respect to any Permitted Acquisition by the Company or any of its Subsidiaries, the Person or Persons which was or were the owner(s) of the Capital Stock or assets acquired by the Company or such Subsidiary pursuant to such Permitted Acquisition.

            "Projections": as defined in subsection 7.20.

            "Properties": as defined in subsection 7.18(a).

            "RCBA": as defined in the recitals to this Agreement.

            "Recapitalization": as defined in the recitals to this Agreement.

            "Recapitalization Documentation": as defined in subsection 8.1(c).

            "Register": as defined in subsection 14.6(d).

            "Regulation G": Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Regulation S-X": Regulation S-X under the Securities Act as in effect from time to time.

            "Regulation T": Regulation T of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Reimbursement Obligations": the obligation of the Company to reimburse the Issuing Bank pursuant to subsection 2.9 for amounts drawn under Letters of Credit.

            "Related Fund": with respect to any Lender that is a fund, any other fund that invests in loans and is managed by the same investment adviser that manages such Lender or by an affiliate of such investment adviser.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
      Section 2615.

            "Required Acquisition Loan Lenders": at any time, Acquisition Loan Lenders the Acquisition Loan Commitment Percentages of which aggregate at least 51%.

            "Required Lenders": at any time, Lenders the Voting Percentages of which aggregate at least 51%.

            "Required Revolving Credit Lenders": at any time, Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate at least 51%.

            "Required Tender Loan Lenders": at any time, Tender Loan Lenders the Tender Loan Commitment Percentages of which aggregate at least 51%.

            "Required Tranche A Lenders": at any time, Tranche A Lenders the Tranche A Commitment Percentages of which aggregate at least 51%.

            "Required Tranche B Lenders": at any time, Tranche B Lenders the Tranche B Commitment Percentages of which aggregate at least 51%.

            "Required Tranche C Lenders": at any time, Tranche C Lenders the Tranche C Commitment Percentages of which aggregate at least 51%.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Reset Date": as defined in subsection 6.14(a).

            "Responsible Officer": (a) with respect to the Company, the chief executive officer, the president or any senior vice president of the Company or, with respect to financial matters, the chief financial officer, the vice president of accounting or the vice president of finance of the Company and (b) with respect to any Subsidiary Borrower, the chief executive officer, the president or manager or comparable officer of such Subsidiary Borrower or, with respect to financial matters, the chief financial officer of such Subsidiary Borrower.

            "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to (a) make Revolving Loans, (b) issue or participate in Letters of Credit, (c) participate in Fronted Offshore Loans and (d) participate in Swing Line Loans, in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth under such Lender's name in Schedule 1.1(a) opposite the heading "Revolving Credit Commitment" (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all such Lenders, the "Revolving Credit Commitments".

            "Revolving Credit Commitment Percentage": as to any Revolving Credit
      Lender:

                  (a) at any time prior to the termination of the Revolving
            Credit Commitments, the percentage which (i) such Revolving Credit Lender's Revolving Credit Commitment then constitutes of (ii) the Revolving Credit Commitments of all the Lenders, and

                  (b) at any time after the termination of the Revolving Credit
            Commitments, the percentage which (i) the aggregate principal amount (or the Dollar Equivalent thereof, in the case of Offshore Currency Loans) of such Revolving Credit Lender's Revolving Loans then outstanding plus (y) the product of (A) such Revolving Credit Lender's Revolving Credit Commitment Percentage immediately prior to the termination of the Revolving Credit Commitments (giving effect to any permitted assignments after such termination) times (B) the sum of (1) the L/C Obligations, (2) the aggregate principal amount of Swing Line Loans then outstanding and (3) the Dollar Equivalent of the aggregate principal amount of Fronted Offshore Loans then outstanding then constitutes of (ii) the sum of (w) the aggregate principal amount (or the Dollar Equivalent thereof, in the case of Offshore

      Currency Loans) of Revolving Loans of all the Revolving Credit Lenders then outstanding plus (x) the aggregate L/C Obligations of all the Revolving Credit Lenders then outstanding plus (y) the aggregate principal amount of Swing Line Loans then outstanding plus (z) the Dollar Equivalent of the aggregate principal amount of Fronted Offshore Loans then outstanding.

            "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Termination Date.

            "Revolving Credit Lender": any Lender having a Revolving Credit Commitment or that holds outstanding Revolving Loans hereunder.

            "Revolving Credit Note": as defined in subsection 6.1(e).

            "Revolving Credit Termination Date": the earlier of (a) December 31, 2003 and (b) the date upon which the Revolving Credit Commitments shall be terminated pursuant to this Agreement.

            "Revolving Loans": as defined in subsection 2.1(a).

            "Revolving Offshore Loan": Revolving Loans denominated in an Eligible Offshore Currency the rate of interest applicable to which is based upon the Offshore Rate with respect to such Eligible Offshore Currency.

            "RIK Acquisition": the acquisition by KCI-RIK Acquisition Corp., a Delaware corporation ("KCI-RIK"), a Subsidiary of the Company, of the assets of RIK Medical, L.L.C., a Delaware limited liability company ("RIK") and RIK Medical East, L.L.C., a Colorado limited liability company ("RIK East") pursuant to that certain Asset Purchase Agreement, dated as of October 1, 1997, by and among RIK, RIK East, Eric C. Jay and KCI-RIK.

            "Rollover Shareholders": as defined in the recitals to this Agreement.

            "Rollover Shares": as defined in the recitals to this Agreement.

            "Securities Act": the Securities Act of 1933, as amended from time to time.

            "Security Documents": the collective reference to the Mortgages, the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Company and its Subsidiaries hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including, without limitation, any security document delivered pursuant to subsection 9.10.

            "Senior Subordinated Bridge Loans": the bridge loans made pursuant to the Senior Subordinated Credit Agreement.

            "Senior Subordinated Credit Agreement": as defined in the recitals to this Agreement.

            "Senior Subordinated Debt Escrow Amount": as defined in subsection 6.3(f).

            "Senior Subordinated Lenders": as defined in the recitals to this Agreement.

            "Senior Subordinated Note Indenture": as defined in subsection
      8.1(d).

            "Senior Subordinated Notes": as defined in the recitals to this Agreement.

            "Shares": as defined in the recitals to this Agreement.

            "Shareholder Support Agreement": as defined in subsection 8.1(f).

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Solvent": with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

            "Sponsors": as defined in the recitals to this Agreement.

            "Spot Rate": (a) as to any Eligible Offshore Currency, the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of Dollars with such Eligible Offshore Currency or the purchase by Bank of America of such Eligible Offshore Currency with Dollars, as the case may be, through its FX Trading Office at approximately 8:00 a.m., San Francisco time, on such date as of which the foreign exchange computation is made for delivery two Banking Days later and (b) as to any Fronted Offshore Currency, the rate quoted by the relevant Fronting Lender as the spot rate for the purchase by such Fronting Lender of Dollars with such Fronted Offshore Currency or the purchase by such Fronting Lender of such Fronted Offshore Currency with Dollars, as the case may be, at the time specified in such Fronting Lender's Fronting Lender Addendum and on such date as of which the foreign exchange computation is made for delivery two Banking Days later.

            "Subordinated Debt": (a) any unsecured Indebtedness of the Company with terms and conditions at least as favorable to the Lenders as those applicable to the Senior Subordinated Notes and (b) any other unsecured Indebtedness of the Company: no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the earlier of (i) the tenth anniversary of the Closing Date and (ii) one year after the date of the final scheduled installment of Loans under this Agreement; the payment of the principal of and interest on which and other obligations of the Company in respect thereof are subordinated to the prior payment in full of the Obligations on terms and conditions at least as favorable to the Lenders as those applicable to the Senior Subordinated Notes; and all other terms and conditions of which are reasonably satisfactory in form and substance to the Required Lenders (as evidenced by their prior written approval thereof).

            "Subordinated Debt Documentation": the agreements, indentures and other documentation pursuant to which any Subordinated Debt is issued.

            "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

            "Subsidiary Borrower": at any time, any Foreign Subsidiary of the Company designated as a Subsidiary Borrower by the Company pursuant to subsection 6.15 that has not ceased to be a Subsidiary Borrower pursuant to such subsection or Section 11.

            "Subsidiary Borrower Obligations": the unpaid principal of and interest on the Fronted

      Offshore Loans and all other obligations and liabilities of the Subsidiary Borrowers to the Agents, the Lenders and the Fronting Lenders (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Fronted Offshore Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the relevant Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents, or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Agent or any Lender that are required to be paid by the Subsidiary Borrowers pursuant to the terms of this Agreement of any other Loan Document).

            "Subsidiary Guarantor": any Domestic Subsidiary.

            "Swing Line Commitment": at any time, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to subsection 2.17.

            "Swing Line Lender": Bank of America, in its capacity as provider of the Swing Line Loans.

            "Swing Line Loans": as defined in subsection 2.17.

            "Swing Line Loan Participation Certificate": a certificate, substantially the form of Exhibit K.

            "Swing Line Note": as defined in subsection 6.1(e).

            "Syndication Agent": Bankers Trust Company, together with its affiliates, as the syndication agent for the Lenders under this Agreement.

            "S&P": as defined in the definition of "Cash Equivalents."

            "Tender Loan": as defined in subsection 5.1.

            "Tender Loan Commitment": as to any Lender, the obligation of such Lender to make a Tender Loan to the Company pursuant to subsection 5.1 in an amount equal to the amount set forth under such Lender's name in
      Schedule 1.1(a) opposite the heading "Tender Loan Commitment"; collectively, as to all such Lenders, the "Tender Loan Commitments".

            "Tender Loan Commitment Percentage": as to any Tender Loan Lender, the percentage which such Tender Loan Lender's Tender Loan Commitment then constitutes of the Tender Loan Commitments of all the Tender Loan Lenders (or, after the Tender Loans are made, the percentage which the outstanding principal amount of such Tender Loan Lender's Tender Loan then constitutes of the aggregate principal amount of Tender Loans of all the Tender Loan Lenders then outstanding).

            "Tender Loan Lender": any Lender having a Tender Loan Commitment hereunder or that holds outstanding Tender Loans.

            "Tender Loan Maturity Date": the earlier of (a) the date that is 21 days after the Closing Date and (b) the date on which the Company receives Net Cash Proceeds from the sale of Senior Subordinated Notes or from the making of the Senior Subordinated Bridge Loans.

            "Tender Note": as defined in subsection 6.1(e).

            "Tender Offer": as defined in the recitals to this Agreement.

            "Term Loan Commitments": the collective reference to the Tranche A Commitments, the Tranche B Commitments and the Tranche C Commitments.

            "Term Loan Lenders": the collective reference to the Tranche A Lenders, the Tranche B Lenders and the Tranche C Lenders.

            "Term Loans": collectively, the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Terms Loans; individually, a "Term Loan".

            "Term Notes": as defined in subsection 6.1(e).

            "Title Insurance Company": as defined in subsection 8.1(w).

            "Total Funded Debt": on any date, with respect to the Company and its Subsidiaries on a Consolidated basis, all Indebtedness of the Company and its Subsidiaries which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year after the date of incurrence thereof, and any such Indebtedness maturing within one year from the date of incurrence which is directly or indirectly renewable or extendible at the option of such Person to a date more than one year from such date of incurrence (including an option of such Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from such date of incurrence) and all Guarantee Obligations of the Company and its Subsidiaries on such date in respect of any such Indebtedness of Persons other than the Company and its Subsidiaries.

            "Tranche": the collective reference to Eurodollar Loans or Revolving Offshore Loans of the same currency the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches" or "Offshore Tranches", as the case may be.

            "Tranche A Commitment": as to any Lender, the obligation of such Lender to make a Tranche A Term Loan to the Company pursuant to subsection
      3.1 in an amount equal to the amount set forth under such Lender's name in
      Schedule 1.1(a) opposite the heading "Tranche A Commitment"; collectively, as to all such Lenders, the "Tranche A Commitments".

            "Tranche A Commitment Percentage": as to any Tranche A Lender, the percentage which such Tranche A Lender's Tranche A Commitment then constitutes of the Tranche A Commitments of all the Tranche A Lenders (or, after the Tranche A Term Loans are made, the percentage which the outstanding principal amount of such Tranche A Lender's Tranche A Term Loan then constitutes of the aggregate principal amount of Tranche A Term Loans of all the Tranche A Lenders then outstanding).

            "Tranche A Lender": any Lender having a Tranche A Commitment hereunder or that holds outstanding Tranche A Term Loans.

            "Tranche A Term Loan": as defined in subsection 3.1.

            "Tranche A Term Note": as defined in subsection 6.1(e).

            "Tranche B/C Escrow Account": as defined in subsection 6.3(i).

            "Tranche B/C Prepayment Date": as defined in subsection 6.3(i).

            "Tranche B/C Prepayment Option Notice": as defined in subsection 6.3(i).

            "Tranche B Commitment": as to any Lender, the obligation of such Lender to make a

      Tranche B Term Loan to the Company pursuant to subsection 3.1 in an amount equal to the amount set forth under such Lender's name in Schedule 1.1(a) opposite the heading "Tranche B Commitment"; collectively, as to all such Lenders, the "Tranche B Commitments".

            "Tranche B Commitment Percentage": as to any Tranche B Lender, the percentage which such Tranche B Lender's Tranche B Commitment then constitutes of the Tranche B Commitments of all the Tranche B Lenders (or, after the Tranche B Term Loans are made, the percentage which the outstanding principal amount of such Tranche B Lender's Tranche B Term Loan then constitutes of the aggregate principal amount of Tranche B Term Loans of all the Tranche B Lenders then outstanding).

            "Tranche B Lender": any Lender having a Tranche B Commitment hereunder or that holds outstanding Tranche B Term Loans.

            "Tranche B Prepayment Amount": as defined in subsection 6.3(i).

            "Tranche B Term Loan": as defined in subsection 3.1.

            "Tranche B Term Note": as defined in subsection 6.1(e).

            "Tranche C Commitment": as to any Lender, the obligation of such Lender to make a Tranche C Term Loan to the Company pursuant to subsection
      3.1 in an aggregate amount equal to the amount set forth under such Lender's name in Schedule 1.1(a) opposite the heading "Tranche C Commitment"; collectively, as to all such Lenders, the "Tranche C Commitments".

            "Tranche C Commitment Percentage": as to any Tranche C Lender, the percentage which such Tranche C Lender's Tranche C Commitment then constitutes of the Tranche C Commitments of all the Tranche C Lenders (or, after the Tranche C Term Loans are made, the percentage which the outstanding principal amount of such Tranche C Lender's Tranche C Term Loan then constitutes of the aggregate principal amount of Tranche C Term Loans of all the Tranche C Lenders then outstanding).

            "Tranche C Lender": any Lender having a Tranche C Commitment hereunder or that holds outstanding Tranche C Term Loans.

            "Tranche C Prepayment Amount": as defined in subsection 6.3(i).

            "Tranche C Term Loan": as defined in subsection 3.1.

            "Tranche C Term Note": as defined in subsection 6.1(e).

            "Transaction Agreement": as defined in the recitals to this Agreement.

            "Transaction Expenses": as defined in subsection 8.1(g).

            "Transferee": as defined in subsection 14.6(f).

            "Type": as to any Loan, its nature as an Base Rate Loan, a Eurodollar Loan, a Revolving Offshore Loan or a Fronted Offshore Loan.

            "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

            "Voting Percentage": as to any Lender:

                  (a) at any time prior to the termination of the Revolving
            Credit Commitments and the Acquisition Loan Commitments, the percentage which (i) the sum of (w) such Lender's

            Revolving Credit Commitment plus (x) such Lender's Term Loan Commitments (or, after the Term Loans are made, the outstanding principal amount of such Lender's Term Loans) plus (y) the sum of
            (A) such Lender's Available Acquisition Loan Commitment and (B) the outstanding principal amount of such Lender's Acquisition Loans plus
            (z) such Lender's Tender Loan Commitment (or, after the Tender Loans are made, the outstanding principal amount of such Lender's Tender
            Loan) then constitutes of (ii) the sum of (w) the Revolving Credit Commitments of all the Lenders plus (x) the Term Loan Commitments of all the Lenders (or, after the Term Loans are made, the aggregate principal amount of Term Loans of all the Lenders then outstanding) plus (y) the sum of (A) the Available Acquisition Loan Commitments of all the Acquisition Lenders and (B) the outstanding principal amount of Acquisition Loans of all the Acquisition Lenders plus (z) the Tender Loan Commitments of all the Lenders (or, after the Tender Loans are made, the aggregate principal amount of Tender Loans of all the Lenders then outstanding), and

                  (b) at any time after the termination of the Revolving Credit
            Commitments and the Acquisition Loan Commitments, the percentage which (i) the sum of (x) the aggregate principal amount (or the Dollar Equivalent thereof, in the case of Offshore Currency Loans) of such Lender's Loans (other than Swing Line Loans and Fronted Offshore Loans) then outstanding plus (y) the product of (A) such Lender's Revolving Credit Commitment Percentage immediately prior to the termination of the Revolving Credit Commitments (giving effect to any permitted assignments after such termination) times (B) the sum of (1) the L/C Obligations, (2) the aggregate principal amount of Swing Line Loans then outstanding and (3) the Dollar Equivalent of the aggregate principal amount of Fronted Offshore Loans then outstanding then constitutes of (ii) the sum of (x) the aggregate principal amount (or the Dollar Equivalent thereof, in the case of Offshore Currency Loans) of Loans of all the Lenders then outstanding plus (y) the aggregate L/C Obligations of all the Lenders then outstanding.

            "Working Capital": at any date, the sum of (a) all amounts which would, in conformity with GAAP, be included under current assets (other than cash and Cash Equivalents) on a balance sheet of the Company and its Subsidiaries on a Consolidated basis on such date minus (b) all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet (other than Indebtedness) of the Company and its Subsidiaries on a Consolidated basis on such date.

            "Welcome Lodge": the parcel of real property located at 4040 High Ridge Circle, San Antonio, Texas 78229.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Documents or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

           SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

            2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (each a "Revolving Loan") to the Company (and, in the case of Revolving Offshore Loans, to the Subsidiary Borrowers) from time to time during the Revolving Credit Commitment Period in an aggregate principal amount (or the Dollar Equivalent thereof, in the case of Revolving Offshore Loans) at any one time outstanding which, when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the sum of (i) the then outstanding L/C Obligations, (ii) the aggregate principal amount of Swing Line Loans then outstanding and (iii) the Dollar Equivalent of the then aggregate outstanding principal amount of Fronted Offshore Loans, does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment, provided that, after giving effect to such Revolving Loan and the use of proceeds thereof, the Dollar Equivalent of the aggregate outstanding principal amount of Offshore Currency Loans does not exceed the Offshore Currency Sublimit. During the Revolving Credit Commitment Period, the Company (and, in the case of Revolving Offshore Loans, the Subsidiary Borrowers) may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof.

            (b) The Revolving Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans, (iii) (subject to the limitations set forth herein) Revolving Offshore Loans or (iv) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections
2.2 and 6.4, provided that no Revolving Loan shall be made as a Eurodollar Loan or a Revolving Offshore Loan after the day that is one month prior to the Revolving Credit Termination Date.

            2.2 Procedure for Revolving Credit Borrowing. The Company (and, in the case of Revolving Offshore Loans, the Subsidiary Borrowers) may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Banking Day, provided that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., San Francisco time, (a) three Banking Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Loans are to be initially Eurodollar Loans, (b) four Banking Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Loans are to be initially Revolving Offshore Loans or (c) one Banking Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed,
(ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans, Revolving Offshore Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans or Revolving Offshore Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor and, in the case of Revolving Offshore Loans, the type and amount of the Eligible Offshore Currency or Currencies in which such Revolving Offshore Loans are to be denominated. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans or Revolving Offshore Loans, $1,000,000 (or the Offshore Currency Equivalent thereof, in the case of Revolving Offshore Loans) or a whole multiple of $1,000,000 (or the lesser of (i) 1,000,000 units of the relevant Eligible Offshore Currency and (ii) the Offshore Currency Equivalent of $1,000,000 in the relevant Eligible Offshore Currency, in the case of Revolving Offshore Loans) in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company or the relevant Subsidiary Borrower, as the case may be, at the office of the Administrative Agent specified in subsection 14.2 prior to 11:00 A.M., San Francisco time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent in Dollars or in the Eligible Offshore Currency, as the case may be. Such borrowing will then be made available to the Company or the relevant Subsidiary Borrower by the Administrative Agent crediting the account of the Company or the relevant Subsidiary Borrower on the books of such office (or such other account as may be designated by the Company or the relevant Subsidiary Borrower and as may be acceptable to the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            2.3 Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Termination Date, computed at a rate per annum equal to the Applicable Rate on the average daily amount of such Revolving Credit Lender's Available Revolving Credit Commitment during the period for which payment is made (calculated as if no Swing Line Loans were outstanding during such period), payable quarterly in arrears on each Fee Payment Date and on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Commitments terminate as provided herein), commencing on the first of such dates to occur after the date hereof.

            2.4 Termination or Reduction of Commitments; Repayment of Revolving Loans. (a) The Company shall have the right, upon not less than five Business Days' notice to the Administrative Agent (which will promptly notify the Revolving Credit Lenders thereof), to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Aggregate Revolving Credit Outstandings of all the Revolving Credit Lenders would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

            (b) The Revolving Credit Commitments shall also be automatically reduced as provided in subsection 6.3. Any such reduction shall ratably and permanently reduce the Revolving Credit Commitments then in effect.

            (c) The Company hereby unconditionally promises to pay to the Administrative Agent on the Revolving Credit Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section 11) for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Loan of such Revolving Credit Lender made to the Company. Each Subsidiary Borrower hereby unconditionally promises to pay to the Administrative Agent on the Revolving Credit Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section 11) for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Offshore Loan of such Revolving Credit Lender made to such Subsidiary Borrower. The Company hereby further agrees to pay interest on the unpaid principal amount of the Revolving Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsections 6.6 and 6.9. Each Subsidiary Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Offshore Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsections 6.6 and 6.9.

            2.5 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 2.8(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Company on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Bank, provided that (i) the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (A) the L/C Obligations would exceed the L/C Sublimit or (B) the Aggregate Revolving Credit Outstandings of all the Revolving Credit Lenders at such time would exceed the Revolving Credit Commitments at such time and (ii) the Issuing Bank shall not issue any Letter of Credit unless it shall have received notice from the Administrative Agent that the issuance of such Letter of Credit will not violate clause (i) above.

            (b) Each Letter of Credit shall (i) be denominated in Dollars, an Eligible L/C Currency or such other Offshore Currency as the Company, the Issuing Bank and the Administrative Agent may from time to time agree, (ii) be either (x) a standby letter of credit issued to support obligations of the Company or any of its Subsidiaries, contingent or otherwise or (y) a commercial letter of credit issued in respect of the purchase of goods or services by the Company or any of its Subsidiaries in the ordinary course of business and (iii) expire no later than the earlier of (x) the date that is 12 months after the date of its issuance and (y) the thirtieth Business Day prior to the Revolving Credit Termination Date, provided that, subject to the immediately preceding clause (y), any standby Letter of Credit may, at the request of the

Company as set forth in the applicable Letter of Credit Application, be automatically extended on each anniversary of the issuance thereof for an additional period of one year unless the Issuing Bank which issued such Letter of Credit shall have given prior written notice to the Company and the beneficiary of such Letter of Credit at least 30 Business Days prior to the date of termination of such Letter of Credit that such Letter of Credit will not be extended and the Issuing Bank shall permit such beneficiary, upon receipt of such notice, to draw under such Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed.

            (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

            (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by any applicable Requirement of Law.

            2.6 Procedure for Issuance of Letters of Credit. The Company or any Subsidiary may from time to time request that the Issuing Bank issue a Letter of Credit by (a) delivering to the Issuing Bank at its address for notices specified herein in such manner as may be agreed by or be acceptable to the Issuing Bank (including by electronic transmission) a Letter of Credit Application, completed to the reasonable satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request and (b) concurrently delivering a notice to the Administrative Agent that such Letter of Credit has been requested. Upon receipt of any such Letter of Credit Application, the Issuing Bank agrees to process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Company with respect thereto. The Issuing Bank shall furnish a copy of each Letter of Credit issued by the Issuing Bank to the Company and the Administrative Agent promptly following the issuance thereof.

            2.7 Letter of Credit Fees, Commissions and Other Charges. (a) The Company shall pay to the Issuing Bank with respect to each Letter of Credit issued by it under this Agreement, for the account of the Issuing Bank, a fronting fee with respect to the period from the date of issuance of such Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate of 0.25% per annum on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

            (b) The Company shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Letter of Credit issued under this Agreement with respect to the period from the date of issuance of such Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin in respect of Revolving Loans which are Eurodollar Loans from time to time in effect on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

            (c) In addition to the foregoing fees and commissions, the Company shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

            (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

            2.8 L/C Participations. (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage of the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's then Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. Each L/C Participant's obligation to make the payment referred to in the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such L/C Participant or the Company may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries,
(iv) any breach of this Agreement by any Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 2.8(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 2.8(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 2.8(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof, provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

            2.9 Reimbursement Obligation of the Company. (a) The Company agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Company of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of such draft so paid and any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in the currency in which the relevant Letter of Credit is issued and in immediately available funds, provided that if the Company does not reimburse the Issuing Bank for any draft paid by the Issuing Bank under any Letter of Credit issued by such Issuing Bank in an Offshore Currency on the date required pursuant to subsection 2.9(b), the Issuing Bank shall convert such Reimbursement Obligation into Dollars at the rate of exchange then available to the Issuing Bank in the interbank market where its foreign currency exchange operations in respect of such Offshore Currency are then being conducted and the Company shall thereafter be required to reimburse the Issuing Bank in Dollars for such Reimbursement Obligation with interest pursuant to subsection 2.9(b)

            (b) If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Company of the date and amount thereof. If the Issuing Bank notifies the Company prior to 8:30 A.M., San Francisco time, on any Business Day, of any drawing under any Letter of Credit issued by it in Dollars, the Company shall reimburse the Issuing Bank pursuant to subsection 2.9(a) with respect to such drawing on such Business Day. If the Issuing Bank notifies the Company after 8:30 A.M., San Francisco time, on any Business Day of any drawing under any Letter of Credit issued in Dollars or, if the Issuing Bank notifies the Company on any Business Day of any drawing under any Letter of Credit issued in an Offshore Currency, the Company shall reimburse the Issuing Bank pursuant to subsection 2.9(a) with respect to such drawing on the next succeeding Business Day and interest shall be payable on the amount of such drawing for such period at the rate then applicable to Base Rate Loans hereunder or, in the case of any such amount due in respect of a Letter of Credit issued in an Offshore Currency, the rate which is equal to the sum of (i) the rate of interest determined by the Issuing Bank (which determination shall be conclusive absent manifest error) to be the cost to the Issuing Bank of obtaining such funds for such period, plus, (ii) the Applicable Margin for Revolving Offshore Loans in effect at such time. If any amount payable under this subsection is not paid when due, interest shall be payable on such amount from the date such amount becomes payable under this subsection until payment in full thereof at the rate which would be payable on any outstanding Base Rate Loans which were then overdue.

            2.10 Obligations Absolute. (a) The Company's obligations under subsections 2.5, 2.6, 2.7, 2.8, 2.9, 2.10 and 2.11 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the Issuing Bank, any L/C Participant or any beneficiary of a Letter of Credit.

            (b) The Company also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Company's Reimbursement Obligations under subsection 2.9(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or
(iii) any claims whatsoever of any Loan Party against any beneficiary of such Letter of Credit or any such transferee.

            (c) Neither the Issuing Bank nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

            (d) The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of the Issuing Bank or any L/C Participant to any Loan Party.

            2.11 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Bank to the Loan Parties in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

            2.12 Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Section 2, the provisions of this Section 2 shall apply.

            2.13 Fronted Offshore Currency Subfacility. Subject to the terms and conditions hereof, each Fronting Lender agrees to make loans ("Fronted Offshore Loans") to the Subsidiary Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which shall not exceed, with respect to each Fronted Offshore Currency, the related Fronted Offshore Currency Sublimit of such Fronting Lender with respect to such Fronted Offshore Currency, provided that, (i) after giving effect to any such Fronted Offshore Loan, the Aggregate Revolving Credit Outstandings of all the Revolving Credit Lenders at such time do not exceed the Revolving Credit Commitments at such time, (ii) after giving effect to such Fronted Offshore Loan and the use of proceeds thereof, the Dollar Equivalent of the aggregate outstanding principal amount of Offshore Currency Loans does not exceed the Offshore Currency Sublimit and (iii) no Fronting Lender shall make any Fronted Offshore Loan unless it shall have received notice from the Administrative Agent that the making of such Fronted Offshore Loan will not violate clause (i) or (ii) above. During the Revolving Credit Commitment Period, the Subsidiary Borrowers may use the Fronted Offshore Currency Subfacility by borrowing, prepaying and reborrowing Fronted Offshore Loans in whole or in part, all in accordance with the terms and conditions hereof.

            2.14 Procedure for Fronted Offshore Loan Borrowings. Each Subsidiary Borrower may borrow under the Fronted Offshore Currency Subfacility during the Revolving Credit Commitment Period on any Banking Day, provided that such Subsidiary Borrower or its authorized designee shall give the relevant Fronting Lender and the Administrative Agent irrevocable notice (which notice must be received by the Fronting Lender and the Administrative Agent prior to the applicable time specified therefor in such Fronting Lender's Fronting Lender Addendum) specifying (a) the amount to be borrowed and the Fronted Offshore Currency with respect thereto, (b) the requested Borrowing Date and (c) the initial Interest Periods (if any) with respect thereto, provided, further, that, notwithstanding anything to the contrary in any Fronting Lender Addendum, no Fronting Lender shall be required to make a Fronted Offshore Loan until it shall have received the notice described in clause (iii) of the proviso to the first sentence of subsection 2.13, upon receipt of which such Fronting Lender shall make the relevant Fronted Offshore Loan in accordance with the terms of the applicable Fronting Lender Addendum or as soon thereafter as practicable. Each borrowing under the Fronted Offshore Currency Subfacility from a Fronting Lender shall be in such minimum amounts as shall be specified in the applicable Fronting Lender's Fronting Lender Addendum. The proceeds of each Fronted Offshore Loan will be made available by the Fronting Lender in respect thereof to the relevant Subsidiary Borrower at such Fronting Lender's Payment Office at such time on the Borrowing Date and in such funds as are specified in such Fronting Lender's Fronting Lender Addendum.

            2.15 Fronted Offshore Loan Fees, Commissions and Other Charges. (a) The Company shall (or shall cause the relevant Subsidiary Borrower to) pay to the relevant Fronting Lender with respect to each Fronted Offshore Loan made by such Fronting Lender, for the account of such Fronting Lender, a fronting fee with respect to the period from and including the date of such Fronted Offshore Loan to but excluding the date of repayment thereof computed at a rate of 0.25% per annum on the average daily principal amount of such Fronted Offshore Loan outstanding during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each Fee Payment Date to occur after the making of such Fronted Offshore Loan and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

            (b) The Company shall pay to the Administrative Agent for the account of the Fronted Loan Participants, a participation fee with respect to each Fronted Offshore Loan for the period from and including the date of such Fronted Offshore Loan to but excluding the date of repayment thereof, computed at a rate per annum equal to the Applicable Margin in respect of Revolving Offshore Loans from time to time in effect on the average daily principal amount of such Fronted Offshore Loan outstanding during the period for which such fee is calculated. Such fee shall be shared ratably among the Fronted Loan Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each Fee Payment Date to occur after the making of such Fronted Offshore Loan and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

            (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to each Fronting Lender and the Fronted Loan Participants all fees received by the Administrative Agent for their respective accounts pursuant to this subsection.

            2.16 Participations in Fronted Offshore Loans. (a) Each Fronting Lender irrevocably agrees to grant and hereby grants to each Fronted Loan Participant (other than such Fronting Lender), and, to induce such Fronting Lender to make Fronted Offshore Loans hereunder, each such Fronted Loan Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Fronting Lender, on the terms and conditions hereinafter stated, for such Fronted Loan Participant's own account and risk, an undivided interest equal to such Fronted Loan Participant's Revolving Credit Commitment Percentage of such Fronting Lender's obligations and rights in respect of each Fronted Offshore Loan made by such Fronting Lender hereunder. Each such Fronted Loan Participant unconditionally and irrevocably agrees with each Fronting Lender that, if any amount in respect of the principal, interest or fees owing to such Fronting Lender in respect of a Fronted Offshore Loan is not paid when due in accordance with the terms of this Agreement, such Fronted Loan Participant shall pay to the Administrative Agent for the account of such Fronting Lender upon demand an amount in the relevant Offshore Currency equal to such Fronted Loan Participant's Revolving Credit Commitment Percentage of such unpaid amount. Each Fronted Loan Participant's obligation to make the payment referred to in the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Fronted Loan Participant or any Subsidiary Borrower may have against the Fronting Lender, any Subsidiary Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary Borrower, (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. In the event that it would be illegal for a Fronted Loan Participant to purchase and remit to the Fronting Lender the relevant Offshore Currency or the relevant Offshore Currency is not available to it, the Fronted Loan Participant may pay the Fronting Lender the Dollar Equivalent of the amount in the relevant Offshore Currency, determined as of the date of the relevant payment.

            (b) If any amount required to be paid by any Fronted Loan Participant to any Fronting Lender pursuant to subsection 2.16(a) is not paid to such Fronting Lender when due but is paid within three Banking Days after the date such payment is due, such Fronted Loan Participant shall pay to such Fronting Lender on demand an amount equal to the product of (i) such amount, times (ii) the Cost of Funds in respect of the related Offshore Currency determined by such Fronting Lender during the period from and including the date such payment is required to the date on which such payment is immediately available to such Fronting Lender, times (iii) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Fronted Loan Participant pursuant to subsection 2.16(a) is not in fact made available to any Fronting Lender by such Fronted Loan Participant within three Banking Days after the date such payment is due, such Fronting Lender shall be entitled to recover from such Fronted Loan Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the rate applicable thereto in accordance with the preceding sentence plus the Applicable Margin in respect of Revolving Offshore Loans. A certificate of any Fronting Lender submitted to any Fronted Loan Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after any Fronting Lender has received from any Fronted Loan Participant the full amount owing by such Fronted Loan Participant pursuant to and in accordance with subsection 2.16(a) in respect of any Fronted Offshore Loan, such Fronting Lender receives any payment related to such Fronted Offshore Loan (whether directly from the relevant Subsidiary Borrower or otherwise, including proceeds of collateral applied thereto by such Fronting Lender), or any payment of interest on account thereof, such Fronting Lender will distribute to such Fronted Loan Participant its pro rata share thereof.

            (d) If any payment received by any Fronting Lender pursuant to subsection 2.16(c) with respect to any Fronted Offshore Loan made by it shall be required to be returned by such Fronting Lender, each Fronted Loan Participant shall pay to such Fronting Lender its pro rata share thereof.

            2.17 Swing Line Commitment. Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans in Dollars ("Swing Line Loans") to the Company from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $5,000,000, provided that, (a) after giving effect to any such Swing Line Loans, the Aggregate Revolving Credit Outstandings of all the Revolving Credit Lenders at such time do not exceed the Revolving Credit Commitments at such time and (b) the Swing Line Lender shall not make any Swing Line Loan unless it shall have received notice from the Administrative Agent that the making of such Swing Line Loan will not violate clause (a) above. During the Revolving Credit Commitment Period, the Company may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall be Base Rate Loans and may not be converted into Loans that bear interest at any other rate.

            2.18 Procedure for Swing Line Borrowing; Prepayment of Swing Line Loans. The Company may borrow under the Swing Line Commitment during the Revolving Credit Commitment Period on any Business Day, provided that the Company shall give the Swing Line Lender and the Administrative Agent irrevocable notice (which notice must be received by the Swing Line Lender prior to 10:00 A.M., San Francisco time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in an aggregate minimum amount of $500,000 or a whole multiple of $50,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Company at the office of the Swing Line Lender by 12:00 Noon (San Francisco time) on the Borrowing Date by crediting the account of the Company at such office with such proceeds. The Company may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 11:00 A.M. (San Francisco time) on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $50,000 in excess thereof.

            2.19 Repayment of Swing Line Loans; Participations in Swing Line Borrowings. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of the Swing Line Lender the then unpaid principal amount of the Swing Line Loans on the Revolving Credit Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 11). The Company hereby further agrees to pay interest on the unpaid principal amount of Swing Line Loans from time to time outstanding from the date of borrowing thereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsections 6.6 and 6.9. The Swing Line Lender, at any time in its sole and absolute discretion may, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to act on its behalf) request each Revolving Credit Lender (including the Swing Line Lender) to make a Revolving Loan (which shall be a Base Rate Loan) in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of the Swing Line Loans outstanding on the date such notice is given (the "Outstanding Swing Line Loans"). Unless any of the events described in paragraph (f) of Section 11 shall have occurred with respect to the Company (in which event the procedures of paragraph (c) of this subsection 2.19 shall apply) each Revolving Credit Lender shall make the proceeds of its Revolving Loan available to the Administrative Agent for the account of the Swing Line Lender at the Administrative Agent's Payment Office prior to 11:00 A.M. (San Francisco time) in funds immediately available in Dollars on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swing Line Loans. Effective on the day such Revolving Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note. The Company authorizes the Swing Line Lender to charge the Company's accounts with the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the amount of its outstanding Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such outstanding Swing Line Loans.

            (b) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if the conditions set forth in subsection 8.2 have not been satisfied.

            (c) If prior to the making of a Revolving Loan pursuant to paragraph
(a) of this subsection 2.19 one of the events described in paragraph (f) of
Section 11 shall have occurred and be continuing with respect to the Company, each Revolving Credit Lender will, on the date such Revolving Loan was to have been made pursuant to the notice described in subsection 2.19(a), purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to (i) its Revolving Credit Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding. Each Revolving Credit Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Revolving Credit Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

            (d) Whenever, at any time after any Revolving Credit Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded), provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

            (e) Each Revolving Credit Lender's obligation to make the Revolving Loans referred to in subsection 2.19(a) and to purchase participating interests pursuant to subsection 2.19(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Company may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company, (iv) any breach of this Agreement or any other Loan Document by the Company, any Subsidiary or any other Lender, or
(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


              SECTION 3. AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

            3.1 Term Loans. Subject to the terms and conditions hereof, (a) each Tranche A Lender severally agrees to make a term loan (a "Tranche A Term Loan") to the Company on the Closing Date in a principal amount equal to such Tranche A Lender's Tranche A Commitment, (b) each Tranche B Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Company on the Closing Date in a principal amount equal to such Tranche B Lender's Tranche B Commitment and (c) each Tranche C Lender severally agrees to make a term loan (a "Tranche C Term Loan") to the Company on the Closing Date in a principal amount equal to such Tranche C Lender's Tranche C Commitment. The Term Loans may from time to time be
(i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 3.2 and 6.4.

            3.2 Procedure for Term Loan Borrowing. The Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., San Francisco time, (y) three Banking Days prior to the Closing Date, if all or any part of the Term Loans are to be initially Eurodollar Loans or (z) one Banking Day prior to the Closing Date, otherwise) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying (i) whether the Term Loans are to be initially Eurodollar Loans, Base Rate Loans or a combination thereof and (ii) if the Term Loans are to be entirely or partly Eurodollar Loans the amount of such Type of Loan and the length of the initial Interest Periods therefor. Upon receipt of such notice, the Administrative Agent shall promptly notify each Term Loan Lender thereof. On the Closing Date, each Term Loan Lender shall make available to the Administrative Agent at its office specified in subsection 14.2 the amount in immediately available funds equal to the Term Loans to be made by such Term Loan Lender. The Administrative Agent shall on such date credit the account of the Company on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by such Term Loan Lenders and in like funds as received by the Administrative Agent.

            3.3 Repayment of Tranche A Term Loans. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche A Lenders the principal amount of the Tranche A Term Loans in twenty-four consecutive quarterly installments payable at the end of March, June, September and December of each year (or such earlier date on which the Tranche A Term Loans become due and payable pursuant to Section 11), commencing March 31, 1998, with the aggregate amount payable in each year set forth below equal to the amount set forth below opposite such year (and the installments in each year being equal):


                   Year                                  Amount
                   ----                                  ------

                   1998                               $ 3,000,000
                   1999                                 7,000,000
                   2000                                15,000,000
                   2001                                30,000,000
                   2002                                30,000,000
                   2003                                35,000,000


The Company hereby further agrees to pay interest on the unpaid principal amount of the Tranche A Term Loans from time to time outstanding from the Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsections 6.6 and 6.9.

            3.4 Repayment of Tranche B Term Loans. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche B Lenders the principal amount of the Tranche B Term Loans in twenty-eight consecutive quarterly installments payable at the end of March, June, September and December of each year (or such earlier date on which Tranche B Term Loans become due and payable pursuant to Section 11), commencing March 31, 1998, with the aggregate amount payable in each year set forth below equal to the amount set forth below opposite such year (and the installments in each year being equal, except that the first three installments in 2004 shall be equal to $225,000 and the final installment shall be equal to $83,925,000):

                   Year                                   Amount
                   ----                                   ------
                   1998                               $  900,000
                   1999                                  900,000
                   2000                                  900,000
                   2001                                  900,000
                   2002                                  900,000
                   2003                                  900,000
                   2004                               84,600,000


The Company hereby further agrees to pay interest on the unpaid principal amount of the Tranche B Term Loans from time to time outstanding from the Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsections 6.6 and 6.9.

            3.5 Repayment of Tranche C Term Loans. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche C Lenders the principal amount of the Tranche C Term Loans in thirty-two consecutive quarterly installments payable at the end of March, June, September and December of each year (or such earlier date on which the Tranche C Term Loans become due and payable pursuant to Section 11), commencing March 31, 1998, with the aggregate amount payable in each year set forth below equal to the amount set forth below opposite such year (and the installments in each year being equal, except that the first three installments in 2005 shall be equal to $225,000 and the final installment shall be equal to $83,025,000):

                   Year                                  Amount
                   ----                                  ------

                   1998                               $  900,000
                   1999                                  900,000
                   2000                                  900,000
                   2001                                  900,000
                   2002                                  900,000
                   2003                                  900,000
                   2004                                  900,000
                   2005                               83,700,000


The Company hereby further agrees to pay interest on the unpaid principal amount of the Tranche C Term Loans from time to time outstanding from the Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsections 6.6 and 6.9.

            3.6 Reduction of Term Commitments. If the Company receives Net Cash Proceeds in respect of the issuance of Senior Subordinated Notes on or prior to the Closing Date, the Tranche A Commitments, the Tranche B Commitments and the Tranche C Commitments shall be ratably reduced in an aggregate amount equal to the amount by which such Net Cash Proceeds exceed $200,000,000 in the aggregate. Any such reduction of the Tranche A Commitments, the Tranche B Commitments and the Tranche C Commitments shall reduce ratably the installments of the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans payable pursuant to subsections 3.3, 3.4 and 3.5, respectively.


           SECTION 4. AMOUNT AND TERMS OF ACQUISITION LOAN COMMITMENTS

            4.1 Acquisition Loans. Subject to the terms and conditions hereof, each Acquisition Loan Lender severally agrees to make one or more loans (each, an "Acquisition Loan") during the Acquisition Loan Availability Period in an aggregate principal amount at any time outstanding not to exceed such Acquisition Loan Lender's Acquisition Loan Commitment. The Acquisition Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 4.2 and 6.4. Except as provided in subsection 4.3, Acquisition Loans, once made, may not be repaid and reborrowed.

            4.2 Procedure for Acquisition Loan Borrowing. The Company may borrow under the Acquisition Loan Commitments during the Acquisition Loan Availability Period on any Banking Day, provided that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., San Francisco time, (x) three Banking Days prior to the requested Borrowing Date, if all or any part of the requested Acquisition Loans are to be initially Eurodollar Loans or (y) one Banking Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amount of such Type of Loan and the respective length of the initial Interest Period therefor. Each borrowing (other than any borrowing on the Closing Date) under the Acquisition Loan Commitments shall be in an amount equal to (A) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the aggregate Available Acquisition Loan Commitments then in effect are less than $1,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Acquisition Loan Lender thereof. Each Acquisition Loan Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in subsection 14.2 prior to 11:00 A.M., San Francisco time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Acquisition Loan Lenders and in like funds as received by the Administrative Agent.

            4.3 Repayment of Acquisition Loans. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of the Acquisition Loan Lenders the principal amount of the Acquisition Loans outstanding on the last day of the Acquisition Loan Availability Period in twelve consecutive equal quarterly installments, payable on the last day of March, June, September and December of each year (or such earlier date on which the Acquisition Loans become due and payable pursuant to Section 11), commencing March 31, 2001, with each such installment being equal to 8.33% of the aggregate principal amount of Acquisition Loans of the Acquisition Loan Lenders outstanding on the last day of the Acquisition Loan Availability Period, provided that, notwithstanding the foregoing, the final installment shall equal the then aggregate unpaid principal amount of the Acquisition Loans of all the Acquisition Loan Lenders. Amounts paid (including prepayments) in respect of the principal of the Acquisition Loans may not be reborrowed, provided that, to the extent Acquisition Loans are made on the Closing Date to finance a portion of the Recapitalization and are subsequently repaid with the Net Cash Proceeds of the Senior Subordinated Notes or the Subordinated Bridge Loans in accordance with subsection 6.3(f), the Acquisition Loan Commitments in respect of such Acquisition Loans shall be reinstated on the date of such repayment and shall subsequently be available for borrowings of Acquisition Loans pursuant to subsection 4.1 to finance Permitted Acquisitions and to pay related fees and expenses. The Company hereby further agrees to pay interest on the unpaid principal amount of the Acquisition Loans from time to time outstanding from the date of the borrowing of each particular Acquisition Loan until payment in full thereof at the rates per annum, and on the dates, set forth in subsections 6.6 and 6.9.

            4.4 Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Acquisition Loan Lender a commitment fee for the period from and including the first day of the Acquisition Loan Availability Period to the last day of the Acquisition Loan Availability Period, computed at a rate equal to the Applicable Rate per annum on the average daily amount of such Acquisition Loan Lender's Available Acquisition Loan Commitment during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date (or such earlier date on which the Acquisition Loan Commitments terminate as provided herein), commencing on the first of such dates to occur after the date hereof.

            4.5 Termination or Reduction of Acquisition Loan Commitments. (a) The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent (which will promptly notify the Acquisition Loan Lenders thereof), to terminate the Acquisition Loan Commitments or, from time to time, to reduce the then unused amount of the Acquisition Loan Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Acquisition Loan Commitments then in effect. Any undrawn Acquisition Loan Commitments as of the last day of the Acquisition Loan Availability Period shall terminate as of the close of business on the last day of the Acquisition Loan Availability Period.

            (b) The Acquisition Loan Commitments shall also be automatically reduced as provided in subsection 6.3. Except as provided in subsection 4.3, any such reduction shall ratably and permanently reduce the Acquisition Loan Commitments then in effect.


             SECTION 5. AMOUNT AND TERMS OF TENDER LOAN COMMITMENTS

            5.1 Tender Loans. Subject to the terms and conditions hereof, each Tender Loan Lender severally agrees to make a loan (a "Tender Loan") on the Closing Date in a principal amount equal to such Tender Loan Lender's Tender Loan Commitment, provided that, if any Senior Subordinated Notes are issued, or any Senior Subordinated Bridge Loans are made, on or prior to the Closing Date, no Tender Loans shall be made hereunder. The Tender Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 5.2 and 6.4.

            5.2 Procedure for Tender Loan Borrowing. The Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., San Francisco time, (y) three Banking Days prior to the Closing Date, if all or any part of the Tender Loans are to be initially Eurodollar Loans or (z) one Banking Day prior to the Closing Date, otherwise) requesting that the Tender Loan Lenders make the Tender Loans on the Closing Date and specifying (i) whether the Tender Loans are to be initially Eurodollar Loans, Base Rate Loans or a combination thereof and (ii) if the Tender Loans are to be entirely or partly Eurodollar Loans the amount of such Type of Loan and the length of the initial Interest Periods therefor. Upon receipt of such notice, the Administrative Agent shall promptly notify each Tender Loan Lender thereof. On the Closing Date, each such Tender Loan Lender shall make available to the Administrative Agent at its office specified in subsection 14.2 the amount in immediately available funds equal to the Tender Loan to be made by such Tender Loan Lender. The Administrative Agent shall on such date credit the account of the Company on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by such Tender Loan Lenders and in like funds as received by the Administrative Agent.

            5.3 Repayment of Tender Loans; Expiration of Tender Loan Commitments. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of the Tender Loan Lenders the principal amount of the Tender Loans on the Tender Loan Maturity Date. The Company hereby further agrees to pay interest on the unpaid principal amount of the Tender Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsections 6.6 and 6.9. The Tender Loan Commitments shall terminate as of the close of business on the Closing Date.


                SECTION 6. GENERAL PROVISIONS APPLICABLE TO LOANS
                              AND LETTERS OF CREDIT

            6.1 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company (and, in the case of Revolving Offshore Loans, the relevant Subsidiary Borrower) to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (b) Each Fronting Lender shall maintain in accordance with its usual practice an account in which shall be recorded (i) the amount of each Fronted Offshore Loan made by it hereunder, the identity of the Subsidiary Borrower in respect thereof, the Type thereof and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each such Subsidiary Borrower to such Fronting Lender hereunder and (iii) the amount of any sum received by the Fronting Lender hereunder from such Subsidiary Borrower in respect of any such Fronted Offshore Loan. At the request of the Administrative Agent, each Fronting Lender will provide to the Administrative Agent a copy of its records maintained pursuant to this subsection.

            (c) The Administrative Agent shall maintain the Register pursuant to subsection 14.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Acquisition Loan, Revolving Loan, Swing Line Loan, Tender Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable to the Lenders hereunder, (iii) the amount of each Revolving Credit Lender's participation in outstanding Letters of Credit, Swing Line Loans and Fronted Offshore Loans and (iv) both the amount of any sum received by the Administrative Agent hereunder from the Company and the Subsidiary Borrowers and each Lender's share thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant hereto shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company and the Subsidiary Borrowers therein recorded, provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company or any Subsidiary Borrower to repay (with applicable interest) the Loans made to the Company or to such Subsidiary Borrower in accordance with the terms of this Agreement.

            (e) The Company agrees that, upon the request to the Administrative Agent by any applicable Lender, the Company will execute and deliver to such Lender, as appropriate, (i) a promissory note of the Company evidencing the Revolving Loans of such Lender, substantially in the form of Exhibit G-1 with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), (ii) a promissory note of the Company evidencing the Tranche A Term Loan of such Lender, substantially in the form of Exhibit G-2 with appropriate insertions as to date and principal amount (a "Tranche A Term Note"), (iii) a promissory note of the Company evidencing the Tranche B Term Loan of such Lender, substantially in the form of Exhibit G-3 with appropriate insertions as to date and principal amount (a "Tranche B Term Note"), (iv) a promissory note of the Company evidencing the Tranche C Term Loan of such Lender, substantially in the form of Exhibit G-4 with appropriate insertions as to date and principal amount (a "Tranche C Term Note," and together with the Tranche A Term Notes and the Tranche B Term Notes, the "Term Notes"), (v) a promissory note of the Company evidencing the Tender Loans of such Lender, substantially in the form of Exhibit G-5 with appropriate insertions as to date and principal amount (a "Tender Note"), (vi) a promissory note of the Company evidencing each Acquisition Loan of such Lender, substantially in the form of Exhibit G-6 with appropriate insertions as to date and principal amount (an "Acquisition Note") and (vii) a promissory note of the Company evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit G-7 with appropriate insertions as to date and principal amount (the "Swing Line Note"). Each Subsidiary Borrower agrees that, upon the request to the Administrative Agent by any applicable Lender, such Subsidiary Borrower will execute and deliver to such Lender (x) a promissory note of such Subsidiary Borrower evidencing the Fronted Offshore Loans of such Lender, substantially in the form of Exhibit G-8 with appropriate insertions as to date and principal amount (a "Fronted Loan Note") and (y) if such Subsidiary Borrower borrows any Revolving Offshore Loans, a Revolving Credit Note. Each Lender and Fronting Lender is hereby authorized to record the Borrowing Date, the amount of each relevant Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Note evidencing such Loan and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by a Lender or a Fronting Lender to make any such recordation (or any error therein) shall not affect any of the obligations of the Company or any Subsidiary Borrower under such Note or this Agreement.

            6.2 Optional Prepayments. (a) The Company or any Subsidiary Borrower may prepay the Loans made to it in whole or in part without premium or penalty, in the case of Eurodollar Loans and Revolving Offshore Loans on the last day of any Interest Period with respect thereto (except that the Company may make a prepayment of Eurodollar Loans and Revolving Offshore Loans on a day other than the last day of the Interest Period with respect thereto as long as it complies with subsection 6.13(c)) and, in the case of Base Rate Loans (other than Swing Line Loans), on any Business Day, provided that (i) the Company shall have given
(x) at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurodollar Loans and Revolving Offshore Loans) and (y) one Business Day's irrevocable notice to the Administrative Agent (in the case of Base Rate Loans), (ii) such notice specifies, in the case of any prepayment of Loans, the date and amount of prepayment and whether the prepayment is (x) of Term Loans, Revolving Loans, Tender Loans, Acquisition Loans or a combination thereof, and in each case if a combination thereof, the amount allocable to each, (y) of Eurodollar Loans, Revolving Offshore Loans, Base Rate Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each, (iii) each prepayment is in a minimum principal amount of $1,000,000 (or the Offshore Currency Equivalent thereof, in the case of Revolving Offshore Loans) and a multiple of $1,000,000 in excess thereof (or the lesser of (A) 1,000,000 units in the relevant Eligible Offshore Currency and (B) the Offshore Currency Equivalent of $1,000,000 in the relevant Eligible Offshore Currency, in the case of Revolving Offshore Loans) and (iv) no prepayment of Term Loans or Acquisition Loans shall be permitted under this subsection if any Tender Loans shall be outstanding after giving effect to such prepayment. Upon the receipt of any such notice, the Administrative Agent shall promptly notify each of the relevant Lenders thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 6.13 and, in the case of prepayments of the Term Loans, Tender Loans and Acquisition Loans only, accrued interest to such date on the amount prepaid. Subject to subsection 6.3(i), partial prepayments of the Term Loans and the Acquisition Loans pursuant to this subsection shall be applied first to the prepayment in full of outstanding Acquisition Loans, and second to the prepayment in full of outstanding Term Loans pro rata (based on outstanding principal amount). Any such prepayment of Acquisition Loans, Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans shall first be applied to any installment thereof due within 90 days of the date of such prepayment and second to the respective then remaining installments of principal thereof pro rata. Amounts prepaid pursuant to this subsection 6.2 on account of the Term Loans, Tender Loans and Acquisition Loans may not be reborrowed. Revolving Loans may not be prepaid if any Swing Line Loans are outstanding at such time.

            (b) A Subsidiary Borrower may at any time and from time to time prepay Fronted Offshore Loans, in whole or in part, without premium or penalty except as specified in subsection 6.13, upon at least four Banking Days' irrevocable notice (or such other number of days as may be specified in the Fronting Lender Addendum of such Fronting Lender in its reasonable discretion) to the relevant Fronting Lender and the Administrative Agent, specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 6.13 and accrued interest to such date on the amount prepaid. Partial prepayments of Fronted Offshore Loans shall be in such minimum amounts as shall be specified in the Fronting Lender Addendum of the relevant Fronting Lender.

            6.3 Mandatory Prepayments of Loans and Reductions of Revolving Credit Commitments and Acquisition Loan Commitments. (a) If, on any day, (i) the Dollar Equivalent of the aggregate outstanding principal amount of Offshore Currency Loans exceeds an amount equal to 103% of the Offshore Currency Sublimit or (ii) the Aggregate Revolving Credit Outstandings of all the Revolving Credit Lenders exceeds the Revolving Credit Commitments on such date, the Company shall, without notice or demand, immediately repay (or cause the relevant Subsidiary Borrower to repay) such of the outstanding Loans in an aggregate principal amount such that, after giving effect thereto, (x) the Dollar Equivalent of the aggregate outstanding principal amount of Offshore Currency Loans does not exceed the Offshore Currency Sublimit and (y) the Aggregate Revolving Credit Outstandings of all the Revolving Credit Lenders do not exceed the Revolving Credit Commitments, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under subsection 6.13 in connection therewith. Any prepayment of Revolving Loans pursuant to clause (ii) of the immediately preceding sentence shall first be applied to prepay any outstanding Swing Line Loans. The Company may in lieu of prepaying Offshore Currency Loans in order to comply with this paragraph deposit amounts in the relevant Offshore Currencies in a Cash Collateral Account in accordance with the next succeeding sentence equal to the aggregate principal amount of Offshore Currency Loans required to be prepaid. To the extent that after giving effect to any prepayment of Loans required by this paragraph, the Aggregate Revolving Credit Outstandings of all the Revolving Credit Lenders at such time exceed the Revolving Credit Commitments at such time, the Company shall, without notice or demand, immediately deposit in a Cash Collateral Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the lesser of (A) the sum of the aggregate then outstanding L/C Obligations and the aggregate principal amount of Offshore Currency Loans then outstanding and (B) the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in the Cash Collateral Account (to the extent thereof) to pay any Reimbursement Obligations which are or become due thereafter and/or to repay Offshore Currency Loans at the end of the Interest Periods therefor, provided that, (x) the Administrative Agent shall release to the Company from time to time such portion of the amount on deposit in the Cash Collateral Account to the extent such amount is not required to be so deposited in order for the Company to be in compliance with this paragraph and (y) the Administrative Agent may so apply such cash at any time after the occurrence and during the continuation of an Event of Default. "Cash Collateral Account" means an account established by the Company with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this subsection 6.3(a).

            (b) On the earlier of (i) the date of receipt by the Lenders of the financial statements required to be delivered pursuant to subsection 9.1(a) as to any fiscal year of the Company (the "Base Year") and (ii) the 90th day of the fiscal year of the Company next succeeding the Base Year, the Loans shall be prepaid and/or the Commitments shall be reduced in an amount equal to 50% of Excess Cash Flow for the Base Year (commencing with the fiscal year ending December 31, 1998) in accordance with paragraph (e) of this subsection, provided that, (A) if the Applicable Margin is on any Adjustment Date determined by reference to Leverage Ratio Level V, the foregoing percentage shall be reduced to 25% from and after such Adjustment Date and (B) if the Applicable Margin is on any Adjustment Date determined by reference to Leverage Ratio Level VI, no prepayment of Loans and/or reduction of Commitments shall be required pursuant to this paragraph from and after such Adjustment Date.

            (c) On the day upon which the Company or any of its Subsidiaries receives Net Cash Proceeds from the issuance of any Indebtedness permitted under subsection 10.2(k) or Capital Stock or from any capital contribution (other than (i) any issuance of Capital Stock or any capital contribution to the extent the Net Cash Proceeds of such issuance of Capital Stock or capital contributions are used to repay any outstanding Senior Subordinated Bridge Loans, and (ii) any issuance of Capital Stock to, or any capital contribution by, the Sponsors and/or their Affiliates to the extent (A) the Net Cash Proceeds of such issuance of Capital Stock and/or capital contribution are used to finance Permitted Acquisitions and to pay related fees and expenses and (B) the aggregate Net Cash Proceeds in respect of all such issuances of Capital Stock and/or capital contributions does not exceed $25,000,000), the Loans shall be prepaid and/or the Commitments shall be reduced in an amount equal to 100% (or 50%, in the case of issuances of Capital Stock and capital contributions) of the Net Cash Proceeds of such issuance or capital contribution in accordance with paragraph (e) of this subsection.

            (d) If the Company or any of its Subsidiaries sells, assigns, transfers, leases or otherwise disposes of any of its assets pursuant to subsection 10.6(g), or any of its assets becomes the subject of a Casualty Event, no later than three Business Days after receipt of the Net Cash Proceeds therefrom, the Loans shall be prepaid and/or the Commitments shall be reduced in an amount equal to 100% of such Net Cash Proceeds in accordance with paragraph
(e) of this subsection, provided that, at the option of the Company and so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, (i) the Company and its Subsidiaries may use up to $20,000,000 of the Net Cash Proceeds realized in the aggregate subsequent to the Closing Date from any such sales, assignments, transfers, leases or other dispositions to purchase assets used in the Company's business, in each case within twelve months (or if such purchase is to be made pursuant to a binding commitment entered into within such twelve-month period, eighteen months) after the consummation of the relevant sale, assignment, lease, transfer or other disposition, subject to the following conditions: (w) in the event the Company or any of its Subsidiaries elects to exercise its rights pursuant to this clause
(i), the Company or such Subsidiary, as the case may be, shall promptly deliver a certificate of a Responsible Officer to the Administrative Agent setting forth the amount of the Net Cash Proceeds which the Company or such Subsidiary, as the case may be, expects to so use during the subsequent twelve month period or eighteen-month period, as the case may be, and (x) on the date which is twelve months or eighteen months, as the case may be, after the relevant sale or other disposition, the Company or such Subsidiary, as the case may be, shall (I) deliver a certificate of a Responsible Officer to the Administrative Agent certifying as to the amount and use of such Net Cash Proceeds actually so used and (II) deliver to the Administrative Agent, for application in accordance with (and to the extent required by) this subsection, an amount equal to the remaining unused Net Cash Proceeds and (ii) the Company or any of its Subsidiaries may use the Net Cash Proceeds of any Casualty Event to replace or rebuild the property or assets which were the subject of the Casualty Event or asset related or complementary thereto within twelve months (or if such replacement or rebuilding is to be made pursuant to a binding commitment entered into within such twelve-month period, eighteen months) after the occurrence of such Casualty Event, subject to the following conditions: (y) in the event the Company or any of its Subsidiaries elects to exercise its right pursuant to this clause (ii), the Company or such Subsidiary, as the case may be, shall promptly deliver a certificate of a Responsible Officer to the Administrative Agent setting forth the amount of the Net Cash Proceeds which the Company or such Subsidiary, as the case may be, expects to so use during the subsequent twelve month period or eighteen month period, as the case may be, and (z) on the date which is twelve months or eighteen months, as the case may be, after the relevant Casualty Event, the Company or such Subsidiary, as the case may be, shall (I) deliver a certificate of a Responsible Officer to the Administrative Agent certifying as to the amount and use of such Net Cash Proceeds actually used to replace or rebuild such property or assets and (II) deliver to the Administrative Agent, for application in accordance with (and to the extent required by) this subsection, an amount equal to the remaining unused Net Cash Proceeds, provided, further that, notwithstanding anything to the contrary in the immediately preceding proviso, the Loans shall be prepaid and/or the Commitments shall be reduced in accordance with paragraph (e) of this subsection to the extent the failure to do so would otherwise result in a "Net Proceeds Offer" (as defined in the Senior Subordinated Note Indenture).

            (e) Prepayments of the Loans and permanent reductions of Commitments pursuant to subsections 6.3(b), (c) and (d) shall be applied, first, to the payment in full of the Tender Loans then outstanding, second, to the payment in full of the Acquisition Loans then outstanding, third, to the payment in full of the Term Loans then outstanding, fourth, to the permanent reduction of any then unused Acquisition Loan Commitments then in effect and to the permanent reduction of the Revolving Credit Commitments then in effect. Prepayments of the Term Loans pursuant to clause third of the immediately preceding sentence shall be applied (x) pro rata (based on outstanding principal amount) to the Tranche A

Term Loans, the Tranche B Term Loans and the Tranche C Term Loans then outstanding, and (y) pro rata to the respective then remaining installments of principal thereof. Reductions of the Revolving Credit Commitments and the Acquisition Loan Commitments pursuant to clause third of the immediately preceding sentence shall be applied pro rata to the Revolving Credit Commitments then in effect and the then unused Acquisition Loan Commitments then in effect.

            (f) Upon the receipt by the Company or any of its Subsidiaries of any Net Cash Proceeds of the issuance of the Senior Subordinated Notes and/or the Senior Subordinated Bridge Loans (other than Net Cash Proceeds of Senior Subordinated Notes to the extent used to repay Senior Subordinated Bridge Loans) after the Closing Date, then an amount equal to 100% of such Net Cash Proceeds shall, on the date of receipt thereof, be applied as follows: first, to the payment in full of the Tender Loans then outstanding, second, to the extent of any amount remaining after repayment in full of the Tender Loans, the Company shall deposit an amount (the "Senior Subordinated Debt Escrow Amount") equal to the amount required to purchase any Shares (and related options) not acquired pursuant to the Tender Offer (other than the Rollover Shares) in an escrow account pending purchase of such Shares on terms and conditions reasonably satisfactory to the Administrative Agent, third, to the payment of the Acquisition Loans outstanding in such amount as the Company shall determine, and fourth to the repayment of the then outstanding Revolving Loans (it being understood that the Revolving Credit Commitments then in effect shall not be reduced by operation of this clause fourth), provided that (i) to the extent the aggregate Net Cash Proceeds of the issuance of Senior Subordinated Notes exceeds $200,000,000, the Loans shall be prepaid and/or the Commitments shall be reduced in accordance with paragraph (e) of this subsection and (ii) if the Merger is not consummated on or prior to May 31, 1998, amounts on deposit in the Senior Subordinated Debt Escrow Amount shall be applied to prepay Loans and/or reduce Commitments in accordance with paragraph (e) of this subsection.

            (g) Subject to subsection 4.3 (in the case of Acquisition Loans), amounts prepaid on account of Term Loans, Tender Loans and Acquisition Loans pursuant to this subsection may not be reborrowed.

            (h) Notwithstanding the foregoing provisions of subsection 6.3(e), if at any time the mandatory prepayment of Loans pursuant to subsection 6.3(b),
(c) or (d) would result, after giving effect to the procedures set forth above, in the Company's incurring breakage costs under subsection 6.13 as a result of Eurodollar Loans or Revolving Offshore Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans" or "Affected Offshore Loans", as the case may be), then the Company may in its sole discretion, so long as no Default or Event of Default shall have then occurred and be continuing, initially deposit a portion (up to 100%) of the amounts in Dollars or the relevant Eligible Offshore Currency, as applicable, that otherwise would have been paid in respect of the Affected Eurodollar Loans or Affected Offshore Loans, as the case may be, with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans or Affected Offshore Loans, as the case may be, not immediately prepaid) in a Cash Collateral Account to be held as security for the Obligations, with such cash collateral to be directly applied by the Administrative Agent to prepay the relevant Affected Eurodollar Loans and Affected Offshore Loans on the last day of the Interest Periods applicable thereto (or such earlier date or dates as shall be requested by the Company or as shall be determined by the Administrative Agent at any time after the occurrence and during the continuation of a Default or Event of Default). Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited in such Cash Collateral Account pursuant to the immediately preceding sentence shall be held for the sole benefit of the Lenders whose Loans would otherwise have been immediately prepaid with the amounts deposited, and, upon the taking of any action by the Administrative Agent or the Lenders pursuant to the remedial provisions of Section 11, any amounts held as cash collateral pursuant to this subsection 6.3(h) shall, subject to the requirements of applicable law, be immediately applied to prepay such Loans.

            (i) Notwithstanding (a) the provisions of this subsection 6.3 with respect to the amount of any mandatory prepayment described herein or (b) the provisions of subsection 6.2 with respect to the amount of any optional prepayment described therein that is allocated to the then outstanding Tranche B Term Loans and Tranche C Term Loans (such amounts, the "Tranche B Prepayment Amount" and the "Tranche C Prepayment Amount", respectively), the Company may, at its option so long as no Default or Event of Default has then occurred and is continuing, in lieu of applying such amount to the prepayment of

Tranche B Term Loans and Tranche C Term Loans as set forth in this subsection or in subsection 6.2, (x) in the case of mandatory prepayments subject to this subsection, on the date specified for such prepayment and (y) in the case of optional prepayments subject to subsection 6.2, on the date on which the Company gives irrevocable notice to the Administrative Agent of the such prepayment: (i) deposit in the Tranche B/C Escrow Account the Tranche B Prepayment Amount and the Tranche C Prepayment Amount and (ii) provide to each Tranche B Lender and each Tranche C Lender a notice (each a "Tranche B/C Prepayment Option Notice") as described below. Each Tranche B/C Prepayment Option Notice shall be in writing, shall refer to this subsection 6.3(i) and shall (i) set forth the Tranche B Prepayment Amount and the Tranche C Prepayment Amount and the portion of each thereof that the applicable Tranche B Lender and Tranche C Lender will be entitled to receive if it accepts such prepayment in accordance with this subsection 6.3(i), (ii) offer to prepay on a specified date (each a "Tranche B/C Prepayment Date"), which shall be not less than 10 days or more than 15 days after the date of the Tranche B/C Prepayment Option Notice, the Tranche B Term Loans of such Tranche B Lender and the Tranche C Term Loans of such Tranche C Lender, as the case may be, in an amount equal to the portion of the Tranche B Prepayment Amount or the Tranche C Prepayment Amount, as the case may be, indicated in such Tranche B Lender's Tranche B/C Prepayment Option Notice as being applicable to such Tranche B Lender or in such Tranche C Lender's Tranche B/C Prepayment Option Notice, as the case may be, as being applicable to such Tranche C Lender, (iii) request such Tranche B Lender or Tranche C Lender, as the case may be, to notify the Company and the Administrative Agent in writing, no later than the fifth day prior to the Tranche B/C Prepayment Date, of such Tranche B Lender's or such Tranche C Lender's, as the case may be, acceptance or rejection of such offer of prepayment and (iv) inform such Tranche B Lender or such Tranche C Lender, as the case may be, that failure by such Lender to accept such offer in writing on or before the fifth day prior to the Tranche B/C Prepayment Date shall be deemed a rejection of such prepayment offer. Each Tranche B/C Prepayment Option Notice shall be given by telecopy, confirmed by hand delivery, overnight courier service or registered or certified mail, in each case addressed as provided in subsection 14.2. On the Tranche B/C Prepayment Date, the Administrative Agent shall withdraw from the Tranche B/C Escrow Account (i) the aggregate amount necessary to prepay the portion of the Tranche B Prepayment Amount in respect of which the Tranche B Lenders have accepted prepayment as described above (such Tranche B Lenders, the "Accepting Tranche B Lenders"), and shall apply such amount on behalf of the Company pro rata against the remaining installments of principal due in respect of the Tranche B Term Loans of the Accepting Tranche B Lenders and (ii) the aggregate amount necessary to prepay the portion of the Tranche C Prepayment Amount in respect of which the Tranche C Lenders have accepted prepayment as described above (such Tranche C Lenders, the "Accepting Tranche C Lenders"), and shall apply such amount on behalf of the Company pro rata against the remaining installments of principal due in respect of the Tranche C Term Loans of the Accepting Tranche C Lenders. The amount remaining in the Tranche B/C Escrow Account after the payment of the amounts described in the immediately preceding sentence shall be applied (i) (x) pro rata (based on outstanding principal amount) to the then outstanding Tranche A Term Loans and Acquisition Loans and
(y) pro rata to the respective then remaining installments of principal thereof and (ii) after the then outstanding Tranche A Term Loans and Acquisition Loans have been paid in full, (x) pro rata (based on outstanding principal amount) to the then outstanding Tranche B Term Loans and Tranche C Term Loans of the Accepting Tranche B Lenders and the Accepting Tranche C Lenders, respectively, and (y) pro rata to the respective then remaining installments of principal thereof. For purposes of this Agreement, the term "Tranche B/C Escrow Account" shall mean an account established by the Company with the Administrative Agent for the benefit of the Tranche B Lenders and the Tranche C Lenders and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this subsection 6.3(i). The Administrative Agent will, at the request of the Company, invest amounts on deposit in the Tranche B/C Escrow Account in Cash Equivalents that mature prior to the Tranche B/C Prepayment Date, provided that
(i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any Requirement of Law and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Tranche B/C Escrow Account if a Default or Event of Default shall have occurred and be continuing. The Company shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay the Tranche B Term Loans of the Accepting Tranche B Lenders and the Tranche C Term Loans of the Accepting Tranche C Lenders on the Tranche B/C Prepayment Date is not less than the amount that would have been available had no investments been made. Other than any interest earned on such investments, the Tranche B/C Escrow Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited and reinvested and disbursed as described above. If an Event of

Default shall have occurred and be continuing, the Administrative Agent may apply all amounts on deposit in the Tranche B/C Escrow Account to prepay outstanding Tranche B Term Loans and Tranche C Term Loans which would have been prepaid but for the delivery of a Tranche B/C Prepayment Option Notice pursuant to this subsection and, after repayment in full of the Tranche B Term Loans and Tranche C Term Loans, to the other Obligations in such order as the Administrative Agent may determine. The Company hereby grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a security interest in the Tranche B/C Escrow Account to secure the Obligations.

            6.4 Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Banking Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Banking Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to (a) the Revolving Credit Termination Date (in the case of conversions of Revolving Loans), (b) the date of the final installment of principal of the relevant Term Loans (in the case of conversions of Term Loans) or (c) the date of the final installment of principal of the Acquisition Loans (in the case of conversions of Acquisition Loans).

            (b) Any Eurodollar Loans or Revolving Offshore Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or
(ii) after the date that is one month prior to (a) the Revolving Credit Termination Date (in the case of continuations of Revolving Loans), (b) the date of the final installment of principal of the relevant Term Loans (in the case of continuations of Term Loans) or (c) the date of the final installment of principal of the Acquisition Loans (in the case of Acquisition Loans), and provided, further, that if the Company shall fail to give such notice or if such continuation is not permitted such Eurodollar Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period and, if the Company shall fail to give such notice of continuation of a Revolving Offshore Loan, such Revolving Offshore Loan shall be automatically continued for an Interest Period of one month.

            6.5 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 15 Eurodollar Tranches outstanding at any time or more than 3 Offshore Tranches in any single Eligible Offshore Currency at any time.

            6.6 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

            (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

            (c) Each Revolving Offshore Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Offshore Rate determined for such day plus the Applicable Margin.

            (d) Each Swing Line Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for Revolving Loans which are Base Rate Loans.

            (e) Each Fronted Offshore Loan shall bear interest for each day during each Interest Period with respect thereto (or, if there is no Interest Period with respect thereto, for each day such Loan is outstanding), at a rate per annum equal to the Cost of Funds determined for such day.

            (f) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue principal, interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, (A) the rate described in paragraph (b) of this subsection plus 2%, in the case of amounts that are owing in Dollars or (B) (I) the Cost of Funds determined by the Administrative Agent in respect of the relevant Offshore Currency, plus (II) the Applicable Margin for Revolving Offshore Loans in effect at such time, plus (III) 2%, in the case of amounts owing that are denominated in Offshore Currencies, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

            (g) Interest shall be payable in arrears on each Interest Payment Date and on the Revolving Credit Termination Date (in the case of Revolving Loans, Swing Line Loans and Fronted Offshore Loans) and the date of the final installment of principal (in the case of Acquisition Loans and Term Loans) and the Tender Loan Maturity Date (in the case of Tender Loans), provided that interest accruing pursuant to paragraph (f) of this subsection shall be payable from time to time on demand.

            6.7 Computation of Interest and Fees. (a) Whenever it is calculated on the basis of the reference rate referred to in the definition of "Base Rate," interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest, commitment fees and letter of credit fees and commissions shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurodollar Rate or of an Offshore Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent or a Fronting Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Company, the Subsidiary Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 6.6(a) or (c).

            6.8 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company and the Subsidiary Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period or the Offshore Rate for such Interest Period in respect of any Eligible Offshore Currency, or

            (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate or Offshore Rate determined or to be determined for such Interest Period in respect of any Eurodollar Loan or Revolving Offshore Loan in an Eligible Offshore Currency will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, or

            (c) a Fronting Lender shall have determined (which determination shall be conclusive and binding upon the Company and the Subsidiary Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Cost of Funds for such Interest Period in respect of any Fronted Offshore Currency (any such Eligible Offshore Currency or Fronted Offshore Currency is referred to as an "Affected Offshore Currency"), then the Administrative Agent (or the relevant Fronting Lender in the cause of clause (c) above) shall give telecopy or telephonic notice thereof to the Company and the Lenders (and, in the case of any notice by a Fronting Lender, the Administrative Agent) as soon as practicable thereafter. If such notice is given (y) pursuant to either clause (a) or (b) of this subsection 6.8 in respect of Eurodollar Loans, then (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (iii) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans and (z) in respect of any Offshore Currency Loans, then (i) any Offshore Currency Loans in an Affected Offshore Currency requested to be made on the first day of such Interest Period shall not be made and (ii) any outstanding Offshore Currency Loans in an Affected Offshore Currency shall be due and payable on the first day of such Interest Period. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or Offshore Currency Loans in an Affected Offshore Currency shall be made or continued as such, nor shall the Company have the right to convert Base Rate Loans to Eurodollar Loans.

            6.9 Pro Rata Treatment and Payments. (a) Each borrowing of Revolving Loans or Acquisition Loans by the Company (or, in the case of Revolving Offshore Loans, any Subsidiary Borrower) from the Revolving Credit Lenders or Acquisition Loan Lenders, as the case may be, hereunder shall be made, each payment by the Company on account of any commitment fee in respect of the Revolving Credit Commitments or Acquisition Loan Commitments, as the case may be, hereunder shall be allocated by the Administrative Agent and any reduction of the Revolving Credit Commitments or Acquisition Loan Commitments, as the case may be, shall be allocated by the Administrative Agent, pro rata according to the Revolving Credit Commitment Percentages of the Revolving Credit Lenders or Acquisition Loan Commitment Percentages of the Acquisition Loan Lenders, as the case may be. Each payment (including each prepayment) by the Company on account of principal of and interest on any Revolving Loan shall be allocated pro rata according to the Revolving Credit Commitment Percentages of the Revolving Credit Lenders. Each payment (including each prepayment) by the Company on account of principal of and interest on any Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tender Loans or Acquisition Loans shall be allocated by the Administrative Agent pro rata according to their respective Tranche A Commitment Percentages, Tranche B Commitment Percentages, Tranche C Commitment Percentages, Tender Loan Commitment Percentages or Acquisition Loan Commitment Percentages. All payments (including prepayments) to be made by the Company or any Subsidiary Borrower hereunder (other than payments on Fronted Offshore Loans as provided in subsection 6.9(c)) and under any Notes, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, San Francisco time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders at the Administrative Agent's Payment Office, in Dollars or, in the case of payments of principal and interest on Offshore Currency Loans, in the currency in which the Loans are denominated, and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. If any payment hereunder (other than payments on Eurodollar Loans or Revolving Offshore Loans) becomes due and payable on a day other than a Banking Day, the maturity of such payment shall be extended to the next succeeding Banking Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a Revolving Offshore Loan becomes due and payable on a day other than a Banking Day, the maturity of such payment shall be extended to the next succeeding Banking Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Banking Day.

            (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent and the Administrative Agent may, in reliance upon such assumption, make available to the Company (or, in the case of Revolving Offshore Loans, the relevant Subsidiary Borrower) a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand (i) in the case of Revolving Offshore Loans, such amount with interest thereon at a rate equal to the daily average cost of funding such amount (as determined by the Administrative Agent) for the period until such Lender makes such amount immediately available to the Administrative Agent or (ii) otherwise, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent, in each case with a customary administrative fee with respect thereto. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the Administrative Agent by such Lender within three Banking Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum equal to the higher of (i) the rate specified in the second sentence of this paragraph and (ii) the rate applicable to Base Rate Loans hereunder, on demand, from the Company (or, in the case of Revolving Offshore Loans, the relevant Subsidiary Borrower).

            (c) All payments (including prepayments) to be made by a Subsidiary Borrower hereunder in respect of Fronted Offshore Loans, on account of principal and interest thereon, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., local time, on the due date thereof to the relevant Fronting Lender, at the Fronting Lender's Payment Office in the currency in which such Loans are denominated and in immediately available funds in such currency. If any payment of principal or interest of a Fronted Offshore Loan becomes due and payable on a day other than a Banking Day, such payment shall be extended to the next succeeding Banking Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            6.10 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Offshore Currency Loans as contemplated by this Agreement,
(a) the commitment of such Lender hereunder to make such Type of Loans, continue such Type of Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (c) such Lender's Loans then outstanding as Offshore Currency Loans, if any, shall be due on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan or repayment of an Offshore Currency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall (or shall cause the relevant Subsidiary Borrower to) pay to such Lender such amounts, if any, as may be required pursuant to subsection 6.13. During any such period of illegality, any Loans that, but for the application of the preceding sentence would have been maintained as Eurodollar Loans, shall be made and maintained by the affected Lender as Base Rate Loans.

            6.11 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Offshore Currency Loan, any Letter of Credit, any Letter of Credit Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 6.12 and changes in the rate of tax on the overall net income of such Lender);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender (or any affiliate of such Lender from which such Lender customarily obtains funds) which is not otherwise included in the determination of the Eurodollar Rate, Offshore Rate or Cost of Funds hereunder; or

            (iii) shall impose on such Lender (or such affiliate) any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or Offshore Currency Loans or issuing or participating in Letters of Credit or participating in Fronted Offshore Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall (or shall cause the relevant Subsidiary Borrower to) promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction. In addition, if any Lender becomes subject to any reserve, special deposit, compulsory loan or similar requirement in respect of any Revolving Offshore Loans made by it (including, without limitation, the Mandatory Liquid Asset requirements of the Bank of England), the Company shall (or shall cause the relevant Subsidiary Borrower to) promptly pay such Lender such additional amount or amounts as will compensate such Lender for any increased costs attributable thereto.

            (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, such Lender shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (d) Failure or delay on the part of any Lender to demand compensation pursuant to this subsection shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Company or relevant Subsidiary Borrower shall not be required to compensate a Lender pursuant to this subsection 6.11 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the event or occurrence giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the event or occurrence giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            6.12 Taxes. (a) All payments made by the Company or the Subsidiary Borrowers under this Agreement, any Notes, any Letters of Credit or any Letter of Credit Applications shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Taxes"), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note) (any such non-excluded Taxes, "Non-Excluded Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, any Letters of Credit or any Letter of Credit Applications, (A) the Company or the relevant Subsidiary Borrower shall withhold and deduct any such Taxes from such amounts, (B) the Company or relevant Subsidiary Borrower shall pay or deposit with the appropriate taxing authority in a timely manner the full amount of Taxes so withheld or deducted,
(C) the Company or the relevant Subsidiary Borrower shall promptly send to the Administrative Agent a certified copy of an original official receipt received by the Company or such Subsidiary Borrower (or other documentation reasonably acceptable to the Administrative Agent) showing payment thereof, and (D) if such Taxes are Non-Excluded Taxes, the amounts so payable to the Administrative Agent or the relevant Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Company and the Subsidiary Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. If the Company or any Subsidiary Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company and such Subsidiary Borrower shall indemnify the Administrative Agent and the relevant Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) Each Lender that is not organized under the laws of the United States of America or a state thereof shall:

            (i) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, deliver to the Company and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be and if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, deliver to the Administrative Agent an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

            (ii) deliver to the Company and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

            (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 14.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

            (c) Failure or delay on the part of any Lender to demand additional amounts pursuant to this subsection shall not constitute a waiver of such Lender's right to demand such additional amounts; provided that the Company or relevant Subsidiary Borrower shall not be required to compensate a Lender pursuant to this subsection 6.12 for any Non-Excluded Taxes incurred more than 180 days prior to the date that such Lender notifies the Company thereof; provided further that, if the Non-Excluded Taxes are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            6.13 Indemnity. The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuation of Eurodollar Loans or Offshore Currency Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans or Offshore Currency Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            6.14 Offshore Currency Spot Rate. (a) (i) No later than 2:00 P.M., San Francisco time, on each Calculation Date with respect to an Eligible Offshore Currency, the Administrative Agent shall determine the Spot Rate as of such Calculation Date with respect to such Eligible Offshore Currency and (ii) no later than the time specified in the applicable Fronting Lender Addendum, on each Calculation Date with respect to a Fronted Offshore Currency, the Fronting Lender with respect to such Offshore Currency shall determine the Spot Rate as of such Calculation Date with respect to such Fronted Offshore Currency and shall promptly notify the Administrative Agent thereof, provided that, upon receipt of a borrowing request pursuant to subsection 2.14, the relevant Fronting Lender shall determine the Spot Rate with respect to the relevant Fronted Offshore Currency in accordance with the Fronting Lender Addendum and shall promptly notify the Administrative Agent thereof (it being acknowledged and agreed that the Administrative Agent shall use such Spot Rate for the purposes of determining compliance with subsection 2.13 with respect to such borrowing request and issuing the notice described in clause (iii) of the proviso to the first sentence of subsection 2.13). The Spot Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

            (b) No later than 2:00 P.M., San Francisco time, on each Reset Date and Borrowing Date (with respect to Offshore Currency Loans), the Administrative Agent shall determine the Dollar Equivalent of the Offshore Currency Loans then outstanding (after giving effect to any Offshore Currency Loans to be made or repaid on such date).

            (c) The Administrative Agent shall promptly notify the Company of each determination of a Spot Rate hereunder.

            6.15 Subsidiary Borrowers. The Company may designate any Foreign Subsidiary of the Company as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Foreign Subsidiary and the Company and upon such delivery such Foreign Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Foreign Subsidiary, whereupon such Foreign Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. The Administrative Agent shall promptly notify the affected Lenders at each such designation. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any Subsidiary Borrower Obligation of such Subsidiary Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall nevertheless be effective to terminate such Subsidiary Borrower's right to make further borrowings under this Agreement. Each Subsidiary Borrower shall be permitted only to borrow Revolving Offshore Loans in the currency of the jurisdiction which is both its jurisdiction of organization and the jurisdiction where it has its principal operations.

            6.16 Mitigation Obligations; Replacement of Lenders. (a) If any Lender or a Participant in such Lender's Loans requests compensation under subsection 6.11, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof causes the occurrence of one of the events described in clause (a), (b) or (c) of subsection 6.11, or if the Company or any Subsidiary Borrower is required to pay any additional amount to any Lender or a Participant in such Lender's Loans or any Governmental Authority for the account of any Lender or Participant pursuant to subsection 6.12, then such Lender or Participant shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender or Participant, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to subsection 6.11 or 6.12 or would render inapplicable the adoption, change, interpretation or application of the Requirement of Law that necessitated the occurrence of one of the events described in clause (a), (b) or (c) of subsection 6.11, as the case may be, in the future and (ii) would not subject such Lender or Participant to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Participant. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Participant in connection with any such designation or assignment.

            (b) If any Lender or a Participant in such Lender's Loans requests compensation under subsection 6.11, or if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof causes the occurrence of one of the events described in clause (a), (b) or (c) of subsection 6.11, or if the Company or any Subsidiary Borrower is required to pay any additional amount to any Lender or a Participant in such Lender's Loans or any Governmental Authority for the account of any Lender or Participant pursuant to subsection 6.12, then the Company shall have the right, at its sole expense, upon notice to such Lender and the Administrative Agent, to require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in subsection 14.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Bank, the Swing Line Lender and the Fronting Lenders) which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in outstanding Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) (x) in the case of any such assignment resulting from a claim for compensation under subsection 6.11 or payments required to be made pursuant to subsection 6.12, such assignment will result in a reduction in such compensation or payments and
(y) in the case of any such assignment resulting from the adoption of or any change in any Requirement of Law or in the interpretation or application thereof that causes the occurrence of one of the events described in clause (a), (b) or
(c) of subsection 6.11, such assignment will render inapplicable the adoption, change, interpretation or application of the Requirement of Law that necessitated the occurrence of one of the events described in clause (a), (b) or
(c) of subsection 6.11. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.


                    SECTION 7. REPRESENTATIONS AND WARRANTIES

            To induce the Agents and the Lenders to enter into this Agreement and to induce the Lenders to make their extensions of credit hereunder, the Company hereby represents and warrants to the Administrative Agent and each Lender that:

            7.1 Financial Condition. (a) The Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 1996 and the related Consolidated statements of earnings and of cash flows for the fiscal year ended on such date, reported on by KPMG Peat Marwick LLP, copies of which have heretofore been furnished to each Lender, present fairly the Consolidated financial condition of the Company and its Consolidated Subsidiaries as at such date, and the Consolidated results of their operations and their Consolidated cash flows for the fiscal year then ended. The unaudited Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at September 30, 1997 and the related unaudited Consolidated statements of earnings and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, present fairly the Consolidated financial condition of the Company and its Consolidated Subsidiaries as at such date, and the Consolidated results of their operations and their Consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments and the absence of notes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved as required by GAAP (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Company nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any Interest Rate Protection Agreement or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth in Schedule 7.1, during the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Company or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person other than the RIK Acquisition) material in relation to the Consolidated financial condition of the Company and its Consolidated Subsidiaries at December 31, 1996.

            (b) The pro forma balance sheet of the Company and its Consolidated Subsidiaries, copies of which have heretofore been furnished to each Lender, is the balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 1997 (the "Pro Forma Date"), adjusted to give effect (as if such events had occurred on such date) to (w) the consummation of the Recapitalization, (x) the making of the Loans and other extensions of credit hereunder to be made on the Closing Date and the application of the proceeds thereof as contemplated hereby and (y) the payment of the fees and expenses paid in connection with the consummation of the Recapitalization and the other transactions contemplated by the Loan Documents and the Recapitalization Documentation. Such balance sheet was prepared based on good faith assumptions and on the best information available to the Company as of the date of delivery thereof and fairly presents on a pro forma basis the Consolidated financial position of the Company and its Consolidated Subsidiaries as at September 30, 1997, as adjusted, as described above, assuming such events had occurred at September 30, 1997.

            7.2 No Change; Solvency. Since December 31, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and during the period from December 31, 1996 to and including the date hereof, except as provided in and pursuant to the Recapitalization Documentation and except as set forth in Schedule 7.2, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company or any of its Subsidiaries nor has any of the Capital Stock of the Company or any of its Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries. As of the Closing Date, after giving effect to the transactions contemplated by the Loan Documents and the Recapitalization Documentation, and as of each Borrowing Date, the Company and its Subsidiaries will be Solvent on a Consolidated basis.

            7.3 Corporate Existence; Compliance with Law. The Company and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent its failure to be so qualified and/or in good standing could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.4 Corporate Power; Authorization; Enforceable Obligations. The Company has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents other than filings and recordings to perfect the Liens created by the Loan Documents. This Agreement has been, and each other Loan Documents to which it is a party will be, duly executed and delivered on behalf of the Company. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            7.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Company or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien, except pursuant to the Security Documents, on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

            7.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

            7.7 No Labor Controversy. There are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.

            7.8 No Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            7.9 Ownership of Property; Liens. The Company and each of its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 10.3. Schedule 7.9 sets forth a true and complete list of all real property owned by the Company and its Subsidiaries as of the date hereof.

            7.10 Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, patents, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim. The use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            7.11 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

            7.12 Taxes. The Company and each of its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such taxes, fees and other charges, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge.

            7.13 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U in violation of Regulation G or Regulation U. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

            7.14 ERISA. Except for matters which could not reasonably be expected to have a Material Adverse Effect, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan (other than any Multiemployer Plan), and each Plan (other than any Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan under
Section 4041(c) or 4042 of ERISA has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the best of the Company's knowledge, neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

            7.15 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Federal or State statute or regulation (other than Regulation X) which limits its ability to incur Indebtedness.

            7.16 Subsidiaries. Schedule 7.16 sets forth all of the Subsidiaries of the Company, and all of the joint ventures in which the Company or any of its Subsidiaries has, or will have, an interest, at the Closing Date, both before and after giving effect to the Recapitalization, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Company therein.

            7.17 Purpose of Loans. The proceeds of the Loans shall be used by the Company (i) in the case of the Term Loans, to finance a portion of the Recapitalization and to pay fees and expenses related to the Recapitalization,
(ii) in the case of the Tender Loans, to finance (A) the purchase of outstanding Shares pursuant to the Tender Offer and (B) the payment of fees and expenses related to the Recapitalization, (iii) in the case of the Revolving Loans and Swing Line Loans, to finance (A) on the Closing Date the purchase of outstanding Shares pursuant to the Tender Offer and to pay fees and expenses related to the Recapitalization and (B) the working capital needs and general corporate purposes of the Company and its Subsidiaries in the ordinary course of business (including the financing of Permitted Acquisitions), (iv) in the case of the Acquisition Loans, to finance (A) on the Closing Date the purchase of Shares pursuant to the Tender Offer and to pay fees and expenses related to the Recapitalization and (B) Permitted Acquisitions and (v) in the case of Fronted Offshore Loans, to finance the working capital needs of the relevant Subsidiary Borrower.

            7.18 Environmental Matters. Except as set forth in Schedule 7.18:

            (a) The facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) would reasonably be expected to give rise to liability under, any applicable Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

            (b) The Properties and all operations at the Properties are in compliance in all material respects, and have in the last five years been in compliance in all material respects, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of its Subsidiaries (the "Business") which is reasonably likely to result in a Material Adverse Effect.

            (c) Neither the Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws (including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act) with regard to any of the Properties or the Business, nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

            (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which would be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as such transportation, disposal, generation, treatment or storage, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, nor has the Company or any of its Subsidiaries assumed or retained, by contract or, to the best knowledge of the Company, by operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern except insofar as such proceeding, action, decree, order, requirement, assumption or retention, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect.

            (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws except insofar as such release or threat of release is not reasonably likely to result in a Material Adverse Effect.

            7.19 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

            7.20 No Material Misstatements. The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Company and each other Loan Party to the Administrative Agent and the Lenders in connection with the negotiation of any Loan Document or the

Recapitalization Documentation or any document related thereto or included therein or delivered pursuant thereto do not contain, and will not contain as of the Closing Date, any material misstatement of fact and do not, taken as a whole, omit, and will not, taken as a whole, omit as of the Closing Date, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. It is understood that no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions (the "Projections"), and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that, as of the date such Projections were generated, (a) such Projections were based on the good faith assumptions of the management of the Company, and (b) the assumptions on which the Projections were based were believed by such management to be reasonable (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company and that no assurance is given by the Company that such Projections will be realized).

            7.21 Representations and Warranties Contained in the Recapitalization Documentation. All of the Recapitalization Documentation has been duly executed and delivered by each of the parties thereto. As of the Closing Date, the representations and warranties of each of the Loan Parties contained in the Recapitalization Documentation (after giving effect to any amendments, supplements, waivers or other modifications of such Recapitalization Documentation prior to such Closing Date in accordance with this Agreement) will be true and correct in all material respects except as otherwise disclosed to the Lenders in writing prior to the date hereof.

            7.22 Ownership of the Company. Schedule 7.22 sets forth the number of shares of the Capital Stock of the Company, and the type thereof, to be owned by the Buyers both on the Closing Date and on the Merger Date, and, except as set forth in Schedule 7.22, there will be no shares of the Capital Stock of the Company issued and outstanding on the Closing Date or the Merger Date that are not listed on such Schedule.

            7.23 Collateral. The provisions of each of the Security Documents, when executed and delivered, will constitute in favor of the Administrative Agent for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in all right, title, and interest of the Company or any of the other Loan Parties which is a party to such Security Document, as the case may be, in the Collateral described in such Security Document. When financing statements have been filed in the offices in the jurisdictions listed in
Schedule 3 to the Guarantee and Collateral Agreement, when appropriate filings have been made in the U.S. Patent and Trademark Office and Copyright Office, and when each of the Mortgages shall have been recorded in the appropriate recording office, except as otherwise provided in the Security Documents, each of the Security Documents shall constitute a perfected security interest in all right, title and interest of the Company or such other Loan Parties, as the case may be, in the Collateral described therein, and except for (i) Liens permitted by subsection 10.3 which have priority over the Liens on the Collateral by operation of law and (ii) Liens described in Schedule 10.3(f), a perfected first Lien on all right, title and interest of the Company or such other Loan Parties, as the case may be, in the Collateral described in each Security Document.

            7.24 Senior Debt; No Other Designated Senior Debt. The Obligations constitute "Senior Indebtedness", "Designated Senior Debt" and "Designated Guarantor Senior Debt" under and as defined in the Senior Subordinated Note Indenture (after the execution and delivery thereof), in the Senior Subordinated Credit Agreement (after the execution and delivery thereof and for so long as the Senior Subordinated Credit Agreement remains in effect) and in any other Subordinated Debt Documentation. No other Indebtedness of any Loan Party constitutes or has been designated as "Designated Senior Debt" or "Designated Guarantor Senior Debt" under and as defined in the Senior Subordinated Note Indenture (after the execution and delivery thereof), the Senior Subordinated Credit Agreement (after the execution and delivery thereof) or any other Subordinated Debt Documentation.

                         SECTION 8. CONDITIONS PRECEDENT

            8.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loans or other extensions of credit requested to be made by it hereunder and of the Issuing Bank to issue any Letter of Credit requested to be issued by it on any date, is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans or other extensions of credit on the Closing Date, of the following conditions precedent:

            (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Lender, (ii) for the account of each of the Lenders which has requested a Note pursuant to subsections 6.1, a Revolving Credit Note, a Fronted Loan Note, a Tranche A Term Note, a Tranche B Term Note, a Tranche C Term Note, a Swing Line Note, a Tender Note or an Acquisition Note, as the case may be, each conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company or the relevant Subsidiary Borrower, (iii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender, (iv) Mortgages executed and delivered by a duly authorized officer of the applicable Loan Party with respect to each parcel of Initial Mortgaged Real Property, with a counterpart or a conformed copy for each Lender, and (v) an executed Addendum (or a copy thereof by facsimile transmission) from each Person listed in Schedule 1.1(a), provided, that, notwithstanding the foregoing, in the event that an Addendum has not been duly executed and delivered by each Person listed in Schedule 1.1(a) on the date (which shall be no earlier than the date hereof) on which this Agreement shall have been executed and delivered by each of the Company, the Administrative Agent and the Syndication Agent, the condition set forth in this subsection 8.1(a)(v) shall, subject to satisfaction of the other conditions precedent set forth in subsections
      8.1 and 8.2, nevertheless be satisfied on such date with respect to those Persons which have executed and delivered an Addendum on or before such date if on such date each of the Company, the Syndication Agent and the Administrative Agent shall have designated one or more banks, financial institutions or other entities ("Designated Lenders") to assume, in the aggregate, all of the Commitments which would have been held by the Persons listed in Schedule 1.1(a) (the "Non-Executing Persons") which have not so executed an Addendum (subject to each such Designated Lender's prior written consent in its sole discretion and its execution of an Addendum) (Schedule 1.1(a) shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder).

            (b) Proceeds of Issuance of New Investor Shares. The Administrative Agent shall have received evidence satisfactory to it that the Company shall have received at least $125,000,000 in cash proceeds from the sale of the New Investor Shares prior to the consummation of the Tender Offer on terms and conditions satisfactory to the Agents.

            (c) Tender Offer; Transaction Agreement; Recapitalization Documentation. The Tender Offer shall have been consummated in accordance with applicable law and on terms reasonably satisfactory to the Agents and all conditions to the Tender Offer contained in the Transaction Agreement shall have been satisfied or complied with substantially on the terms set forth therein and not waived without the Administrative Agent's consent (which shall not be unreasonably withheld). The Transaction Agreement and other documentation (collectively, the "Recapitalization Documentation") relating to the Recapitalization shall have terms and conditions reasonably satisfactory to the Agents, shall be in full force and effect and no provision of such documentation shall have been waived, amended, supplemented or otherwise modified in any material respect without the prior written consent of the Required Lenders, which consent may not be unreasonably withheld. Without limiting the foregoing, the Transaction Agreement shall provide that, pursuant to the Merger, the Rollover Shares (which shall have an aggregate value of approximately $352,794,990) shall be converted to newly issued shares of the Company as the surviving corporation of the Merger, which newly issued shares shall represent all of the issued and outstanding common stock of the Company immediately following the Merger. The Administrative Agent shall have received certified copies of the Recapitalization Documentation (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof in any respect. The Administrative Agent shall have received evidence reasonably satisfactory to it that neither the Company nor any Rollover Shareholder shall be in breach or violation of any of its obligations under the Recapitalization Documentation or the financing thereof, which breach or violation would permit the Transaction Agreement or the Shareholder Support Agreement to be terminated, and that neither the Company nor any of its Affiliates and Subsidiaries shall be subject to material contractual or other material restrictions that would be violated by the Recapitalization.

            (d) Senior Subordinated Bridge Loans; Senior Subordinated Notes. (i)
      (A) The Company shall have delivered to the Lenders a true and complete copy of the Senior Subordinated Credit Agreement, which shall be reasonably satisfactory in form and substance to the Lenders, (B) all conditions precedent to the effectiveness of the Senior Subordinated Credit Agreement shall have been satisfied and (C) the Company shall have engaged one or more financial institutions satisfactory to the Lenders to publicly sell or privately place at least $200,000,000 of Senior Subordinated Notes in a public offering or Rule 144A private placement on terms and conditions reasonably satisfactory to the Lenders or (ii) (A) the Company shall have entered into an indenture (the "Senior Subordinated
      Note Indenture") with respect to the issuance of the Senior Subordinated Notes, which shall be reasonably satisfactory in form and substance to the Lenders, and (B) the Administrative Agent shall have received evidence satisfactory to it that the Company shall have received the Net Cash Proceeds from the issuance of $200,000,000 of Senior Subordinated Notes pursuant to the Senior Subordinated Note Indenture.

            (e) Minimum Shares Tendered; Tender Offer Filings. At least 27,500,000 of the issued and outstanding Shares (other than the Rollover Shares) shall have been validly tendered and accepted for payment pursuant to the Tender Offer. All documents and materials filed publicly by the Buyers in connection with the Tender Offer and the Merger shall have been furnished to the Lenders and shall be reasonably satisfactory in form and substance to the Lenders.

            (f) New Investor Group. (i) The Administrative Agent shall have received evidence reasonably satisfactory to it that, after giving effect to the Tender Offer and the cancellation of the Shares purchased pursuant to the Tender Offer, the New Investor Group and the other Rollover Shareholders shall own at least 66-2/3% (or such greater percentage as shall be required to approve the Merger), on a fully diluted basis, of the aggregate voting power of the Shares which may be voted in connection with the approval of the Merger and (ii) the Shareholder Support Agreement, dated as of October 2, 1997 (the "Shareholder Support Agreement"), among Fremont, RCBA and James R. Leininger, M.D., shall be in full force and effect.

            (g) Purchase Price of Shares; Fees and Expenses. The Lenders shall have received evidence reasonably satisfactory to them that (i) the aggregate purchase price for all of the issued and outstanding Shares and related options shall not exceed $855,000,000 and (ii) the aggregate fees and expenses with respect to the Recapitalization shall not exceed $46,000,000 ("Transaction Expenses").

            (h) Existing Indebtedness; Capitalization. The Administrative Agent shall have received evidence reasonably satisfactory to it that substantially all of the existing Indebtedness of the Company and its Subsidiaries shall have been repaid on satisfactory terms. The capitalization and structure of each Loan Party after the Recapitalization shall be reasonably satisfactory in all respects to the Agents. The Administrative Agent shall be satisfied with senior management of the Company.

            (i) Fees. The Lenders, the Administrative Agent, the Syndication Agent, BRS and BT Alex. Brown shall have received all fees required to be paid in connection with this Agreement, and all expenses for which invoices have been presented, on or before the Closing Date.

            (j) Governmental and Third Party Consents and Approvals. All governmental and third party approvals and consents required in connection with the Recapitalization (other than with respect to the Merger), the financing contemplated hereby and the continuing operations of the

      Company and its Subsidiaries shall have been obtained on terms reasonably satisfactory to the Administrative Agent and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority or other competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization or the financing thereof, except for such governmental and third party approvals the failure to obtain which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (k) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Company, of the Senior Subordinated Note Indenture or the Senior Subordinated Credit Agreement.

            (l) Closing Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Company, dated the Closing Date, substantially in the form of Exhibit H, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent.

            (m) Corporate Proceedings of the Company. The Administrative Agent shall have received, with a counterpart for the Administrative Agent and a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (n) Company Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for the Administrative Agent and a copy for each Lender, a certificate of the Company, dated the Closing Date, as to the incumbency and signature of the officers of the Company executing any Loan Document satisfactory in form and substance to the Administrative Agent.

            (o) Proceedings of Subsidiaries. The Administrative Agent shall have received, with a counterpart for the Administrative Agent and a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each such Subsidiary of the Company which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (p) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for the Administrative Agent and a copy for each Lender, a certificate of each Subsidiary of the Company which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent.

            (q) Corporate Documents. The Administrative Agent shall have received, with a counterpart for the Administrative Agent and a copy for each Lender, true and complete copies (a) with respect to each Loan Party which is a corporation, of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof in a manner reasonably satisfactory to the Administrative Agent and (b) with respect to each Loan Party which is a limited liability company, of the articles of organization and regulations and other governing documents and agreements of each such Loan Party, certified as of the Closing Date as complete and correct copies thereof in a manner reasonably satisfactory to the Administrative

      Agent.

            (r) Solvency Certificate and Letter. The Lenders shall have received
      (i) a solvency certificate of a Responsible Officer of the Company, and
      (ii) a solvency opinion from Houlihan Lokey Howard & Zukin, in each case which shall document the solvency of the Company and its Subsidiaries after giving effect to the Recapitalization and the other transactions contemplated hereby and each of which shall be reasonably satisfactory in form and substance to the Lenders.

            (s) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                  (i) the executed legal opinion of Shearman & Sterling, counsel to the Company and its Subsidiaries, substantially in the form of
            Exhibit I-1;

                  (ii)(ii) the executed legal opinion of Dennis Noll, general counsel of the Company and its Subsidiaries, substantially in the form of Exhibit I-2;

                  (iii) the executed legal opinion of Cox & Smith Incorporated, counsel to the Company and its Subsidiaries, substantially in the form of Exhibit I-3; and

                  (iv) the executed legal opinion of Will Quirk, special
            intellectual property counsel to the Company with respect to intellectual property matters, substantially in the form of Exhibit I-4.

      Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require. The Administrative Agent shall have received, if reasonably available, letters entitling the Administrative Agent and the Lenders to rely upon the opinions delivered pursuant to the Transaction Agreement.

            (t) Pledged Stock; Stock Powers. Except as provided in the Guarantee and Collateral Agreement, the Administrative Agent shall have received the certificates representing the shares of Capital Stock (to the extent ownership interests are evidenced by certificates) pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

            (u) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed (or arrangements satisfactory to the Administrative Agent for the prompt completion thereof shall have been made).

            (v) Surveys. The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in subsection 8.1(w) (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the property covered by each Mortgage delivered pursuant to subsection 8.1(a)(iv) certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof;
      (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

            (w) Title Insurance Policy. The Administrative Agent shall have received in respect of each parcel covered by each Mortgage delivered pursuant to subsection 8.1(a)(iv) a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount satisfactory to the Administrative Agent; (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent; (iv) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of Texas Mortgage Policy Form T-2 (Revised 1-1-93); (vi) contain such authorized endorsements and affirmative coverage as the Administrative Agent may request and (vii) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

            (x) Flood Insurance. If requested by the Administrative Agent, the Administrative Agent shall have received (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by any Mortgage delivered pursuant to subsection 8.1(a)(iv), (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (C) has a term ending not earlier than the maturity of the indebtedness secured by such Mortgage and
      (ii) confirmation that the Company has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.

            (y) Copies of Documents. The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in subsection 8.1(w) and a copy, certified by such parties as the Administrative Agent may deem appropriate, of all other documents affecting the property covered by each Mortgage delivered pursuant to subsection 8.1(a)(iv).

            (z) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Loan Parties, and the results of such search shall be satisfactory to the Administrative Agent.

            (aa) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection 5.3 of the Guarantee and Collateral Agreement and of Section 5 of each of the Mortgages shall have been satisfied.

            (bb) Environmental Assessments. The Lenders shall have received one or more environmental assessments, in form and substance satisfactory to them, concerning environmental compliance and liability issues affecting the Company and the other Loan Parties, and, from each consulting firm that prepared such assessments, written authorization allowing the Administrative Agent and the Lenders to rely on such assessments as if prepared for and addressed to them.

            (cc) Regulations of the Board of Governors of the Federal Reserve System. The Lenders shall be satisfied that the making of the Loans will not violate Regulation G, Regulation T, Regulation U or Regulation X.

            (dd) Term Loan and Tender Loan Drawing. (i) As a condition to the making of the Tender Loans, the amounts available to the Company on the Closing Date under the Term Loan

      Commitments shall have been fully drawn on the Closing Date and (ii) as a condition to the making of Acquisition Loans and Revolving Loans to finance the Tender Offer and to pay fees and expenses related thereto, the amounts available to the Company on the Closing Date under the Tender Loan Commitments shall have been fully drawn or terminated.

            8.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan or any other extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit), and of the Issuing Bank to issue any Letter of Credit requested to be issued by it on any date, is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by the Company, its Subsidiaries and any other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit or the issuing of Letters of Credit requested to be made on such date.

            (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by and Letter of Credit issued on behalf of the Company or any Subsidiary Borrower hereunder shall constitute a representation and warranty by the Company and such Subsidiary Borrower, as the case may be, as of the date thereof that the conditions contained in this subsection have been satisfied.

            8.3 Additional Conditions to Each Subsidiary Borrower Credit Event. The agreement of each Lender to make the initial extension of credit requested to be made by it to any Subsidiary Borrower on any date is also subject to the satisfaction of the following conditions precedent:

            (a) Borrowing Subsidiary Agreement. The Administrative Agent shall have received the Borrowing Subsidiary Agreement for such Subsidiary Borrower executed and delivered by the Company and such Subsidiary Borrower.

            (b) Opinions. The Administrative Agent shall have received a favorable written opinion of counsel for such Subsidiary Borrower (which counsel shall be reasonably acceptable to the Administrative Agent), in form and substance reasonably satisfactory to the Administrative Agent, and covering such other matters (including matters of the type described in subsections 6.11 or 6.12) relating to such Subsidiary Borrower or its Borrowing Subsidiary Agreement as the Required Lenders shall reasonably request.

            (c) Other Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary Borrower, the authorization of the transactions contemplated hereby relating to such Subsidiary Borrower and any other legal matters relating to such Subsidiary Borrower, its Borrowing Subsidiary Agreement or such transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                        SECTION 9. AFFIRMATIVE COVENANTS

            The Company hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Company shall and (except in the case of delivery of financial information, reports and notices in respect of the Company) shall cause each of its Subsidiaries to:

            9.1 Financial Statements. Furnish to the Administrative Agent, with a copy for each Lender:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such year and the related Consolidated statements of earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited Consolidated statements of earnings and of cash flows of the Company and its Consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of notes);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (except, in the case of any such unaudited financial statements, for the absence of footnotes and, except as approved by such accountants or officer, as the case may be, and disclosed therein).

            9.2 Certificates; Other Information. Furnish to the Administrative Agent, with a copy for each Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsection 9.1(a), a compliance certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in subsections 9.1(a) and (b), a compliance certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer's knowledge, during such period (A) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Company has complied with the requirements of subsection 9.10 with respect thereto), (B) neither the Company nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (C) the Company has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and
      (ii) setting forth in reasonable detail the calculations required to determine (A) compliance with subsection 10.1, (B) the Applicable Margin then in effect for each Type of Loan and (C) in the case of the compliance certificate delivered in connection with the financial statements delivered pursuant to subsection 9.1(a), the Excess Cash Flow for the relevant fiscal year;

            (c) promptly after approval by the Board of Directors of the Company, but in any event not later than the last Business Day of the second calendar month of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow budget of the Company and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect;

            (d) concurrently with the delivery of the financial statements referred to in subsections 9.1(a) and (b), a comparison (with a discussion of material differences) in reasonable detail of the revenues and EBITDA (and, in the case of the financial statements referred to in subsection 9.1(a), asset utilization) of the Company and its Subsidiaries, on a divisional basis, for the period covered by the financial statements to the budgeted results for such period delivered to the Lenders prior to the Closing Date or after the Closing Date, pursuant to paragraph (c) above (it being understood that any such comparison and discussion shall be prepared in a manner consistent with past practice as disclosed to the Administrative Agent and any comparison so prepared shall satisfy the requirements of this paragraph);

            (e) within fifteen days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

            (f) as soon as practicable, such additional financial and other information as any Lender may from time to time reasonably request.

            9.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company and its Subsidiaries.

            9.4 Conduct of Business and Maintenance of Existence. Continue to
(i) engage in businesses which are in the same, similar or reasonably related or complementary businesses as the businesses in which the Company and its Subsidiaries are engaged on the date hereof and (ii) preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 10.5 except to the extent that failure to do so could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

            9.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies (or, to the extent consistent with prudent business practice, a program of self-insurance) insurance on all the Collateral in accordance with the requirements of Section 5.3 of the Guarantee and Collateral Agreement and the requirements of each of the Mortgages and on all its other property in at least such amounts (including as to amounts of deductibles) and against at least such risks (but including in any event commercial general liability, product liability and business interruption) as are consistent with prudent business practice; and furnish to each Lender, upon written request, full information as to the insurance carried.

            9.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its

Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

            9.7 Notices. Promptly give notice to the Administrative Agent, with a copy for each Lender, of:

            (a) the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought which, if granted, could reasonably be expected to have a Material Adverse Effect;

            (d) any of the following events where, individually or in the aggregate with any other events, the liability that could result would exceed $5,000,000, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

            (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

            9.8 Environmental Laws. (a) Comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not be reasonably expected to have a Material Adverse Effect.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except, in each case, to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

            9.9 Further Assurances. Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

            9.10 Additional Collateral. (a) With respect to any assets, other than leasehold interests, acquired after the Closing Date by the Company or any of its Domestic Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than any assets described in paragraph (b) or (c) of this subsection), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent (including Mortgages) shall reasonably deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets, (ii) take all actions reasonably necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law as contemplated by such Security Documents, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent, (iii) in the case of a Mortgage, deliver to the Administrative Agent such surveys, policies and other documents as the Administrative Agent would have received pursuant to subsections 8.1(v), 8.1(w), 8.1(x) and 8.1(y) if the relevant parcel of real property has been subject to a Mortgage on the Closing Date, all in form and substance reasonably satisfactory to the Administrative Agent and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary (other than a Foreign Subsidiary), promptly: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Company or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement pursuant to an annex to the Guarantee and Collateral Agreement which is in form and substance reasonably satisfactory to the Administrative Agent, (B) to execute and deliver a Mortgage with respect to any parcel of real property owned by it, (C) to take all actions necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement or any such Mortgage to be duly perfected in accordance with all applicable Requirements of Law as contemplated by such Security Documents, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent and (D) to execute and deliver such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary, the authorization of the transactions contemplated hereby and by the other Loan Documents relating to such Subsidiary and any other legal matters relating to such Subsidiary and the Loan Documents to which it is or is to become a party (including, if requested by the Administrative Agent, satisfactory environmental reports or assessments with respect to each parcel of real property covered by a Mortgage), all in form and substance satisfactory to the Administrative Agent and its counsel, (iv) in the case of a Mortgage, deliver to the Administrative Agent such surveys, policies and other documents as the Administrative Agent would have received pursuant to subsections 8.1(v), 8.1(w), 8.1(x) and 8.1(y) if the relevant parcel of real property has been subject to a Mortgage on the Closing Date, all in form and substance reasonably satisfactory to the Administrative Agent and (v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (c) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary, promptly upon the request of the Administrative
Agent: (i) to the extent permitted by applicable law, execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Company or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Domestic Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iii) if requested by the Administrative Agent, deliver to the

Administrative Agent legal opinions relating to the matters described in clauses
(i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            9.11 Senior Subordinated Debt Escrow Amount. Deposit the Senior Subordinated Debt Escrow Amount in the Senior Subordinated Debt Escrow Account pending purchase of such Shares on terms and conditions satisfactory to the Administrative Agent and in accordance with the provisions of subsection 6.3(f).

            9.12 Interest Rate Protection. No later than 90 days following the Closing Date, enter into Interest Rate Protection Agreements which shall provide interest rate protection in respect of at least 50% of the Term Loans then outstanding and which shall be in form and substance reasonably satisfactory to the Administrative Agent and for a term of at least three years.


                         SECTION 10. NEGATIVE COVENANTS

            The Company hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Company shall not, and (except with respect to subsection 10.1) shall not permit any of its Subsidiaries to, directly or indirectly:

            10.1 Financial Condition Covenants.

            (a) Interest Coverage. Permit for any period of four consecutive fiscal quarters ending at the end of any fiscal quarter set forth below the ratio of (i) EBITDA of the Company for such period to (ii) Consolidated Cash Interest Expense of the Company for such period to be less than the ratio set forth opposite such period below:

            Fiscal Quarter Ending               Interest Coverage Ratio
            ---------------------               -----------------------

            March 31, 1998                      1.75 to 1.00
            June 30, 1998                       1.75 to 1.00
            September 30, 1998                  1.75 to 1.00
            December 31, 1998                   1.75 to 1.00
            March 31, 1999                      1.75 to 1.00
            June 30, 1999                       1.75 to 1.00
            September 30, 1999                  1.75 to 1.00
            December 31, 1999                   2.00 to 1.00
            March 31, 2000                      2.00 to 1.00
            June 30, 2000                       2.00 to 1.00
            September 30, 2000                  2.00 to 1.00
            December 31, 2000                   2.25 to 1.00
            March 31, 2001                      2.25 to 1.00
            June 30, 2001                       2.25 to 1.00
            September 30, 2001                  2.25 to 1.00
            December 31, 2001                   2.50 to 1.00
            March 31, 2002                      2.50 to 1.00
            June 30, 2002                       2.50 to 1.00
            September 30, 2002                  2.50 to 1.00
            December 31, 2002                   2.75 to 1.00
            March 31, 2003                      2.75 to 1.00
            June 30, 2003                       2.75 to 1.00
            September 30, 2003                  2.75 to 1.00
            December 31, 2003 and each
            Fiscal Quarter ending
            thereafter                          3.00 to 1.00

            (b) Leverage Ratio. Permit the Leverage Ratio at any time during any fiscal quarter of the Company set forth below to be greater than the ratio set forth opposite such period set forth below:


            Fiscal Quarter Ending               Ratio
            ---------------------               -----
            December 31, 1997                   6.25 to 1.00
            March 31, 1998                      6.25 to 1.00
            June 30, 1998                       6.25 to 1.00
            September 30, 1998                  6.25 to 1.00
            December 31, 1998                   6.00 to 1.00
            March 31, 1999                      6.00 to 1.00
            June 30, 1999                       5.75 to 1.00
            September 30, 1999                  5.75 to 1.00
            December 31, 1999                   5.25 to 1.00
            March 31, 2000                      5.25 to 1.00
            June 30, 2000                       5.25 to 1.00
            September 30, 2000                  5.25 to 1.00
            December 31, 2000                   4.50 to 1.00
            March 31, 2001                      4.50 to 1.00
            June 30, 2001                       4.50 to 1.00
            September 30, 2001                  4.50 to 1.00
            December 31, 2001                   4.00 to 1.00
            March 31, 2002                      4.00 to 1.00
            June 30, 2002                       4.00 to 1.00
            September 30, 2002                  4.00 to 1.00
            December 31, 2002                   4.00 to 1.00
            March 31, 2003                      4.00 to 1.00
            June 30, 2003                       4.00 to 1.00
            September 30, 2003                  4.00 to 1.00
            December 31, 2003 and each
            Fiscal Quarter ending
            thereafter                          3.50 to 1.00

            (c) Minimum EBITDA. Permit EBITDA of the Company for any period of four consecutive fiscal quarters ending at the end of any fiscal quarter set forth below to be less than the amount set forth opposite such period:

                                                                              68

            Fiscal Quarter Ending               EBITDA
            ---------------------               ------
            March 31, 1998                      $ 87,000,000
            June 30, 1998                         87,000,000
            September 30, 1998                    87,000,000
            December 31, 1998                     87,000,000
            March 31, 1999                        87,000,000
            June 30, 1999                         87,000,000
            September 30, 1999                    87,000,000
            December 31, 1999                    100,000,000
            March 31, 2000                       100,000,000
            June 30, 2000                        100,000,000
            September 30, 2000                   100,000,000
            December 31, 2000                    115,000,000
            March 31, 2001                       115,000,000
            June 30, 2001                        115,000,000
            September 30, 2001                   115,000,000
            December 31, 2001                    117,000,000
            March 31, 2002                       117,000,000
            June 30, 2002                        117,000,000
            September 30, 2002                   117,000,000
            December 31, 2002                    120,000,000
            March 31, 2003                       120,000,000
            June 30, 2003                        120,000,000
            September 30, 2003                   120,000,000
            December 31, 2003                    125,000,000
            March 31, 2004                       125,000,000
            June 30, 2004                        125,000,000
            September 30, 2004                   125,000,000
            December 31, 2004 and each
            Fiscal Quarter ending
            thereafter                           130,000,000

            10.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness under this Agreement or any of the other Loan Documents;

            (b) Indebtedness of the Company to any Subsidiary of the Company and of any Subsidiary of the Company to the Company or any other Subsidiary of the Company;

            (c) Indebtedness of the Company and any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Company and its Subsidiaries $15,000,000 at any time outstanding;

            (d) short-term Indebtedness of any Foreign Subsidiary incurred to finance the working capital requirements of such Foreign Subsidiary in an aggregate principal amount not exceeding, for all Foreign Subsidiaries at any time outstanding $30,000,000;

            (e) Indebtedness outstanding on the date hereof and listed in
      Schedule 10.2(e) and, so long as the principal amount thereof is not increased, any refinancings, refundings, renewals or extensions of such Indebtedness;

            (f) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Company or any of its Subsidiaries no Default or Event of Default shall have occurred and be continuing;

            (g) Indebtedness of the Company and its Subsidiaries under Interest Rate Protection Agreements contemplated by subsection 9.12 or otherwise entered into in the ordinary course of business (and not for speculative purposes) and Foreign Currency Protection Agreements entered into in the ordinary course of business (and not for speculative purposes);

            (h) Indebtedness arising from the honoring by a bank of a check or similar instrument drawn against insufficient funds in the ordinary course, so long as such Indebtedness is extinguished within two Business Days of its incurrence;

            (i) Indebtedness represented by performance bonds, warranty or contractual service obligations or appeal bonds, in each case to the extent incurred in the ordinary course of business in accordance with customary industry practices in amounts customary in the Company's industry;

            (j) Indebtedness in respect of (i) the Senior Subordinated Notes in an aggregate initial principal amount not to exceed $200,000,000, (ii) the Senior Subordinated Bridge Loans (including the Term Loans and the Exchange Notes (each as defined in the Senior Subordinated Credit Agreement)) in an aggregate initial principal amount not to exceed $200,000,000, and including any pay-in-kind notes issued in lieu of cash interest thereon, and (iii) any other Subordinated Debt the Net Cash Proceeds of which are used to refinance the Senior Subordinated Bridge Loans or the Senior Subordinated Notes, the Term Loans and/or the Exchange Notes, provided that the aggregate initial principal amount of such Subordinated Debt may not exceed $200,000,000, plus the amount of any pay-in-kind notes issued in lieu of cash interest on the Senior Subordinated Bridge Loans, provided further that (A) the aggregate principal amount of Indebtedness outstanding under this paragraph (j) may not exceed, except as expressly provided in respect of any pay-in-kind notes issued in lieu of cash interest on the Senior Subordinated Bridge Loans, $200,000,000 and (B) no principal repaid in respect of any Indebtedness outstanding under this paragraph (j) may be reborrowed under the facility or agreement pursuant to which such Indebtedness was issued or incurred;

            (k) Indebtedness in respect of the Senior Subordinated Notes (in addition to Indebtedness permitted under paragraph (j)(i) above) or any other Subordinated Debt (in addition to Indebtedness permitted under paragraph (j)(iii) above) in an aggregate initial principal amount not to exceed $100,000,000;

            (l) additional Indebtedness of the Company and the Guarantors not exceeding in aggregate principal amount, together with the aggregate outstanding Guarantee Obligations incurred and permitted by subsection 10.4(b), $40,000,000 at any one time outstanding; and

            (m) any Indebtedness resulting from any transaction permitted under subsection 10.12;

provided that no such Indebtedness shall constitute Indebtedness incurred in connection with a "Qualified Securitization Transaction" (as defined in the Senior Subordinated Note Indenture, the Senior Subordinated Credit Agreement or any other Subordinated Debt Documentation).

            10.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

            (b) carriers', warehousemen's, landlord's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements, rights-of-way, zoning ordinances, restrictions and other similar encumbrances existing or incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

            (f) Liens in existence on the date hereof listed in Schedule 10.3(f), securing Indebtedness permitted by subsection 10.2(e), provided that no such Lien is spread to cover any additional property after the Closing Date and that the principal amount of Indebtedness secured thereby is not increased;

            (g) Liens securing Indebtedness of the Company and its Subsidiaries permitted by subsection 10.2(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the principal amount of Indebtedness secured thereby is not increased;

            (h) Liens on assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted by subsection 10.2(d);

            (i) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 10.2(f), provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the principal amount of Indebtedness secured thereby is not increased;

            (j) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Company and all Subsidiaries) $40,000,000 in aggregate amount at any time outstanding, provided that no such Lien may cover Cash Equivalents, the Capital Stock of any Subsidiary or any of the assets described in Schedule 10.6(f);

            (k) Liens created pursuant to the Security Documents;

            (l) any interest or title of a lessor under any Financing Lease, provided that such Liens do not extend to any property or assets which are not leased property subject to such Financing Lease;

            (m) any Lien resulting from any transaction permitted under subsection 10.12;

            (n) Liens securing Indebtedness under Interest Rate Protection Agreements and Foreign Currency Protection Agreements otherwise permitted hereunder;

            (o) Liens on assets of a Subsidiary in favor of the Company; and

            (p) Liens on any bank account arising from a bank or financial institution borrowing a check or draft inadvertently drawn against insufficient funds in the ordinary course of business.

            10.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

            (a) Guarantee Obligations in existence on the date hereof and listed in Schedule 10.4(a);

            (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed, together with the aggregate outstanding principal amount of Indebtedness incurred and permitted by subsection 10.2(l), $40,000,000 at any one time outstanding;

            (c) guarantees made in the ordinary course of its business by the Company of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement;

            (d) Guarantee Obligations of Domestic Subsidiaries in respect of the Senior Subordinated Notes, Senior Subordinated Bridge Loans or other Subordinated Debt so long as (i) such Guarantee Obligations are subordinated to such Domestic Subsidiary's Guarantor Obligations (as defined in the Guarantee and Collateral Agreement) on terms and conditions satisfactory to the Required Lenders (it being agreed that the subordination provisions in the Senior Subordinated Note Indenture and the Senior Subordinated Credit Agreement are satisfactory to the Required Lenders) and (ii) such Domestic Subsidiary is a Guarantor (as defined in the Guarantee and Collateral Agreement);

            (e) guarantees by Foreign Subsidiaries of Indebtedness of other Foreign Subsidiaries permitted under subsection 10.2(d); and

            (f) the Guarantees.

            10.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

            (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving entity) or with or into any one or more Subsidiaries of the Company (provided that (i) a Subsidiary shall be the continuing or surviving entity, (ii) the surviving entity must be a Guarantor if any merged or consolidated Subsidiary is a Guarantor and (iii) the percentage of the Capital Stock of the surviving entity owned directly or indirectly by the Company is at least equal to the higher of (A) the percentage of the Capital Stock of the merged or consolidated Subsidiary owned directly or indirectly by the Company immediately prior to such merger or consolidation and (B) the percentage of the Capital Stock of the surviving entity owned directly or indirectly by the Company immediately prior to such merger or consolidation);

            (b) any Subsidiary may sell, lease, transfer or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or any other Subsidiary of the Company, provided that (i) if the Subsidiary whose assets are so sold, leased, transferred or otherwise disposed of is a Guarantor, any Subsidiary to which such assets are so sold, leased, transferred or otherwise disposed of must also be a Guarantor, except that any Domestic Subsidiary may transfer the Capital Stock of any Foreign Subsidiary owned by it to a Foreign Subsidiary which is formed to be a holding company with respect to the Capital Stock of Foreign Subsidiaries, and (ii) the Company directly or indirectly owns at least the same percentage of the Capital Stock of any Subsidiary to which such assets are so sold, leased, transferred or otherwise disposed of as the Company owns of the Capital Stock of the Subsidiary whose assets are so sold, leased, transferred or otherwise disposed of;

            (c) pursuant to and in accordance with the Recapitalization Documentation;

            (d) any Subsidiary may be merged with any other Person or sell or transfer all or substantially all of its property, business or assets in a transaction permitted by subsection 10.6(f) or 10.6(g); and

            (e) any Subsidiary may be merged with any other Person to effect a Permitted Acquisition permitted by subsection 10.9(l) so long as the surviving entity is a Subsidiary.

            10.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Company or any wholly owned Subsidiary, except:

            (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

            (b) the sale or lease of inventory in the ordinary course of business;

            (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

            (d) dispositions resulting from any Casualty Event;

            (e) as permitted by subsection 10.5(b);

            (f) (i) the asset sales and other dispositions described in Schedule 10.6(f) and (ii) asset sales in connection with transactions permitted under subsection 10.12;

            (g) sales of assets by the Company and its Subsidiaries not otherwise permitted under this subsection, provided that the aggregate consideration (including assumed Indebtedness and the fair market value of non-cash consideration) of all such asset sales shall not exceed $20,000,000 in any year or $60,000,000 in the aggregate after the Closing Date;

            (h) the lease of real property in the ordinary course of business and consistent with past practice; and

            (i) the transfer of manufacturing and other operating assets owned by the Company on the date hereof to KCI Therapeutic Services, Inc.

            10.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary, except:

            (a) pursuant to and in accordance with the Recapitalization Documentation; and

            (b) the Company may (i) repurchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company held by employees of the Company or any of its Subsidiaries pursuant to any employee equity subscription agreement, stock option agreement or stock ownership arrangement, provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $10,000,000, and (B) no Event of Default shall have then occurred and be continuing or would result therefrom and (ii) exchange Capital Stock of the Company held by any employee of the Company or any of its Subsidiaries for other Capital Stock of the Company.

            10.8 Limitation on Capital Expenditures. Make or commit to make a Capital Expenditure, excluding (i) any such Capital Expenditure in connection with any asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and (ii) Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries during any of the fiscal years of the Company set forth below, the amount set forth opposite such fiscal year below:

            Fiscal Year                         Amount
            -----------                         ------
            1998                                $35,000,000
            1999                                 40,000,000
            2000                                 42,500,000
            2001                                 42,500,000
            2002                                 45,000,000
            2003 and each
            Fiscal Year thereafter               50,000,000

provided, that up to 100% of any such amount if not so expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the three succeeding fiscal years.

            10.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person (an "Investment"), except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) investments in Cash Equivalents;

            (c) loans to officers of the Company, provided that the aggregate outstanding principal amount thereof shall not exceed $5,000,000 at any time;

            (d) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

            (e) (i) Investments by the Company in any Guarantor and investments by Subsidiaries in the Company and in any Guarantor and (ii) Investments not otherwise permitted hereunder by the Company and the Guarantors in Subsidiaries that are not Guarantors, provided that the aggregate amount of all Investments (including Investments in such Subsidiaries in the nature of sales and transfers of assets (including, pursuant to a transaction permitted under subsection 10.5) to the extent made for less than fair market value and Guarantee Obligations pursuant to subsection 10.4) made in any fiscal year pursuant to this clause (e)(ii) shall not exceed $20,000,000 (with the period from the Closing Date through December 31, 1998 being deemed to be the first such fiscal year), provided, further, that (x) up to 100% of any such amount if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the three succeeding fiscal years, and (y) the conversion of any Indebtedness owed to the Company or any Guarantor by any Subsidiary into equity of such Subsidiary shall not constitute an additional Investment in such Subsidiary by the Company or such Guarantor for purposes of the limitation contained in the immediately preceding proviso;

            (f) Interest Rate Protection Agreements contemplated by subsection
      9.12 and Foreign Currency Protection Agreements permitted hereunder;

            (g) loans by the Company to its employees in connection with management incentive plans in an aggregate amount not to exceed $4,000,000 at any one time outstanding;

            (h) Investments in the Senior Subordinated Debt Escrow Account and the Tranche B/C Escrow Account;

            (i) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

            (j) Investments made by the Company or any of its Subsidiaries as a result of consideration received in connection with a sale of assets permitted under subsection 10.6;

            (k) Investments committed to by the Company and its Subsidiaries on the date hereof, provided that the aggregate amount of such Investments shall not exceed $1,500,000;

            (l) Permitted Acquisitions;

            (m) other Investments in an aggregate amount not to exceed $10,000,000 at any one time outstanding; and

            (n) the Investments described in Schedule 10.9(n).

            10.10 Limitation on Optional Payments and Modifications of Subordinated and Other Debt Instruments. (a) Make any optional payment or prepayment on or redemption, purchase or defeasance of any Senior Subordinated Notes (other than any refinancing thereof with the Net Cash Proceeds of any Subordinated Debt permitted under subsection 10.2(j)(iii)), Senior Subordinated Bridge Loans (other than any refinancing thereof with the Net Cash Proceeds of the Senior Subordinated Notes or other Subordinated Debt permitted under subsection 10.2(j)(iii) or the Net Cash Proceeds of any issuance of Capital Stock or capital contribution as contemplated by subsection 6.3(c)(i)) or any other Subordinated Debt, (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to any Senior Subordinated Notes, Senior Subordinated Bridge Loans or any other Subordinated Debt (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or otherwise would not be adverse to the Lenders), or (c) amend the subordination provisions of the Senior Subordinated Notes, the Senior Subordinated Note Indenture, the Senior Subordinated Credit Agreement or any other Subordinated Debt Documentation.

            10.11 Limitation on Transactions with Affiliates. Except with respect to transactions contemplated by the Recapitalization Documents and to the extent permitted under subsection 10.18, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is
(a) otherwise permitted under this Agreement, (b) in the ordinary course of the Company's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

            10.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary, except for the sale and leaseback of the Company's headquarters building and adjacent parcels of real property.

            10.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Company to end on a day other than December 31 in any calendar year.

            10.14 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement, (b) purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), (c) the Senior Subordinated Note Indenture, the Senior Subordinated Credit Agreement and the other Subordinated Debt Documentation (so long as any the relevant provisions in such Subordinated Debt Documentation is substantially the same as the comparable provisions contained in the Senior Subordinated Note Indenture and the Senior Subordinated Note Indenture) and (d) agreements with respect to the Indebtedness permitted under subsection 10.2(d) (which restrictions may only limit the granting of Liens on the assets of a Foreign Subsidiary), which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

            10.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses which are in the same, similar or reasonably related or complementary businesses as the businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement or which are directly related thereto.

            10.16 Limitation on Modifications of Recapitalization Documentation. Amend, modify or change or consent to or agree to any amendment, modification or change to any of the provisions of the Recapitalization Documentation which would materially adversely affect the rights of the Lenders hereunder without the consent of the Required Lenders.

            10.17 Limitation on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Company or any other Subsidiary of the Company, (b) make loans or advances to the Company or any other Subsidiary of the Company or
(c) transfer any of its assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of any restrictions existing under the Loan Documents and for customary provisions in leases and other contracts restricting the assignment thereof.

            10.18 Limitation on Management Fees. Pay management or similar fees to the New Investor Group or any of their Affiliates in an aggregate amount in excess of $2,000,000 in any twelve month period beginning on November 1 of any year and ending on October 31 of the succeeding year.

            10.19 Cancellation of Shares Acquired in Tender Offer. Fail to cancel any Share (and related options) acquired by the Company pursuant to the Tender Offer immediately upon the acquisition thereof.

            10.20 Designated Senior Debt. Designate any Indebtedness of any Loan Party (other than Indebtedness under this Agreement) as "Designated Senior Debt" or "Designated Guarantor Senior Debt" under and as defined in the Senior Subordinated Note Indenture (after the execution and delivery thereof), the Senior Subordinated Credit Agreement (after the execution and delivery thereof) or any other Subordinated Debt Documentation, in each case without the prior written consent of the Administrative Agent and the Required Lenders.


                          SECTION 11. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Company or any Subsidiary Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Company or any Subsidiary Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder (including, without limitation, any fees), within three Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

            (b) Any representation or warranty made or deemed made by the Company or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) Any Loan Party shall default in the observance or performance of any agreement contained in Section 10 hereof or subsection 9.7(a); or

            (d) The Company or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
      (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice to the Company by any Lender or any Agent of such default and (ii) any Responsible Officer of any Loan Party becoming aware of such default; or

            (e) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $15,000,000 or

            (f) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan (other than a Multiemployer Plan) or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA,
      (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $15,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

            (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Company or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

            (j) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

            (k) Any subordination provision in the Senior Subordinated Note Indenture, the Senior Subordinated Credit Agreement or any other Subordinated Debt Documentation shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or

            (l) (i) The Merger shall fail to be consummated in accordance with the terms and conditions of the Recapitalization Documentation on or prior to May 31, 1998, (ii) the Company shall not have borrowed or issued at least $200,000,000 in Senior Subordinated Bridge Loans or Senior Subordinated Notes on or prior to the date which is 21 days after the Closing Date or (iii) the Shareholder Support Agreement shall cease to be in full force and effect at any time prior to the consummation of the Merger or any party thereto shall so assert; or

            (m) (i) the New Investor Group shall cease to beneficially own at least 35% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Company, (ii) any Person or "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than the Rollover Shareholders) shall have beneficial ownership of 20% or more of any outstanding class of Capital Stock of the Company having ordinary voting power for the election of directors of the Company, (iii) on or after the Merger Date, the Board of Directors of the Company shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Company on the Merger Date and each other director, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors or (iv) any "change of control" shall occur under the Senior Subordinated
      Note Indenture (after the execution and delivery thereof), the Senior Subordinated Credit Agreement (after the execution and delivery thereof and for so long as the Senior Subordinated Credit Agreement remains in effect) or any other Subordinated Debt Documentation (after the execution and delivery thereof);

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Company or any Subsidiary Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

            With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Company hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all Obligations under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. Within a reasonable period after all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company. The Company shall execute and deliver to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

            Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                             SECTION 12. THE AGENTS

            12.1 Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Agent. Without limiting the foregoing, the use of the term "agent" with respect to either Agent is used as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. The Agents and the Lenders hereby acknowledge and agree that the Administrative Agent shall be the only Agent which shall be a "Representative" of the Lenders under the Senior Subordinated Note Indenture (after execution and delivery thereof), the Senior Subordinated Credit Agreement (after execution and delivery thereof and for so long as the Senior Subordinated Credit Agreement remains in effect) and any other Subordinated Debt Documentation (after execution and delivery thereof).

            The Issuing Bank and the Fronting Lenders shall act on behalf of the Lenders with respect to Letters of Credit and Fronted Offshore Loans issued or made under this Agreement and the documents associated therewith. It is understood and agreed that the Issuing Bank and the Fronting Lenders (a) shall have all of the benefits and immunities (i) provided to the Agents in this
Section 12 with respect to acts taken or omissions suffered by the Issuing Bank and Fronting Lenders in connection with Letters of Credit and Fronted Offshore Loans issued or made under this Agreement and the documents associated therewith as fully as if the term "Agents", as used in this Section 12, included the Issuing Bank and the Fronting Lenders with respect to such acts or omissions and
(ii) as additionally provided in this Agreement and (b) shall have all of the benefits of the provisions of subsection 12.7 or Section 13 as fully as if the term "Agents", as used in subsection 12.7 or Section 13, included the Issuing Bank and the Fronting Lenders.

            12.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            12.3 Exculpatory Provisions. Neither Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document

(except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Company or any other Loan Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any other Loan Party.

            12.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Loan Party), independent accountants and other experts selected by such Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the relevant Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the relevant Lenders entitled to so act, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            12.5 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders entitled to so act; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except to the extent that this Agreement expressly requires that such actions be taken or not be taken only with the consent or upon the authorization of the Required Lenders).

            12.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by such Agent or any such other Person hereinafter taken, including any review of the affairs of the Company or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent or any such other Person to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and the other Loan Parties and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any

Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company or any other Loan Party which may come into the possession of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify each Agent-Related Person (to the extent not reimbursed by the Company or the Subsidiary Borrowers and without limiting the obligation of the Company and the Subsidiary Borrowers to do so), ratably according to their respective Voting Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the relevant Agent-Related Person's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

            12.8 Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and the other Loan Parties as though such Agent were not an Agent hereunder and under the other Loan Documents and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, each Agent and its Affiliates may receive information regarding the Company or the other Loan Parties or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or the other Loan Parties or their respective Affiliates) and acknowledge that neither Agent nor their respective Affiliates shall be under an obligation to provide such information to them. With respect to the Loans made by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

            12.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Company (which approval shall not be unreasonably withheld)), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Effective upon such appointment by the Required Lenders or by the Administrative Agent, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. If no successor agent has accepted appointment as Administrative Agent by the date which is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

                              SECTION 13. GUARANTEE

            13.1 Guarantee. (a) To induce the Agents and the Lenders to execute and deliver this Agreement and to make the extensions of credit provided for herein to the Subsidiary Borrowers, the Company hereby unconditionally and irrevocably guarantees to the Agents and the Lenders and their respective successors, permitted transferees and permitted assigns, the prompt and complete payment and performance by the Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations. The Company further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by any Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Subsidiary Borrower Obligations and/or enforcing any rights with respect to, or collecting against, the Company under this
Section 13. This Guarantee shall remain in full force and effect until the Subsidiary Borrower Obligations are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding, notwithstanding that from time to time prior thereto the Subsidiary Borrowers may be free from any Subsidiary Borrower Obligations. For purposes of this Section 13, each Fronting Lender shall be deemed to be a "Lender".

            (b) No payment or payments made by any Subsidiary Borrower or any other Person or received or collected by any Agent or any Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company under this Section 13, which shall, notwithstanding any such payment or payments, remain in full force and effect until the Subsidiary Borrower Obligations are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding. The Company agrees that whenever, at any time, or from time to time, it shall make any payment to any Agent or any Lender on account of its liability under this Section 13, it will notify the Administrative Agent and such Agent or Lender in writing that such payment is made under this Section 13 for such purpose.

            13.2 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Section 13, the Company shall not be entitled to be subrogated to any of the rights of any Agent or any Lender against any Subsidiary Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Agent or any Lender for the payment of the Subsidiary Borrower Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from any Subsidiary Borrower or any other Guarantor in respect of payments made by the Company hereunder, until all amounts owing to the Agents and the Lenders by the Subsidiary Borrowers on account of the Subsidiary Borrower Obligations are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Subsidiary Borrower Obligations shall not have been paid in full, the Commitments shall not have been terminated or any Letter of Credit is outstanding, such amount shall be held by the Company in trust for the Agents and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent, for the benefit of the Lenders, in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required), to be applied against the Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this subsection shall survive the termination of the guarantee contained in this Section 13 and the payment in full of the Subsidiary Borrower Obligations and the termination of the Commitments.

            13.3 Amendments, etc. with respect to the Subsidiary Borrower
Obligations: Waiver of Rights. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Subsidiary Borrower Obligations made by any Agent or any Lender may be rescinded by such Agent or such Lender, and any of the Subsidiary Borrower Obligations continued, and the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Agent or any Lender, and this Agreement, the other Loan Documents, and any other documents executed and delivered in connection herewith or therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the relevant Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Agent or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Agent or Lender nor any of their respective Affiliates shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Subsidiary Borrower Obligations or for the guarantee contained in this Section 13 or any property subject thereto. When making any demand hereunder against the Company, any Agent or any Lender may, but shall be under no obligation to, make a similar demand on the relevant Subsidiary Borrower or any other guarantor, and any failure by any Agent or any Lender to make any such demand or to collect any payments from such Subsidiary Borrower or any such other guarantor or any release of such Subsidiary Borrower or such other guarantor shall not relieve the Company of its obligations or liabilities under this Section 13, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Agent or any Lender against the Company. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            13.4 Guarantee Absolute and Unconditional. The Company waives, to the fullest extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by any Agent or any Lender upon the guarantee contained in this Section 13 or acceptance of the guarantee contained in to this Section 13; the Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 13; and all dealings between the Subsidiary Borrowers, on the one hand, and the Agents and the Lenders, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 13. The Company waives, to the fullest extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Subsidiary Borrowers with respect to the Subsidiary Borrower Obligations. The Guarantee contained in this Section 13 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any Note, any other Loan Document, any of the Subsidiary Borrower Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by any Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Subsidiary Borrowers against any Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Subsidiary Borrowers for the Subsidiary Borrower Obligations, or of the Company under the guarantee contained in this Section 13, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Company, any Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Subsidiary Borrowers or any other Person or against any guarantee for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by any Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Subsidiary Borrowers or any such other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Subsidiary Borrowers or any such other Person or of any such guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Agent or any Lender against the Company. The guarantee contained in this Section 13 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and its successors, and shall inure to the benefit of the Agents and the Lenders, and their respective successors, permitted transferees and permitted assigns, until all the Subsidiary Borrower Obligations and the obligations of the Company under this Section 13 shall have been satisfied by payment in full, the Commitments shall be terminated and no Letter of Credit shall be outstanding, notwithstanding that from time to time during the term of this Agreement the Subsidiary Borrowers may be free from any Subsidiary Borrower Obligations.

            13.5 Reinstatement. The guarantee contained in this Section 13 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by any Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary

Borrower or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, such Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.


                            SECTION 14. MISCELLANEOUS

            14.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Company, Subsidiary Borrowers and the other Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of, amending, supplementing, modifying or adding any provisions of or to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders, the Company or of the Subsidiary Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or any Reimbursement Obligation, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) consent to the assignment or transfer by the Company or any Subsidiary Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release any material Guarantor, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders without the written consent of all the Lenders, or (iv) amend, modify or waive any provision of Section 12 without the written consent of the then Administrative Agent or (v) amend, modify or waive subsection 3.6, 6.3(e) or 6.9 without the consent of the Required Tranche A Lenders, the Required Tranche B Lenders and the Required Tranche C Lenders or amend, modify or waive any provision of subsection 6.3(i) without the consent of the Required Tranche B Lenders and the Required Tranche C Lenders or reduce the percentage specified in the definition of Required Tranche A Lenders, Required Tranche B Lenders or Required Tranche C Lenders without the consent of all the Tranche A Lenders and/or the Tranche B Lenders and/or all the Tranche C Lenders, respectively, or (vi) amend, modify or waive subsection 3.3,
3.4 or 3.5 without the consent of Lenders the Voting Percentages of which aggregate at least 66-2/3% or (vii) amend, modify or waive Section 5 or subsection 6.3(f) without the consent of the Required Tender Loan Lenders or reduce the percentage specified in the definition of Required Tender Loan Lenders without the consent of all the Tender Loan Lenders or (viii) amend, modify or waive Section 4 or subsection 6.3(e), 6.3(f) or 6.9 without the consent of the Required Acquisition Loan Lenders or reduce the percentage specified in the definition of Required Acquisition Loan Lenders without the consent of all the Acquisition Loan Lenders or (ix) amend, modify or waive
Section 2 or subsection 6.3(e) or 6.9 without the consent of the Required Revolving Credit Lenders or amend, modify or waive the definition of Eligible Offshore Currency or reduce the percentage specified in the definition of Required Revolving Credit Lenders without the consent of all the Revolving Credit Lenders or (x) amend, modify or waive subsection 2.5 through 2.12 or subsection 12.1 without the consent of the Issuing Bank or (xi) amend, modify or waive subsections 2.13 through 2.16, 6.2(b), or 12.1 without the consent of each Fronting Lender adversely affected thereby or (xii) amend, modify or waive any provision of subsection 2.17, 2.18 or 2.19 without the consent of the Swing Line Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company and the Subsidiary Borrowers, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Company, the Subsidiary Borrowers, the Lenders and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

            14.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand or by
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overnight courier, when delivered, (b) in the case of delivery by mail, three
Business Days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Company and the Administrative Agent, and as set forth in Schedule 14.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

    The Company:  8023 Vantage Drive
                  San Antonio, Texas  78230-4726
                  Attention:  Chief Executive Officer
                  Telephone:  (210) 524-9000
                  Telecopy:  (210) 255-6998

                  with a copy to:

                  8023 Vantage Drive
                  San Antonio, Texas  78230-4726
                  Attention:  General Counsel
                  Telephone:  (210) 255-6331
                  Telcopy:  (210) 255-6993

    The Administrative
      Agent: Bank of America National Trust and Savings Association 1850 Gateway Boulevard, 5th Floor
                  Concord, California  94520
                  Attention:  Agency Administrative Officer #5596
                  Telephone: (510) 675-8365
                  Telecopy: (510) 675-8500

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.14, 2.18, 3.2, 4.2, 4.5,
5.2, 6.2 or 6.4 shall not be effective until received.

            14.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            14.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

            14.5 Payment of Expenses and Taxes. Subject to subsection 14.17, the Company and the Subsidiary Borrowers jointly and severally agree (a) to pay or reimburse the Agents and Agent-Related Persons for all their out-of-pocket costs and expenses incurred in connection with the development, preparation, syndication and execution and delivery of, and any amendment, supplement, waiver or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agents (including the reasonable allocated fees and expenses of in-house counsel), (b) to pay or reimburse each Lender and the Agents for all their respective costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent (including the allocated fees and expenses of in-house counsel), (c) to pay, indemnify, and hold each Lender, the Issuing Bank, each Fronting Lender, the Agents and each Agent-Related Person harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, (d) to pay or reimburse each Lender, each Fronting Lender and the Issuing Bank for any costs and expenses incurred by such Lender in funding any payment in an Offshore Currency pursuant to subsection 2.9(a), 2.16(a) or 2.16(b), and to pay or reimburse each Lender, each Fronting Lender and the Issuing Bank for any costs and expenses incurred in connection with any conversion of any amount to Dollars paid pursuant to subsection 2.9(a), 2.16(a) or 2.16(b) and (e) TO PAY, INDEMNIFY, AND HOLD EACH LENDER, THE ISSUING BANK, EACH FRONTING LENDER, THE AGENTS AND THE AGENT-RELATED PERSONS AND THEIR RESPECTIVE DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS HARMLESS FROM AND AGAINST ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE AND ADMINISTRATION OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE RECAPITALIZATION DOCUMENTATION, THE RECAPITALIZATION OR THE USE OR PROPOSED USE OF THE PROCEEDS OF THE LOANS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND ANY SUCH OTHER DOCUMENTS, REGARDLESS OF WHETHER ANY AGENT OR LENDER IS A PARTY TO THE LITIGATION OR OTHER PROCEEDING GIVING RISE THERETO AND REGARDLESS OF WHETHER ANY SUCH LITIGATION OR OTHER PROCEEDING IS BROUGHT BY THE COMPANY OR A SUBSIDIARY BORROWER OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING RELATING TO THE VIOLATION OF, NONCOMPLIANCE WITH OR LIABILITY UNDER, ANY ENVIRONMENTAL LAW APPLICABLE TO THE OPERATIONS OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF THE PROPERTIES (ALL THE FOREGOING IN THIS CLAUSE (D), COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), PROVIDED THAT THE COMPANY AND THE SUBSIDIARY BORROWERS SHALL HAVE NO OBLIGATION HEREUNDER TO THE AGENTS, ANY LENDER, THE ISSUING BANK OR ANY FRONTING LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS WITH RESPECT TO INDEMNIFIED LIABILITIES ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON. WITHOUT LIMITING THE FOREGOING, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND EACH SUBSIDIARY BORROWER AGREES NOT TO ASSERT, AND HEREBY WAIVES, AND SHALL CAUSE EACH OF ITS SUBSIDIARIES NOT TO ASSERT AND TO WAIVE, ALL RIGHTS OF CONTRIBUTION OR ANY OTHER RIGHTS OF RECOVERY WITH RESPECT TO ALL CLAIMS, DEMANDS, PENALTIES, FINES, LIABILITIES, SETTLEMENTS, DAMAGES, COSTS AND EXPENSES OF WHATEVER KIND OR NATURE, UNDER OR RELATED TO ENVIRONMENTAL LAWS, THAT ANY OF THEM MIGHT HAVE BY STATUTE OR OTHERWISE AGAINST ANY AGENT OR LENDER. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

            14.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Company, each Subsidiary Borrower, the Lenders, the Agents and their respective successors and assigns, except that neither the Company nor any Subsidiary Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its commercial banking business or investment activities and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Company, the Subsidiary

Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 14.1. The Company and each Subsidiary Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 14.7(a) as fully as if it were a Lender hereunder. The Company and each Subsidiary Borrower also agrees that each Participant shall be entitled to the benefits of subsections 6.11, 6.12 and 6.13 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender, provided that, in the case of subsection 6.12, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender may, in the ordinary course of its commercial banking business or investment activities and in accordance with applicable law, at any time and from time to time assign to any Lender or any branch or affiliate or a Related Fund thereof or, with the consent of the Administrative Agent (and, with respect to assignments of Revolving Loans or Revolving Credit Commitments, the Issuing Bank, the Swing Line Lender and the Fronting Lenders) and (so long as no Event of Default is continuing) the Company, (which consent in each case shall not be unreasonably withheld), to an additional bank, financial institution or entity which is regularly engaged in making, purchasing or investing in loans (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit J, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company, the Issuing Bank, the Swing Line Lender and the Fronting Banks (in each case, if required) and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, (i) in the case of any such assignment to an additional bank or financial institution of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Revolving Credit Commitments and Available Acquisition Loan Commitments being assigned and the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Revolving Credit Commitments and Available Acquisition Loan Commitments remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Company and the Administrative Agent) and (ii) assignments shall not be required to be made on a ratable basis between the Commitments and/or Loans held by any Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

            (d) The Administrative Agent, on behalf of the Company, shall maintain at the address of the Administrative Agent referred to in subsection
14.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, and any Notes evidencing the Loans owned by, each Lender from time to time. Notes and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of such

Loan(s) and the Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note(s) evidencing such Loan(s), accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued, if requested, to the designated Assignee(s) and the old Note(s) shall be returned by the Agent to the Company or the relevant Subsidiary Borrower, as the case may be, marked "cancelled". The entries in the Register shall be conclusive, in the absence of manifest error, and the Company and each Subsidiary Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder (whether or not evidenced by a Note) as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder (whether or not evidenced by a Note) shall be effective only upon appropriate entries with respect thereto being made in the Register.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company, the Issuing Bank, the Swing Line Lender and the Fronting Lenders (in each case, if required), the Issuing Bank and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company and the Subsidiary Borrowers.

            (f) The Company and the Subsidiary Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to such Person's agreeing to comply with the provisions of subsection 14.15, any and all financial and other information in such Lender's possession concerning the Company or any Subsidiary Borrower and any of its Affiliates which has been delivered to such Lender by or on behalf of the Company or such Subsidiary Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company or such Subsidiary Borrower in connection with such Lender's credit evaluation of the Company or any Subsidiary Borrower and any of its respective Affiliates prior to becoming a party to this Agreement.

            (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments (whether or not arising as the result of foreclosure of a security interest) and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

            14.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, its Reimbursement Obligations or other amounts owing to it hereunder in respect of any participating interest in any Loan, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other relevant Lender, if any, in respect of such other relevant Lender's relevant Loans, Reimbursement Obligations or other amounts owing to it hereunder in respect of any participating interest in any Loan, or interest thereon, such benefitted Lender shall purchase for cash from the other relevant Lenders a participating interest in such portion of each such other relevant Lender's relevant Loans, Reimbursement Obligations or other amounts owing to it hereunder in respect of any participating interest in any Loan, or shall provide such other relevant Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the relevant Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, subject to subsection 14.17, each Lender shall have the right, without prior notice to the Company or any Subsidiary Borrower, any such notice being expressly waived by the Company and each Subsidiary Borrower to the extent permitted by applicable law, upon any amount (including, without limitation, any amount owing to such Lender in respect of an undivided interest purchased by such Lender in any draft paid by the Issuing Bank under any Letter of Credit pursuant to subsection 3.4(a) or any participating interest in any Swing Line Loans or Fronted Offshore Loans or any participating interest purchased pursuant to subsection 14.7(a)) becoming due and payable by the Company or any Subsidiary Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any affiliate, branch or agency thereof to or for the credit or the account of the Company or any Subsidiary Borrower. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            14.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

            14.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            14.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Company, the Subsidiary Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            14.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            14.12 Submission To Jurisdiction; Waivers. The Company and each Subsidiary Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company and to each Subsidiary Borrower at the addresses set forth pursuant to subsection 14.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

            14.13 Acknowledgements. The Company and each Borrower Subsidiary hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company or any Subsidiary Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

            14.14 WAIVERS OF JURY TRIAL. THE COMPANY, EACH SUBSIDIARY BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            14.15 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Company and the Subsidiary Borrowers pursuant to this Agreement; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) in connection with any litigation or similar proceeding to which each Lender is a party, (vii) which has been publicly disclosed other than in breach of this Agreement, (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio or (ix) in connection with the exercise of any remedy hereunder.

            14.16 Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Subsidiary Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Banking Day immediately preceding the day on which final judgment is given.

            (b) The obligations of the Company and each Subsidiary Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; subject to subsection 14.17, if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company and each Subsidiary Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Company and the Subsidiary Borrowers contained in this subsection 14.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

            14.17 Limitation on Obligations of Subsidiary Borrowers. Notwithstanding any provision contained herein or in any of other the Loan Documents to the contrary, in no event shall any Subsidiary Borrower be liable or otherwise responsible, nor shall any assets of such Subsidiary Borrower be pledged as Collateral or deemed to be Collateral for any Obligations other than Obligations for principal, interest, fees and commissions with respect to Loans made directly to such Subsidiary Borrower and for costs and expenses related solely to such Loans, and in no event shall any of the provisions contained herein be construed or interpreted to cause any Subsidiary Borrower to be considered a pledgor or guarantor of any Obligation of the Company, any Guarantor or any other Person pursuant to Section 956(d) of the Internal Revenue Code of 1986, as amended, or pursuant to any regulations thereunder, including, but not limited to, Regulation 1.956-2(c).

            14.18 Usury Savings Clause. It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, any Notes, any of the other Loan Documents or any other document related hereto or thereto, in no event shall this Agreement or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If from any circumstances whatsoever, fulfillment of any provision of this Agreement, any Notes, any of the other Loan Documents or of any other document pertaining hereto or thereto, shall involve transcending the limit of validity prescribed by applicable law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Administrative Agent and the Lenders shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, any Notes, any of the other Loan Documents or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Loans or on account of any other indebtedness of the Company or any Subsidiary Borrower, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Company or the relevant Subsidiary Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company or any Subsidiary Borrower to the Administrative Agent and the Lenders, under any specified contingency, exceeds the highest lawful rate, the Company, the Administrative Agent and the Lenders shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   KINETIC CONCEPTS, INC.


                                   By: /s/ Dennis E. Noll
                                       ----------------------------------------
                                       Title: Senior Vice President


                                   BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION, as Administrative Agent


                                   By: /s/ Kevin P. Morrison
                                       ----------------------------------------
                                       Title: Vice President


                                   BANKERS TRUST COMPANY,
                                     as Syndication Agent


                                   By: /s/ Mary Jo Jolly
                                       ----------------------------------------
                                      Title: Assistant Vice President